As filed with the Securities and Exchange Commission on April 11, 2002


                                              Registration No. 333-83396

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------


                              AMENDMENT NO. 1(*) TO


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                  INSYNQ, INC.
             (Exact name of registrant as specified in its charter)

 Delaware                   6510                          74-2964608
(State or other       (Primary Standard              (I.R.S. Employer
jurisdiction of          Industrial                 Identification No.)
incorporation or      Classification No.)
 organization)
                          1127 Broadway Plaza, Suite 10
                            Tacoma, Washington 98402
                                 (253) 284-2000
          (Address and telephone number of principal executive offices)

                                  John P. Gorst
                             Chief Executive Officer
                          1127 Broadway Plaza, Suite 10
                            Tacoma, Washington 98402
                                 (253) 284-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Seth A. Farbman, PC

                                 Seth A. Farbman
                                301 Eastwood Road
                            Woodmere, New York 11598
                                 (516) 569-6089

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.


(*) The facing page of the initial filing on Form SB2 filed with the Commission on February 26, 2002 incorrectly identified the filed registration statement as Amendment No. 1.


If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [_]

                                                    CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum        Proposed Maximum
Title of Securities to    Amount to be           Offering Price Per      Aggregate Offering     Amount of
be Registered             Registered (1)         Share (2)               Price                  Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, $0.001           121,157,143               $0.015               $1,817,357               $454.34
par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Includes 121,157,143 shares of common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and are issuable upon exercise of related warrants. We are also registering such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee. The registration fee is calculated in accordance with Rule 457(c) based upon $0.015, which is the average of the bid and asked prices of our common stock reported on the OTC Bulletin Board on February 22, 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                 SUBJECT TO COMPLETION, DATED APRIL 11, 2002


                                   PROSPECTUS

                                  INSYNQ, INC.

                           121,157,143 OF COMMON STOCK

     This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 121,157,143 shares of common stock of Insynq, Inc., all of which are issuable upon the conversion rights of convertible debentures and the exercise of outstanding warrants. The offer and sale of the shares of common stock covered by this prospectus is not being underwritten. The prices at which the stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

     We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus.

     Our common stock is now quoted on the OTC Bulletin Board under the symbol "ISNQ." On February 22, 2002, the last reported average closing of the bid and asked price for our common stock on the OTC Bulletin Board was $0.015 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



               THE DATE OF THIS PROSPECTUS IS ___________, 2002.



                                TABLE OF CONTENTS



PROSPECTUS SUMMARY................................................................2
THE OFFERING......................................................................3
RISK FACTORS......................................................................5
NOTE REGARDING FORWARD-LOOKING STATEMENTS........................................18
USE OF PROCEEDS..................................................................18
SELLING STOCKHOLDERS.............................................................18
PLAN OF DISTRIBUTION.............................................................21
MARKET PRICES OF COMMON STOCK AND DIVIDEND POLICY................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................................24
OUR BUSINESS.....................................................................30
GENERAL..........................................................................30
OUR STRATEGIC PLAN...............................................................35
PROPERTIES.......................................................................40
LEGAL PROCEEDINGS................................................................40
MANAGEMENT.......................................................................41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................49
DESCRIPTION OF CAPITAL STOCK.....................................................50
LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS..............................52
SECURITIES AND EXCHANGE COMMISSION'S POSITION ON INDEMNIFICATION.................53
STOCK TRANSFER AGENT AND REGISTRAR...............................................53
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON.................................53
ACCOUNTING AND FINANCIAL DISCLOSURE..............................................53
LEGAL MATTERS....................................................................53
EXPERTS..........................................................................54
ABOUT THIS PROSPECTUS AND WHERE YOU CAN FIND MORE INFORMATION....................54
INDEX TO FINANCIAL STATEMENTS....................................................F-1



                               PROSPECTUS SUMMARY

     This summary sets forth the material highlights of the information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in us, and you should read the entire prospectus carefully, especially the discussion of Risk Factors. Unless specified otherwise, as used herein, the terms "we," "us," or "our" refer to Insynq, Inc., a Delaware corporation and its predecessor entity, Xcel Management, Inc., a Utah corporation. References to "Insynq-WA" refer to Insynq, Inc., a Washington corporation, the assets of which were purchased by us in February 2000. The term "you" refers to a prospective investor.

                                  INSYNQ, INC.

     We are an application service provider, or ASP and we have been delivering outsourced software application hosting and managed information technology services through our IQ Data Utility Services and IQ Delivery System since 1997.

     We install software applications on our servers located at the data center, allowing our customers, with a Web-enabled computer, access to computing services. This service is called application hosting. We are a provider of Internet equipment, managed software services (through on-site customer premise equipment and application hosting), Web-hosting services, and access to Internet marketing assistance and related equipment and services. We offer these products and services as an integrated whole, either sold directly or on a fee or subscription basis.

     We target small and medium enterprises and the high-end segment of the small office and home office market for the sale of hardware and hosted software and access to Internet-related services. We believe we provide a cost-effective, on-line solution to building and maintaining an information technology system through the adoption of "Web-based" computing as an alternative to traditional computer network implementations. Generally, we market ourselves as an Internet utility company that can cost-effectively provide all of the computer software, hardware, connectivity and Internet-access needs for our customers.

     We believe our core competency is providing products and services related to hosted computing technologies. In the process of developing the IQ Delivery System and the IQ Data Utility Service, we believe we acquired valuable technological expertise. We have created new methodologies and produced proprietary hardware and software that we believe is essential to the configuration and effective management of Internet-based networks and outside deployment of shared data and software applications.

     Our IQ Data Utility Service and IQ Delivery System provides our customers with the following key benefits:

o        Capacity-based pricing and reduced capital investment.
o        Enable customers to expand as their business needs require.
o        Consistent business operations across multiple locations.
o        Rapid implementation of our customers' Internet businesses.
o        Ability of our customers to focus on their core business.
o        In-depth technology and operations expertise.

     We were incorporated in August 1998 and were a development stage company through fiscal year 2001. Although we are still devoting substantially all of our present efforts to establishing our core business, our planned operations have commenced, and, operating revenues are being generated. As a result, we have a history of losses, and have not achieved profitability. We have an accumulated deficit through November 30, 2001 of $20,861,736, which includes approximately $10,194,214 related to non-cash stock-based compensation and non-cash interest expense. We anticipate that we will increase our investment in our business and, therefore, we are incurring, and expect to continue to incur, for the foreseeable future, significant operating losses and negative cash flow.

     Our principal executive offices are located at 1127 Broadway Plaza, Suite 10, Tacoma, Washington, 98402, and our telephone number is (253) 284-2000.


                                  THE OFFERING


Securities Offered                      121,157,143  shares  of  common  stock  issued  or
                                        issuable  upon  exercise  by  selling  stockholders  of  the warrants and/or conversion of convertible  debentures in the aggregated principal amount of $550,000. (1)



Common Stock to be Outstanding          605,141,212 shares of common stock.(2)(3)(4)
After this Offering




Common Stock Outstanding as             56,686,373 shares of common stock
of April 1, 2002




Use of Proceeds                         We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus; however, we will receive estimated gross proceeds of up to $13,640 if the selling stockholders exercise warrants to purchase an
                                        aggregate of 2,200,000 shares of our common stock covered by this prospectus, assuming the selling stockholders do not
                                        utilize the cashless exercise feature of such warrants, based on an exercise date of April 1, 2002 at $.0062.  Of the
                                        2,200,000 warrants which may be exercised, 1,000,000 warrants are to be issued only after the effectiveness of this
                                        registration statement. We currently intend to use such net proceeds, if any, for working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors                            An investment in the shares of common stock offered hereby involves a high degree of risk and should be made only investors who can afford the loss of their entire investment.  See "Risk Factors."



OTC Bulletin Board Market               ISNQ
trading symbol


(1) The number of shares of common stock registered hereunder represents the number of shares we have reserved, as requested by the investors, representing a good faith estimate by us of the remaining number of shares of common stock that we are authorized to issue which will be issuable upon conversion of the debentures and upon exercise of the warrants. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Such figure includes (i) 56,686,373 shares of our common stock currently outstanding, (ii) 179,619,355 shares of our common stock to be issued assuming the exercise or conversion in full of the warrants and conversion rights purchased on January 24, 2002 and held by the selling stockholders and (iii) 368,835,484 shares of our common stock to be issued assuming the exercise or conversion in full of the warrants and conversion rights purchased on June 29, 2001. The figure represented as the total number of shares outstanding after this offering represents a number that is greater than the number of shares of common stock that we are authorized to issue.

(3) The selling stockholders will continue to use the prospectus included in our prior registration statement filed with the Commission and declared effective on October 3, 2001 in connection with the resale of shares to be issued in connection with the debentures and warrants issued on June 29, 2001. The prospectus included in this registration statement will not serve as a combined prospectus and will be used only in connection with the debentures and warrants issued on January 24, 2002.

                                        4
(4) If all of the debentures and warrants issued on June 29, 2001 together with all of the debentures and warrants issued on January 24, 2002 were converted into shares of our common stock we would be required to issue 548,454,839 shares of our common stock based on the closing bid price of our common stock as of April 1, 2002. We currently have 250,000,000 shares of our common stock authorized. We would not have enough shares of our common stock authorized to complete the issuance of common stock upon full conversion of the outstanding warrants and debentures. We will need to obtain either or both of the following: (i) approval from our board of directors and from our shareholders to approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 250,000,000 shares to 500,000,000 shares and/or (ii) approval from our board of directors and from our shareholders to effect a reverse split of our common stock at a yet undetermined ratio. In the second quarter of 2002, we intend to make one or both of such proposals to our shareholders to vote upon. If our shareholders do not vote to increase our authorized shares or to reverse split our outstanding shares of common stock, we will not have enough shares to issue to the holders of our debentures and warrants. Pursuant to our securities purchase agreement dated January 24, 2002 we are required to promptly take all corporate action necessary to increase our authorized common stock to a level necessary to allow us to issue up to two (2) times the shares of common stock issuable upon conversion or exercise of, or otherwise with respect to the debentures and warrants, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet our obligations. The investors have agreed to extend the deadline of May 1, 2002, by which we are required to hold our shareholders meeting to vote upon a reverse split or increase in our authorized shares. In the event that we do not have the necessary shares to honor a conversion notice by the investors, we will be obligated to pay the investors a conversion default payment in the amount of (x) the sum of (1) the then outstanding principal amount of the debenture plus (2) accrued and unpaid interest on the unpaid principal amount of the debenture plus (3) default interest payments, multiplied by (y) .24, multiplied (z) (N/365), where N = the number of days from the day the investor submits a conversion notice.

                                       5
                                  RISK FACTORS

     An investment in our stock involves a high degree of risk. The following information discusses the material risk factors which are unique to our company and that make an investment in our common stock risky or speculative. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected, which could cause the trading price of our common stock to decline.

RISKS PARTICULAR TO INSYNQ, INC.

      WE HAVE HISTORICALLY OPERATED AT A LOSS, HAVE EXPERIENCED NEGATIVE OPERATING CASH FLOWS, AND ANTICIPATE THAT LOSES WILL CONTINUE.

     We have experienced net losses and negative cash flows since we began implementing our current business plan. We expect that the ongoing implementation of our current business plan will increase our net losses and our negative cash flows for the foreseeable future as we continue to incur significant operating expenses and make capital investments in our business. We may never generate sufficient revenues to achieve profitability, and if we are unable to make a profit, we may not be able to continue to operate our business. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

      WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS INDICATING THERE IS DOUBT AS TO WHETHER WE CAN REMAIN IN BUSINESS.

     In its audit report dated July 26, 2001, our auditors indicated that there was substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependant upon our obtaining additional financing for our operations or reaching profitability. There can be no assurance that we will be able to do either of these.

      OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT.

     Insynq-WA commenced operations in September 1998. Accordingly, we have only a very limited operating history upon which you can evaluate our business and prospects. We face the risks, expenses and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets, including on-line companies which host hardware and software applications for other companies. Our past financial results may not be representative of our future financial results.

      WE ARE DELINQUENT IN THE PAYMENT OF BUSINESS AND PAYROLL TAXES. IF WE ARE UNABLE TO NEGOTIATE WORKOUT ARRANGEMENTS OR TO MAKE TIMELY PAYMENTS, WE COULD EXPERIENCE A SEVERE NEGATIVE IMPACT ON OUR BUSINESS OR OUR RESOURCES.

     As of February 28, 2002, we are delinquent in the payment of approximately $549,200 of business and payroll taxes, plus an estimated $157,000 of related assessed penalties and interest. We have retained legal counsel to represent us in our current negotiations with the Internal Revenue Service about a payment plan for the past due taxes. We are currently negotiating with the Internal Revenue Service about a payment plan for the past due taxes. The IRS has imposed certain conditions on us in order to proceed with negotiations, one of which requires us to remain current on all future payroll tax deposits. We have also been in contact with other respective taxing authorities to initiate payment plans in settlement of their respective past due taxes. There can be no assurances, however, that we will be able to agree or commit to any proposed terms set forth by the Internal Revenue Service or favorably negotiate terms with other taxing authorities. If we are unsuccessful, the taxing authorities could obtain a lien against some or all of our assets. Should this occur, we likely would be forced to cease our operations.

     Additionally, a lien has been filed by the State of Utah for approximately $28,000 for prior year's income taxes assessed to our predecessor company. This amount is in dispute and amended returns to correct this deficiency have been filed.

      WE ARE IN DEFAULT ON AN EQUIPMENT LEASE OBLIGATION, AND IF WE ARE UNABLE TO SUCCESSFULLY RESTRUCTURE

                                       6
THIS LEASE OBLIGATION, WE MAY NOT BE ABLE TO DELIVER TO OUR CUSTOMERS THEIR CONTRACTED SERVICES.

     As of February 28, 2002, we are in default on an equipment lease obligation. We are attempting to renegotiate with the lessor and have initiated contact with them. When they are prepared to enter discussions we will attempt to negotiate for a lesser amount owed and we believe that given the current market conditions, we should be successful in such negotiations. However, there is no assurance that we will be successful in such attempts. If we are unable to successfully restructure this lease obligation, we may be required to seek other equipment or methods of delivering our services. In the meantime, we have signed an additional lease agreement for equipment to support our customer base. However, there is no assurance that we would be able to locate other necessary equipment or methods on acceptable terms, or at all. In addition, because we are in default we may be obligated to pay penalties. As such, the lessor could repossess the equipment. Moreover, any such actions could negatively impact our ability to obtain services for the maintenance of our equipment under applicable warranties, and ultimately make it difficult for our business to continue.

      WE ARE DELINQUENT IN THE PAYMENT OF CERTAIN TRADE PAYABLES. IF WE ARE UNABLE TO NEGOTIATE WORKOUT ARRANGEMENTS OR TO MAKE TIMELY PAYMENTS, WE COULD EXPERIENCE A SEVERE NEGATIVE IMPACT ON OUR BUSINESS OR OUR RESOURCES.

     As of February 28, 2002, we were late in payment of certain creditor trade payables. We have initiated contact with these vendors and have offered three separate payment plans and definitive agreements have been finalized with some, but not all, of these vendors. If we are unable to negotiate payment plans with the remaining vendors, or if we are unable to execute such negotiated payment plans with those who have accepted such plans, we could experience a severe negative impact on our business resources.

      OUR QUARTERLY RESULTS OF OPERATIONS FLUCTUATE, WHICH COULD RESULT IN A LOWER PRICE FOR OUR COMMON STOCK.

     Our revenue and operating results could vary significantly from quarter to quarter. These fluctuations could cause our stock price to fluctuate or decline. Important factors that could cause our quarterly results to materially fluctuate that are within our control include the following:

o        Difficulty managing growth;
o        Increases in necessary operating expenses;
o        Problems with our technology;
o The amount and timing of costs associated with the development and maintenance of new hardware and software products; and
o        Costs and risks associated with potential acquisitions.

     Important factors that could cause our quarterly results to materially fluctuate that are not within our control include the following:

o        Introduction of new products or pricing programs by our competitors;
o Changes in pricing for, and changes in the gross margins of, certain products, services, or lines of business as our business model continues to develop;
o        Variations in spending patterns by companies;
o Technical difficulties or systems downtime affecting our services and products;
o        Business interruptions due to outside causes and forces;
o Differences with the business practices of third parties with whom we do business;
o Economic conditions specific to the Internet or to the hardware and software hosting business, as well as general economic conditions;
o Inability to frame additional bandwidth to adequately service customer growth;
o        Customer acceptance of our products and business model; and
o Inability to acquire or lack of availability of necessary hardware or software components, or difficulties in manufacturing.

     Our current and future levels of operating expenses and capital expenditures are based largely on our growth

                                       7
plans and estimates of future revenue. These expenditure levels are, to a large extent, fixed in the short term. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenue relative to planned expenditures could negatively impact our business and results of operations. In addition, if our customer base expands rapidly or unpredictably, we may not be able to efficiently utilize our leased third-party data center space and infrastructure or we may not have sufficient capacity to satisfy our customers' requirements, which could harm our operating results.

      OUR SHARES COULD BE THE VICTIM OF SHORT SELLING AND, IF THIS OCCURS, THE MARKET PRICE OF OUR STOCK COULD BE ADVERSELY AFFECTED

     It is conceivable that our stock could be subject to the practice of short selling. Short selling, or "shorting," occurs when stock is sold which is not owned directly by the seller; rather, the stock is "loaned" for the sale by a broker-dealer to someone who "shorts" the stock. In most situations, this is a short-term strategy by a seller, and based upon volume, may at times drive stock values down. If such shorting occurs in our common stock, there could be a negative effect on the trading price of our stock.

      OUR SHARES ARE SUBJECT TO RULES REGULATING BROKER-DEALER ACTIVITY WITH RESPECT TO PENNY STOCKS, WHICH COULD HAVE A NEGATIVE EFFECT ON THE MARKET FOR OUR SHARES AND OUR SHARE PRICE.

     Broker-dealers who effect trades in our common stock are subject to SEC rules that regulate trading in penny stocks. Such rules require broker-dealers to provide additional warnings and risk factors pertaining to an investment in penny stocks. Such additional warnings may act to inhibit investment in our common stock, which could have a depressive effect on both the market for our shares and the trading price of our shares.

      IN ORDER TO EXECUTE OUR BUSINESS PLAN, WE WILL NEED TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

     We need to raise additional funds through public or private debt or equity financings to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds, we will be unable to execute our business plan and you could lose your investment.

      OUR FUTURE CAPITAL REQUIREMENTS WILL DEPEND UPON MANY FACTORS, INCLUDING THE FOLLOWING:

o    Costs to develop and maintain our on-line hosting of hardware and software;

o    The rate at which we expand our operations;

o    The extent to which we develop and upgrade our technology;

o    The occurrence, timing, size and success of acquisitions; and

o    The response of competitors to our service offerings.

      WE WILL REQUIRE VENDOR CREDIT IN THE FUTURE, WHICH MAY NOT BE AVAILABLE TO US.

     In order to execute our short-term and long-term strategic plans, we need to continue to obtain credit from our vendors. If we are unable to maintain or obtain vendor credit on favorable terms, or at all, we may not be able to execute our business plan, develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

     We have recently negotiated with many of our vendors to reduce the amounts owed or to extend more favorable payment terms. While these negotiated terms have reduced cash out-lays and expenditures, we cannot rely on future relationships with these vendors, which could result in limiting our purchasing and credit abilities.

      WE HAVE CERTAIN CONVERTIBLE SECURITIES OUTSTANDING FROM OUR JUNE 29, 2001 TRANSACTION, SOME OF WHOSE CONVERSION RATE IS CURRENTLY INDETERMINABLE. AS SUCH, PURCHASERS OF OUR COMMON STOCK COULD EXPERIENCE SUBSTANTIAL DILUTION OF THEIR INVESTMENT UPON CONVERSION OF SUCH SECURITIES.


     Pursuant to a transaction dated June 29, 2001, we entered into an agreement with (i) AJW Partners, LLC, (ii)

                                       8
New Millennium Capital Partners II, LLC and (iii) AJW/New Millennium Offshore, Ltd. to issue convertible debentures and warrants in return for investment dollars. Under that agreement, we received certain portions of the aggregate investment based on certain criteria. As of April 1, 2002, $1,135,950 principal amount of secured convertible debentures and 2,400,000 warrants issued in connection therewith, were outstanding. Pursuant to the registration statement that was declared effective by the Commission on October 3, 2002, 12,995,973 shares have been issued and 22,001,264 shares remain available for issuance.

     The June 29, 2001 debentures are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the then current variable conversion price. If converted on April 1, 2002, the $1,135,950 debentures would have been convertible into approximately 366,435,484 shares of our common stock, which number of shares is greater than the number of shares that we are authorized to issue. If all remaining $1,135,950 debentures and 2,400,000 warrants were exercised on April 1, 2002, they would have equaled 368,835,484 shares of our common stock. Pursuant to the terms of the transaction, however, the number of convertible debentures could prove to be significantly greater in the event of a decrease in the trading price of our common stock. The following table presents the number of shares of our common stock that we would be required to issue as of April 1, 2002 and the number of shares we would be required to issue if our common stock declined by 50%.

                                                           APRIL 1, 2002                         50% DECLINE
                                                           -------------                         ------------
Market price per share:                                      $.0062                                  $.0031

Total warrant and convertible shares issuable:             368,835,484(*)                        735,270,967(*)

(*) The issuance of such shares represents a number greater than the number of shares that we are authorized to issue pursuant to our certificate of incorporation. The greater the decline in our stock price, the greater number of shares we will be required to issue under the terms of our convertible debentures and warrants.

     The 2,400,000 warrants issued in connection with our June 29, 2001 debentures are exercisable any time before the second anniversary date of issuance at an exercise price per share equal to the lesser of (i) $.04 and (ii) the average of lowest three (3) trading prices during the twenty (20) trading days immediately prior to exercise of the warrants. If the 2,400,000 warrants were exercised on April 1, 2002, the warrant conversion price would be $.0062.

     While we registered 34,997,237 shares of our common stock in connection with the warrants and debentures issued on June 29, 2001, we are obligated to file an additional registration statement to cover the resale of additional shares to be issued upon the conversion of warrants and debentures issued on June 29, 2002 should the conversation ratio of such warrants and debentures exceed the shares registered in the registration statement which was declared effective by the commission on October 3, 2001.

     The selling stockholders will continue to use the prospectus included in our prior registration statement filed with the Commission and declared effective on October 3, 2001 in connection with the resale of shares to be issued in connection with the debentures and warrants issued on June 29, 2001. The prospectus included in this registration statement will not serve as a combined prospectus and will be used only in connection with the debentures and warrants issued on January 24, 2002.

      WE HAVE CERTAIN CONVERTIBLE SECURITIES OUTSTANDING FROM OUR JANUARY 24, 2002 TRANSACTION, SOME OF WHOSE CONVERSION RATE IS CURRENTLY INDETERMINABLE. AS SUCH, PURCHASERS OF OUR COMMON STOCK COULD EXPERIENCE SUBSTANTIAL DILUTION OF THEIR INVESTMENT UPON CONVERSION OF SUCH SECURITIES.

     On January 24, 2002, we entered into a second agreement with (i) AJW Partners, LLC, (ii) New Millennium Capital Partners II, LLC, (iii) AJW/New Millennium Offshore, Ltd., and, (iv) Pegasus Capital Partners to issue 12% convertible debentures and to issue warrants in return for investment dollars. Under this agreement, we will receive portions of the aggregate investment based on certain criteria. We have received $300,000 of principal amount of the secured convertible debentures and issued 1,200,000 warrants in connection therewith. Upon effectiveness of our registration statement and upon a final closing, there will be an aggregate of $550,000 principal amount of debentures and 2,200,000 warrants issued in connection therewith. The 12% debentures are convertible into such number

                                       9
of shares of common stock as is determined by dividing the principal amount thereof by the then current conversion price. If all $550,000 debentures and 2,200,000 warrants were exercised on April 1, 2002 they would have equaled 179,619,355 shares of our common stock. Pursuant to the terms of the transaction, however, the number of convertible debentures could prove to be significantly greater in the event of a decrease in the trading price of our common stock.

     The following table presents the number of shares of our common stock that we would be required to issue as of April 1, 2002 and the number of shares we would be required to issue if our common stock declined by 50%.

                                                           APRIL 1, 2002                         50% DECLINE
                                                           -------------                         ------------
Market price per share:                                      $.0062                                 $.0031

Total warrant and convertible shares issuable:           179,619,355(*)                          357,038,709(*)

(*) The issuance of such shares represents a number greater than the number of shares that we are authorized to issue pursuant to our certificate of incorporation. The greater the decline in our stock price, the greater number of shares we will be required to issue under the terms of our convertible debentures and warrants.

     The warrants issued in connection with our 12% convertible debentures are exercisable any time before the second anniversary date of issuance at an exercise price equal to the lesser of $0.007 or the average of the three lowest inter-day trading prices during the twenty days immediately prior to the exercise. If the 2,200,000 warrants were exercised on April 1, 2002, the warrant conversion price would be $.0062. The shares of common stock into which the debentures may be converted and the shares of common stock issuable upon exercise of the warrants are being registered pursuant to this registration statement.

     As of April 1, 2002, we have reserved 22,001,264 in connection with the sale of our debentures and warrants related to the transaction on June 29, 2001, and we have reserved an additional 121,157,143 shares of common stock for issuance upon conversion of the debentures and exercise of the warrants issued in connection with our 12% convertible debenture transactions dated January 24, 2002.

     As of April 1, 2002, in addition to the securities described above, 28,533,639 shares of common stock were reserved for issuance upon exercise of our outstanding warrants and options other than those issued in connection with the debentures. As of April 1, 2002, there were 56,686,373 shares of common stock and 5,000,000 class A common stock outstanding. Of these outstanding shares, 31,698,886 shares were freely tradable without restriction under the Securities Act unless held by affiliates.

     Purchasers of common stock could, therefore, experience substantial dilution of their investment upon conversion of the debentures. In addition, a sale by the selling stockholders of large blocks of the shares being registered pursuant to this registration statement could have a depressive effect on our stock price. The debentures are not registered and may be sold only if registered under the Securities Act of 1933, as amended, or sold in accordance with an applicable exemption from registration, such as Rule 144.

      FUTURE DEMAND FOR APPLICATION SERVICE PROVIDER SERVICES IS HIGHLY
UNCERTAIN.

     The market for application service provider services has only recently begun to develop and is evolving rapidly. Future demand for these services is highly uncertain. We believe that many of our potential customers are not fully aware of the benefits of application service provider services. We must educate potential customers regarding these benefits and convince them of our ability to provide complete and reliable services. The market for application service provider services may never become viable or grow further. If the market for our application service provider services does not grow or grows more slowly than we currently anticipate, our business, financial condition and operating results will be materially adversely affected.

      WE RELY ON THIRD PARTY OUTSIDE SALES ORGANIZATIONS TO REFER MANY OF OUR CLIENTS TO US.

     We rely on referrals from third-party organizations for a portion of our business. Companies, with whom we

                                       10
have such a relationship, including Peregrine and Macola, refer their customers to us because we can provide an array of services that complement the products and services they offer. However, these companies may stop or substantially reduce referring business to us or they may decide to cooperate with our competitors and thereby adversely impact or eliminate the amount of referrals made to us. If these third party referrals cease or materially decrease, our sales will materially decline.

      IF WE ARE UNABLE TO OBTAIN KEY SOFTWARE APPLICATIONS AND HARDWARE COMPONENTS FROM CERTAIN VENDORS, WE WILL BE UNABLE TO DELIVER OUR SERVICES.

     We rely on third-party suppliers, including Microsoft, Citrix, and Cisco to provide us with key software applications and hardware components for our infrastructure. Certain components or applications are only available from limited sources. If we are unable to obtain these products or other services, including connectivity services, in a timely manner at an acceptable cost or at all, may substantially inhibit our ability to deliver our services.

      SOME OF OUR APPLICATION SERVICE PROVIDER SERVICE CONTRACTS GUARANTEE CERTAIN SERVICE LEVELS.

     Some of our application service provider contracts contain service guarantees that obligate us to provide our hosted applications at a guaranteed level of performance. To the extent we fail to meet those service levels we may be obligated to provide our customers certain services free of charge. If we continue to fail to meet these service levels, our application service provider customers have the right to cancel their contracts with us. These credits or cancellations will cost us money and damage our reputation with our customers and prospective customers.

      RAPID GROWTH IN OUR BUSINESS DUE TO AN INCREASE IN THE NUMBER OF CUSTOMERS PURCHASING OUR PRODUCTS AND SERVICES COULD STRAIN OUR OPERATIONAL AND FINANCIAL RESOURCES AND CAUSE US TO LOSE CUSTOMERS AND INCREASE OUR OPERATING EXPENSES.

     Any increase in the volume of users of our computer systems could strain the capacity of our software or hardware, which could lead to slower response times or system failures. Any future growth may require us, among other things, to:

o    Expand and upgrade our hardware and software systems;

o Expand and improve our operational and financial procedures, systems and controls;

o Improve our financial and management information systems; o Expand, train and manage a larger workforce; and

o Improve the coordination among our product development, sales and marketing, financial, accounting and management personnel.

      We cannot assure you that our current level of personnel, systems, and controls will be adequate to support future growth. Our inability to manage growth effectively or to maintain the quality of our products and services could cause us to lose customers and could materially increase our operating expenses.

      IF WE DO NOT INCREASE AWARENESS OF OUR PRODUCTS AND SERVICES, OUR ABILITY TO REACH NEW CUSTOMERS WILL BE LIMITED.

     Our future success will depend, in part, on our ability to increase awareness of our products and services. To do so, we must succeed in our marketing efforts, provide high-quality products and services, and increase traffic to our Website. If our marketing efforts are unsuccessful, or if we cannot increase our brand awareness, we may not be able to attract new customers and increase our revenues.

      WE DEPEND HEAVILY ON OUR MANAGEMENT TEAM THAT HAS LITTLE EXPERIENCE WORKING TOGETHER OR MANAGING A PUBLIC COMPANY.

     Our success depends, to a significant extent, upon the efforts and abilities of John P. Gorst, President, Chairman of the Board and Chief Executive Officer, as well as on the efforts of other officers and senior management. Loss of the services of any or all of our executive management team could materially adversely affect our business, results of operations and financial condition, and could cause us to fail to successfully implement our business plan. Also,

                                       11
our executive management team has worked together for less than two years. The short period of time that they have worked together, or their inability to work successfully together, may adversely affect our ability to manage growth. Moreover, our executive management team has a limited amount of experience managing a public company. Our executive management team may not be able to manage future growth, if any, or the demands of successfully operating a public company.

      THERE IS INTENSE COMPETITION FOR QUALIFIED TECHNICAL PROFESSIONALS AND SALES AND MARKETING PERSONNEL, AND OUR FAILURE TO ATTRACT AND RETAIN THESE PEOPLE COULD AFFECT OUR ABILITY TO RESPOND TO RAPID TECHNOLOGICAL CHANGE AND TO INCREASE OUR REVENUES.

     Our future success also depends upon our ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.

      WE MAY NOT BE ABLE TO PROTECT OUR PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY AND/OR NON-PROPRIETARY TECHNOLOGY, AND WE MAY INFRINGE UPON THE PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY RIGHTS OF OTHERS.

     Our services are highly dependent upon proprietary technology, including, for example, our IQ Delivery System, which allows us to upgrade and manage the customer's computing environment, both at the data center and customer level. In addition, we rely on contracts, confidentiality agreements, and copyright, patent, trademark, and trade-secrecy laws to protect our proprietary rights in our technology. We have also obtained, or are pursuing, several trademark, copyright, and patent registrations for our various product names. The protective steps we have taken may not be adequate to deter misappropriation of our proprietary information. In addition, some end-user license provisions protecting against unauthorized use, copying, transfer and disclosure of a licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Failure to adequately protect our intellectual property could harm our brand name, devalue our proprietary content, and affect our ability to compete effectively. Furthermore, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could materially adversely affect our business, results of operations and financial condition. Also, it is possible that our competitors or others will adopt product or service brands similar to ours, possibly leading to customer confusion.

      WE UTILIZE OPEN SOURCE SERVICES AND CODE FOR SOME PRODUCTS. WHILE WE CAN MODIFY OPEN SOURCE AND CHARGE FOR IT, WE MUST RELEASE CERTAIN CHANGES BACK TO THE OPEN SOURCE COMMUNITY, WHICH MAY INCLUDE COMPETITORS. THIS COULD NEGATIVELY AFFECT OUR ABILITY TO COMPETE EFFECTIVELY, AND HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Some of our technology, including our proprietary code, performs functions similar to technology available from third parties. Therefore, we could be subject to claims that our technology infringes the proprietary rights of third parties. Claims against us, even if without merit, could subject us to costly litigation and could divert the time and attention of our technical and management teams. A claim of infringement may require us, and our customers, to obtain one or more licenses from third parties. We cannot assure you that we or our customers will be able to obtain necessary licenses from third parties at a reasonable cost or at all. Any failure to obtain a required license could negatively affect our ability to do business.

      DISRUPTIONS TO THE DATA CENTERS, OR TO THE OFFSITE BACKUP STORAGE FACILITIES OF THIRD PARTIES WITH WHOM WE DO BUSINESS, COULD MATERIALLY AFFECT OUR BUSINESS.

     The continued and uninterrupted performance of our computer systems, and of the backup storage facilities of third parties with whom we do business, is critical to our success. Any system failure that causes interruptions in our ability to deliver our products and services to our customers, including failures that affect our customers' abilities to access our hosted hardware, software, and stored data, could reduce customer satisfaction and, if sustained or repeated, would reduce the attractiveness of our services or result in material liabilities or costs.

                                       12
     Our hardware and software hosting business strategy, including data backup and storage, depends on the consistent performance of the data centers and those of third parties. We offer offsite back-up storage of data for all customers. The current data centers, and those of third parties, may be vulnerable to interruption from fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. If the data centers are damaged in any way, a customer whose data is stored there may lose some or all data, despite routine backup procedures. Our operations are dependent on our ability to protect our computer system, and customer systems, applications and data against damages, including, but not limited to those from computer viruses, fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. Damage to our computer system, or to the systems, applications, or data of our customers, could delay or prevent delivery of our products and result in the loss of our customers or in material liabilities. In addition, a failure of our telecommunication providers to provide the data communications capacity in the time frame required by us for any reason could cause interruptions in the delivery of our products. Substantially all of our computer and communications hardware is located at two facilities, and the loss of this hardware or the data it contains would cause severe business interruptions. In the event that we experience significant disruptions that affect the data centers, we could lose customers or fail to attract new customers.

      WE COULD EXPERIENCE BREACHES OF SECURITY WHEN TRANSMITTING DATA TO OR FROM OUR CUSTOMERS, INCLUDING THE USE OF THIRD PARTY VENDOR SECURITY TECHNOLOGIES AND METHODOLOGIES.

     Our business depends upon our ability to securely transmit confidential information between the data centers, third-party backup locations, and the servers of our customers, including the use of third-party vendor security technologies and methodologies. Despite our physical design and setup, and the implementation of a variety of security measures, there exists the risk that certain unauthorized access, computer viruses, accidental or intentional disturbances could occur. We may need to devote substantial capital and personnel resources to protect against the threat of unauthorized penetration of our delivery system or to remedy any problems that such penetration might cause. The occurrence of any of these events could cause us to lose customers, cause harm to our reputation, and expose us to material liability.

      WE DEPEND ON LICENSED SOFTWARE APPLICATIONS.

     We depend on contracts with third-party software manufacturers to allow their software applications to be hosted or run at the data centers and provided to our customers. We have entered into non-exclusive agreements with third-party companies, including, but not limited to, Microsoft and Citrix that allow us to host some of their software applications at the data center or re-license their software applications to our customers. Under most of these agreements, the software manufacturer can terminate its relationship with us for any reason by giving us as little as 30 days notice. In these instances, the software manufacturer is not liable to us, or to our customers, for any damages resulting from termination. If our relationships with these software manufacturers are terminated, or if these or other software manufacturers do not allow our customers to obtain a license to operate the software application on the data centers, our ability to do business would be severely inhibited.

      THE HARDWARE AND SOFTWARE WE USE IS COMPLEX AND MAY CONTAIN DEFECTS.

     Our service offerings depend on complex hardware and software that may contain defects, particularly when initially introduced or when new versions are released. Although we test internal and third party software applications prior to deployment, we may not discover software defects that could affect our new or current services or enhancements until deployed. These defects could cause service interruptions or the loss of data, which could damage our reputation, increase our operating costs, impair our ability to generate or collect revenue, delay market acceptance or divert our management and technical resources. Any software modifications we perform as part of our integration services could cause problems in application delivery. Also, because we offer an open-source software solution to our customers, they are likely to hold us accountable for any problems associated with their software, even if the manufacturer caused the problem or defect. Typically, software manufacturers disclaim liability for any damages suffered as a result of software defects and provide only limited warranties. As a result, we may have no recourse against the providers of defective software applications.

      GROSS MARGINS ON CERTAIN PRODUCTS OR LINES OF BUSINESS MAY DECLINE OVER TIME.

                                       13
     Gross margins may be adversely affected by increases in material or labor costs, heightened price competition, changes in channels of distribution, or in the mix of products sold. We have recently introduced several new products, and we plan to release additional new products in the future. If warranty costs associated with new products are greater than we have experienced historically, gross margins may be adversely affected. Geographic mix, as well as the mix of configurations within each product group may also impact our gross margins. We continue to expand third party and indirect distribution channels, which generally result in reduced gross margins. In addition, increasing third party and indirect distribution channels generally results in greater difficulty in forecasting the mix of our products, and to a certain degree, the timing of our orders.

      WE ARE INVOLVED IN, AND MAY BECOME INVOLVED IN, LEGAL PROCEEDINGS WITH FORMER EMPLOYEES, CONSULTANTS, AND OTHER THIRD PARTIES THAT, IF DETERMINED AGAINST US, COULD REQUIRE US TO PAY DAMAGES. THE PAYMENT OF DAMAGES COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND THEREFORE, OUR ABILITY TO ACHIEVE OUR BUSINESS PLAN.

     We are a party to a lawsuit, dated May 31, 2001, in which our former vice president of sales and marketing seeks payment for various claims in the amount of approximately $115,000. See "Legal Proceedings."

     We are a party to a lawsuit, dated August 6, 2001, in which one of our vendors seeks payment for goods and services provided in the amount of $20,760. We have reached a partial settlement of the matter. See "Legal Proceedings."

     We have been served with a summons and complaint by a temporary staffing company, which appears to threaten litigation against us. The allegations relate to their demand for the payment of their trade payables. We have now reached a settlement of the matter. See "Legal Proceedings."

     We are a party to a lawsuit, dated October 4, 2001 by our former landlords. The allegations relate to the default by us of our long-term lease obligations and a settlement agreement dated May 2001. See "Legal Proceedings."

     We have been served with a summons and complaint by a temporary staffing company, which appears to threaten litigation against us. The allegations relate to their demand for the payment of their trade payables. See "Legal Proceedings."

     Certain of our vendors have also indicated that they might file suit against us if they do not receive satisfactory payment of their trade payables. See "Legal Proceedings."

     In the past, we have negotiated with third parties and entered into contracts, in the normal course of our business, with advisors, consultants and others based on business plans and strategies that we may no longer be pursuing. We believe that such negotiations were terminated and that those contracts are no longer effective. However, it is possible that the other parties to those negotiations and contracts could claim that we did not fulfill our obligations. If a court found that we are obligated under any of those contracts, arrangements or otherwise, we could be liable for an undeterminable amount of compensation or stock or both.

     If any such litigation occurs, it is likely to be expensive for us. If such suits are determined against us, and a court awards a material amount of cash damages, our business, results of operations and financial condition will be materially adversely affected. In addition, any such litigation could divert our management's attention and resources.

      WE PLAN TO GROW, IN PART, THROUGH MERGERS WITH AND ACQUISITIONS OF OTHER COMPANIES, HOWEVER, WE MAY NOT BE ABLE TO IDENTIFY, ACQUIRE, AND SUCCESSFULLY INTEGRATE FUTURE ACQUISITIONS INTO OUR OWN OPERATIONS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR GROWTH AND OUR OPERATING RESULTS.

     Our business strategy contemplates that we will seek a number of significant acquisitions within the next few years. While we have initiated discussions with at least one acquisition target, there is no assurance that we will complete any such acquisitions or, if we do complete acquisitions, whether we will successfully integrate these acquisitions into our business. In addition, there is no assurance that if we acquire any businesses, we will achieve anticipated revenue and earnings. Our failure to acquire suitable companies or to successfully integrate any acquired

                                       14
companies into our operations could materially affect our ability to maintain our business.

      MANY COMPANIES USE NAMES SIMILAR IN SOUND OR SPELLING TO "INSYNQ." INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST US FOR THE USE OF THE NAME "INSYNQ", OR ONE SIMILAR IN SOUND OR SPELLING, EVEN IF WITHOUT MERIT, COULD BE EXPENSIVE TO DEFEND AND DIVERT MANAGEMENT'S ATTENTION FROM OUR BUSINESS. IF A CLAIM TO STOP US FROM USING OUR NAME IS SUCCESSFUL, WE WILL HAVE TO EITHER BUY THE RIGHT TO USE OUR NAME, WHICH MAY BE EXPENSIVE, OR CHANGE OUR NAME, WHICH MAY ALSO BE EXPENSIVE.

     We are aware that other companies have claimed use of names similar to "Insynq" for products or services similar to our own. We are in the process of investigating the rights, if any, others may have to the name. In addition, we are attempting to register "Insynq" as a trademark in the United States, Europe, and Canada. However, we may not be able to obtain proprietary rights to the use of this name. We will incur expenses if called to defend our use of the "Insynq" name. Any such litigation, even if without merit, may be time consuming and expensive to defend. It also could divert our management's attention and resources and require us to enter into costly royalty or licensing agreements. In addition, if any company in our industry is able to establish a use of the "Insynq" name that is prior to our use, we could be liable for damages and could be forced to stop using the name unless we are able to buy the right to use the name. If we were unable to buy the right to use our name after we lose an infringement claim, we would have to change our name, which may require us to spend money to build new brand recognition and incur other costs. Third parties may assert other infringement claims against us. Any of these events could divert management attention and complicate our ability to do business.

      OTHERS MAY SEIZE THE MARKET OPPORTUNITY WE HAVE IDENTIFIED BECAUSE WE MAY NOT EFFICIENTLY EXECUTE OUR STRATEGY.

     If we fail to execute our strategy in a timely or effective manner, our competitors may be able to seize the marketing opportunities we have identified. Our business strategy is complex and requires that we successfully and simultaneously complete many tasks. In order to be successful, we will need to:

o Negotiate effective strategic alliances and develop economically attractive service offerings; o Attract and retain customers; o Attract and retain highly skilled employees; o Integrate acquired companies into our operations; and o Evolve our business to gain advantages in an increasingly competitive environment.

     In addition, although some of our management team has worked together for approximately one year, there can be no assurance that we will be able to successfully execute all elements of our strategy.

      OUR INDUSTRY IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY WITH CONTINUOUS IMPROVEMENTS IN BOTH COMPUTER HARDWARE AND SOFTWARE, AND RAPID OBSOLESCENCE OF CURRENT SYSTEMS. IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE IN OUR INDUSTRY, WE WILL NOT BE ABLE TO EFFECTIVELY SELL OUR SERVICES AND OUR SALES WILL MATERIALLY ADVERSELY DECLINE.

     We must continually buy new computer hardware and license new computer software systems to effectively compete in our industry. Our software delivery methodologies must be able to support changes in the underlying software applications that are delivered to our customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. We rely on software providers to produce software applications that keep pace with our customers' demands.

     There is no assurance that we will successfully develop or adopt new technologies, introduce new services or enhance our existing services on a timely basis, or that new technologies, new services or enhancements we use or develop will achieve market acceptance. If we fail to address these developments, we will lose sales to our competitors.

      ALTHOUGH OUR CURRENT OPERATIONS INCLUDE OPERATING AS A TECHNOLOGY-FOCUSED COMPANY, OUR PREVIOUS BUSINESS ACTIVITIES INCLUDED GAMING, NATURAL RESOURCE MINING, AND EXPLORATION. AS A RESULT, WE MAY BE

                                       15
EXPOSED TO UNKNOWN ENVIRONMENTAL AND OTHER LIABILITIES THAT COULD REQUIRE US TO EXPAND OUR FINANCIAL RESOURCES AND MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     The assets of a predecessor company were acquired by a publicly-traded company that was engaged, prior to August 1999, in gaming, and prior to 1993, in natural resource exploration and development, including mining, and oil and gas. We no longer own any mining, oil and gas, or gaming-related assets. The mining, mineral processing, and oil and gas industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, site reclamation, solid and hazardous waste handling and disposal and the promotion of occupational safety. We could be held responsible for any liabilities relating to our previous involvement in gaming, mining or oil and gas exploration and development, which liabilities would result in our spending our cash resources.

      RELIABILITY OF MARKET DATA.

     Market data used within this report was obtained from internal sources and from industry publications. Such industry publications typically contain a statement to the effect that the information contained therein was obtained from sources considered to be reliable, but that the completeness and accuracy of such information is not guaranteed. While we believe that the market data presented herein is reliable, we have not independently verified such data. Similarly, market data supplied by internal sources, which we believe to be reliable, has not been verified by independent sources.

      THIRD PARTY REPORTS AND PRESS RELEASES.

     We do not make financial forecasts or projections, nor do we endorse the financial forecasts or projections of third parties or comment on the accuracy of third party reports. We do not participate in the preparation of the reports or the estimates given by analysts. Analysts who issue financial reports are not privy to non-public financial information. Any purchase of our securities based on financial estimates provided by analysts or third parties is done entirely at the risk of the purchaser.

     We periodically issue press releases to update stockholders on new developments relating to Insynq and our business. These releases may contain certain statements of a forward-looking nature relating to future events or our future financial performance. Readers are cautioned that such statements are only predictions, and actual events or results may materially differ with those statements. In evaluating such statements, readers should specifically review the various risk factors described herein, among others we identify in documents we file with the SEC, which could cause actual results to differ materially from those indicated by such forward-looking statements.

      RISKS RELATED TO OUR INDUSTRY

      THE FAILURE OF THE INTERNET TO GROW OR REMAIN A VIABLE COMMERCIAL MEDIUM COULD HARM OUR GROWTH.

     Our success depends in large part on the maintenance of the Internet infrastructure as a reliable network frame that provides adequate speed, data capacity, and security. Our success also depends on the timely development of products, such as high-speed modems, that enable reliable Internet access and services. The Internet may continue to experience significant growth in the number of users, frequency of use and amount of data transmitted. The Internet infrastructure may not be able to support the demands placed on it and the performance or reliability of the Internet may be adversely affected by this continued growth. In addition, the Internet could lose its commercial viability if the number of people who use the Internet does not continue to grow. A number of factors, including unreliable service, unavailability of cost-effective, high-speed access to the Internet or concerns about security, could impede this growth. The infrastructure or complementary products and services necessary to maintain the Internet, as a viable commercial medium may not be developed, and, as a result, the Internet may not continue to be a viable commercial medium for us.

      IF THE GOVERNMENT ADAPTS REGULATIONS THAT CHARGE INTERNET ACCESS FEES OR IMPOSE TAXES ON SUBSCRIPTIONS TO OUR WEB-BASED PRODUCTS, OUR OPERATING EXPENSE WILL INCREASE.

     Currently there are few laws or regulations that specifically regulate communications or commerce on the

                                       16
Internet. However, laws and regulations may be adopted that address issues such as pricing and the characteristics of products and services. In addition, several connectivity companies have petitioned the Federal Communications Commission to regulate Internet and on-line service providers in a manner similar to long-distance telephone carriers and to impose access fees on them. This regulation, if imposed, could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the Internet. Finally, state tax laws and regulations relating to the provision of products and services over the Internet are still developing. A few states have tried to impose taxes on products and services provided over the Internet. If additional states try to do so, our operating costs may increase and we may not be able to increase the price that we charge for our products to cover these costs. Any new laws or regulations or new interpretations of existing laws and regulations relating to the Internet could decrease the growth in the use of the Internet, decrease the demand for traffic on our Website, increase our operating expenses, or otherwise adversely affect our business.

      OUR INDUSTRY IS RAPIDLY CHANGING.

     Our industry is characterized by rapidly changing technology with continuous improvements in both computer hardware and software. If we do not respond effectively and on a timely basis to rapid technological change in our industry, we will not be able to effectively sell our services and our sales will materially decline. We must continually purchase new computer hardware and license new computer software systems to effectively compete in our industry. In addition, our software delivery methodologies must be able to support changes in the software applications that are delivered to our customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. And moreover, we rely on software providers to produce software that keeps pace with our customers' demands.

     We may not successfully develop or adopt new technologies, introduce new services or enhance our existing services on a timely basis; in addition, new technologies, services, or enhancements we use may never achieve market acceptance. If we fail to address these developments, we will lose sales to our competitors.

RISKS RELATED TO OUR COMMON STOCK

      ANTI-TAKEOVER ACTIONS AND/OR PROVISIONS COULD PREVENT OR DELAY A CHANGE IN CONTROL.

     Provisions of our certificate of incorporation and bylaws and Delaware law may make it more difficult for a third party to acquire us, even if so doing would be beneficial to our stockholders. These include the following:

o Our board of directors is authorized to issue of up to 10,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders, which may be used by the board to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of our common stock;

o Our board of directors is authorized to issue of up to 10,000,000 shares of class A common stock pursuant to which the holders of such stock are entitled to three (3) votes for each share held, on all matters submitted to stockholders, which voting power may be used by the holders of such stock to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of our common stock;

o A prohibition on cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect directors;

o Our articles of incorporation provide that Section 203 of the Delaware General Corporation Law, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested

                                       17
stockholder, and an interested stockholder is a person who, together with affiliates and associated, owns, or within three years prior, did own, 15% or more of our voting stock; and

o    Limitations on who may call annual and special meetings of stockholders.

      CONTROL BY OFFICERS AND DIRECTORS COULD HAVE AN ADVERSE EFFECT ON OUR STOCKHOLDERS.

     As of April 1, 2002, our directors, executive officers, and their affiliates beneficially owned approximately 36.2% of our outstanding common stock. John P. Gorst, our chairman of the board, chief executive officer and president, beneficially owns approximately 22.4% of our outstanding common stock and 60% of our outstanding class A common stock. M. Carroll Benton, our chief administrative officer, secretary and treasurer, beneficially owns approximately 15.0% of our outstanding common stock and 40% of our outstanding class A common stock. As a result, these stockholders, acting together and with others, have the ability to potentially control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could materially adversely affect the market price of our common stock.

      THE VOLATILITY OF OUR STOCK PRICE COULD ADVERSELY AFFECT OUR STOCKHOLDERS.

     There currently is a public market for our common stock, but there is no assurance that there will always be such a market. The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to factors such as:

o Actual or anticipated variations in quarterly operating results; o Announcements of technological innovations; o New sales methodologies, contracts, products or services by us or our competitors; o Changes in financial estimates by securities analysts;
o Announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments; o Additions or departures of key personnel; o Sales of common stock; or o Other general economic or stock market conditions, many of which are beyond our control.

     In addition, the stock market in general, and the market for Internet-related and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The trading prices of many technology companies' stock were at or near unprecedented levels in the past year; however, such levels have recently given way to a depressed stock price for technology companies, and there can be no assurance that these trading prices will increase again. Such fluctuation may materially adversely affect the market price of our common stock, regardless of our operating performance. Historically, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. The institution of similar litigation against us could result in substantial costs and a diversion of our management's attention and resources.

                                       18
                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain forward-looking statements. Generally, these forward-looking statements include but are not limited to statements about our plans, objectives, expectations, intentions and other statements contained in this prospectus that are not historical facts. You can identify these statements by forward-looking words, such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "will" and "continue" or similar words. You should read statements that contain these words carefully because they may discuss our future expectations contain projections of our future results of operations or of our financial condition or state other forward-looking information. We caution readers that these forward-looking statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control and may influence the accuracy of the statements and projections upon which the statements are based. The factors listed in the sections captioned "Risk Factors" as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. We will receive estimated gross proceeds of up to $13,640 if the selling stockholders exercise warrants to purchase an aggregate of 2,200,000 shares of our common stock covered by this prospectus, assuming the selling stockholders do not utilize the cashless exercise feature of such warrants. Of the 2,200,000 warrants which may be exercised, 1,000,000 warrants are to be issued only after the effectiveness of this registration statement.

     The net proceeds, if any, that we receive from the exercise of warrants will be used for working capital and general corporate purposes. We may also use all or a portion of the net proceeds for the acquisition of businesses, products and technologies or otherwise to enter into strategic alliances. We reserve the right to change the use of the net proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

                              SELLING STOCKHOLDERS

     This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible debentures held by these selling stockholders. We are not aware that any of these selling stockholders has any plan, arrangement, understanding, agreement, commitment or intention to sell their securities. See "Plan of Distribution." None of the following selling stockholders has held any position or office within our Company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible debentures and warrants.

     Of the 121,157,143 shares of common stock offered by this prospectus, none of the shares are issued and outstanding as of April 1, 2002, and we have reserved all of the shares for issuance to the selling stockholders upon (i) the conversion of shares of outstanding convertible debentures, and (ii) the exercise of outstanding common stock warrants. Such registered shares represent a good faith estimate of the number of shares that could be issuable pursuant to such warrants and debentures. Should our conversion ratio result in our having insufficient shares registered, we will file a new registration statement to cover the resale of such additional securities. We have also registered as part of this offering an additional indeterminate number of shares of our common stock that we may be required to issue to the selling stockholders upon the conversion or exercise of the outstanding convertible debentures and common stock warrants as a result of the anti-dilution provisions of the respective securities. We are registering all of the shares of common stock offered for sale pursuant to this prospectus pursuant to certain registration rights obligations.


     Shares of our common stock will be acquired by the selling stockholders pursuant to the exercise by AJW

                                       19
Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and AJW/New Millennium Offshore, Ltd. of up to $550,000 in secured convertible debentures and warrants to purchase up to 2,200,000 shares of common stock, in the aggregate, in accordance with the terms of that certain securities purchase agreement dated January 24, 2002.

     As stated under the caption "Need for Additional Capital," in order to execute our long-term and short-term strategic plans and to continue our operations, we need to continue to raise funds through public or private debt or equity financings. Consistent with this approach, we entered into a consulting agreement with The N.I.R. Group, LLC, which agreement is more fully explained in this document under the caption "Sales of Unregistered Securities."

     Under the securities purchase agreement, we will receive up to $550,000 from the selling stockholders, and they will receive in return a corresponding amount of our 12% convertible debentures and warrants to purchase up to an aggregate of 2,200,00 shares of common stock. The terms of the debentures provide for full payment on or before January 24, 2003, with interest of 12% per annum, which may be converted at any time at the lesser of (i) $0.008 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, discounted by 50%. The terms of the warrants entitle each selling stockholder to purchase shares of our common stock at a price equal to the lesser of (i) $0.007 per share and (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to exercise, at any time after January 24, 2002 and before the second anniversary date of the issuance. Under the related Registration Rights Agreement, we agreed to register all of the shares underlying such convertible debentures and warrants to allow the selling stockholders to sell them in a public offering or other distribution.

     As of April 1, 2002, (i) $300,000 of the 12% convertible debentures have been issued, none of which have been converted, and (ii) 1,200,000 of the warrants have been issued, none of which have been exercised. Pursuant to the terms of the securities purchase agreement, upon the registration statement registering the shares subject to the debentures and warrants being declared effective by the SEC, the remaining $250,000 of debentures and 1,000,000 warrants will be issued to the selling stockholders. If all $550,000 debentures were converted and all 2,200,000 warrants were exercised on April 1, 2002, a total of 179,619,355 shares of common stock would be required for issuance.

   Of the selling security holders, AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund managers and has voting and investment control over the shares listed below owned by New Millennium Capital Partner II, LLC. AJW/New Millennium Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund managers and has voting and investment control over the shares listed below owned by AJW/New Millennium Offshore, Ltd. Pegasus Capital Partners, LLC is a private investment fund that is owned by its investors and managed by Pegasus Manager, LLC of which Corey S. Ribotsky, and Lloyd A. Groveman are the fund managers and have voting and investment control over the shares listed below owned by Pegasus Capital Partners, LLC. None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

     The following table sets forth certain information about the selling stockholders for whom we are registering shares of common stock for resale to the public. The information in the table assumes no sales are effected by the selling stockholders other than pursuant to this registration statement, and that all shares of common stock being registered pursuant to this registration statement are sold.

     The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders pursuant to this prospectus. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on

                                       20
factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Should the conversion ratio result in our not having sufficient shares registered, we will not rely on Rule 416 to cover such shares, but will file a new registration statement to cover such resale of additional securities should that become necessary.

----------------- ---------------------- ----------------- ---------------- ----------------- ----------------- --------------

      NAME          NUMBER OF SHARES        NUMBER OF        NUMBER OF         NUMBER OF         NUMBER OF        PERCENT
                   BENEFICIALLY OWNED        SHARES            SHARES        SHARES BEING         SHARES        BENEFICIALLY
                   IN CONNECTION WITH     BENEFICIALLY      BENEFICIALLY      REGISTERED       BENEFICIALLY     OWNED AFTER
                    THE JUNE 29, 2001        OWNED IN       OWNED PRIOR TO   UNDER OFFERING      OWNED AFTER      OFFERING(6)
                      DEBENTURES AND      CONNECTION WITH   THE OFFERING(3)        (4)           OFFERING (5)
                        WARRANTS (1)       THE JANUARY 24,
                                         2001 DEBENTURES
                                          AND WARRANTS
                                               (2)

------------------------------------------------------------------------------------------------------------------------------

AJW PARTNERS,          122,945,161          29,936,559       152,881,720       20,192,858       132,688,862           4.9%
LLC

-----------------------------------------------------------------------------------------------------------------------------

NEW MILLENNIUM         122,945,161          29,936,559       152,881,720       20,192,857       132,688,863           4.9%
CAPITAL
PARTNERS II, LLC

------------------------------------------------------------------------------------------------------------------------------

AJW/NEW                122,945,162          59,873,118       182,818,280       40,385,714       142,432,566           4.9%
MILLENNIUM
OFFSHORE, LTD.

------------------------------------------------------------------------------------------------------------------------------

PEGASUS CAPITAL             0              59,873,119        59,873,119        40,385,714        19,487,405           4.9%
PARTNERS, LLC

------------------------------------------------------------------------------------------------------------------------------

     1. Such figures assume the conversion in full of the remaining June 29, 2001 convertible debenture in the amount of $1,135,950 and 2,400,000 warrants assuming full conversion as of April 1, 2002 at a conversion price of $.0031.

     2. Such figures assume the conversion in full of the January 24, 2002 convertible debenture in the amount of $550,000 and 2,200,000 warrants assuming full conversion as of April 1, 2002 at a conversion price of $.0031.

     3. Such figures assume the conversion in full of the remaining June 29, 2001 convertible debenture in the amount of $1,135,950 and 2,400,000 warrants assuming full conversion as of April 1, 2002 at a conversion price of $.0031 and assume the conversion in full of the January 24, 2002 convertible debenture in the amount of $550,000 and 2,200,000 warrants assuming full conversion as of April 1, 2002 at a conversion price of $.0031, notwithstanding the 4.9% limitation on ownership as outlined below in footnote 4.

     4. Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or

                                       21
          unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. This limitation on ownership may be waived with 61 days notice to us. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act. The number of shares shown represents 4.9% of the outstanding common stock assuming full conversion of all debentures and full exercise of all warrants held by the holder and its affiliates.

     5. Such figure represents the maximum number of shares that each selling stockholder could hold pursuant to the 4.9% limitation imposed under the securities purchase agreement.

     6. Such figure assumes the 4.9% limitation imposed under the securities purchase agreement. As of April 1, 2002, 4.9% of our shares outstanding would equal to 2,777,632 shares of our common stock.

     Of the shares of common stock covered by this prospectus, none have been issued and the related warrants, and convertible debentures with rights to conversion, remain outstanding.

     The selling stockholders will continue to use the prospectus included in our prior registration statement filed with the Commission and declared effective on October 3, 2001 in connection with the resale of shares to be issued in connection with the debentures and warrants issued on June 29, 2001. The prospectus included in this registration statement will not serve as a combined prospectus and will be used only in connection with the debentures and warrants issued on January 24, 2002.

     In connection with the issuance of convertible debentures and warrants to certain selling stockholders, we agreed to file and use our best efforts to cause to be declared effective the registration statement of which this prospectus is a part.

     We have agreed to indemnify certain of the selling stockholders against some expenses, claims, losses, damages and liabilities (or action in respect thereof). We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and our own counsel fees.

                              PLAN OF DISTRIBUTION

     The shares being offered by the selling stockholders or their respective pledges, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

o        in privately-negotiated transactions;

o        through the writing of options on the shares;

o        short sales; or

o        any combination thereof.

     The sale price to the public may be:

o        the market price prevailing at the time of sale;

                                       22
o        a price related to such prevailing market price;

o        at negotiated prices; or

o such other price as the selling stockholders determine from time to time.

     The shares may also be sold pursuant to Rule 144. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker/dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

     The selling stockholders, alternately, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledges, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      AMENDMENT AND SUPPLEMENTATION NECESSITATED BY FUTURE SALES.

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

                                       23
     In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     If a selling stockholder enters into an underwriting agreement, the relevant details will be set forth in a post-effective amendment to the registration statement, rather than a prospectus supplement.

OTHER INFORMATION REGARDING FUTURE SALES

     In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

     We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be filed and distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public. In addition, upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a prospectus supplement will be filed and distributed.

PAYMENT OF EXPENSES

     We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.

                MARKET PRICES OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock currently trades on the OTC Bulletin Board under the symbol "ISNQ." Until August 3, 2000, our common stock was traded on the OTC Bulletin Board under the symbol "XCLL." The following table sets forth, for the periods indicated, the high and low bid and ask prices for the common stock as reported on the OTC Bulletin Board. The table gives effect to our two-for-one stock split that occurred on August 3, 2000. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

--------------------- -------------------- ------------------------------------ --------------------------------------
    FISCAL YEAR             QUARTER                        BID                                   ASK
--------------------- -------------------- ------------------------------------ --------------------------------------
                                                 HIGH               LOW                HIGH                LOW
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
2000                  August 31, 1999                  0.01                  +                0.05               0.05
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
                      November 30, 1999                0.04               0.01                0.12               0.05
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
                      February 29, 2000                 N/A                N/A                 N/A                N/A
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
                      May 31, 2000                    10.00               2.00               12.75               2.06
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
2001                  August 31, 2000                  6.25               1.75                6.38               0.06
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
                      November 30, 2000                2.50               0.69                2.75               0.72
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
                      February 28, 2001                0.94               0.31                1.00               0.31
--------------------- -------------------- ----------------- ------------------ --------------------------------------

                                       24
                      May 31, 2001                     0.72               0.05                0.81               0.08
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
2002                  August 31, 2001                  0.09              0.045                0.05               0.05
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
                      November 30, 2001                0.05              0.013               0.058              0.014
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
o        Less than $0.01.

     On April 1, 2002, the last reported sale price for our common stock on the OTC Bulletin Board was $0.0055 per share. On April 1, 2002, there were 1,008 stockholders of record of our common stock.

     Holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available therefore. We have never paid cash dividends on our common stock, and management intends, for the immediate future, to retain any earnings, if any, for the operation and expansion of our business. Any future determination regarding the payment of dividends will depend upon results of operations, capital requirements, our financial condition and such other factors that our board of directors may consider.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. The statements contained in this report that are not historical facts, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements are made based upon our management's current expectations and beliefs concerning future developments and their potential effects upon us. Our actual results could differ materially from those anticipated for many reasons, including risks faced by us described in this prospectus under "Risk Factors."

OVERVIEW

     Insynq, Inc. was incorporated in the state of Washington on August 31, 1998. We provide Internet appliances, known as customer premise equipment, managed and hosted software services, Web hosting services, Web-based local and wide area networks, and access to Internet marketing assistance and related equipment and services. These products and services are offered as components or as an integrated whole, either sold directly or on a fee or subscription basis.

     In late 1999, Insynq decided to seek out a combination with a public company. On February 18, 2000, Xcel Management, Inc., a publicly held company, and Insynq closed an asset purchase transaction in which Xcel acquired substantially all of the assets of Insynq. Xcel continued to develop the business of Insynq, and on August 3, 2000, at a special meeting of Xcel's stockholders, Xcel completed a re-incorporation merger with its wholly owned subsidiary, Insynq, Inc., a Delaware corporation. Today, as the combined and surviving entity, Insynq, Inc. continues to develop the IQ Utility Service while incorporating the customer premise equipment developed as part of the IQ Delivery System.

     We target small and medium enterprises and the high-end segment of the small office and home office market for the sale of hardware and hosted software and access to Internet-related services. The products and services are provided by developing a customer subscriber base that adopts a cost-effective, on-line solution to building and maintaining an information technology system through the adoption of "Web-based" computing as an alternative to both traditional local wide area networks and traditional client-server implementations. Generally, we market our self as an Internet utility company that can cost-effectively provide all of the computer software, hardware, connectivity and Internet-access needs for its customers.

     We currently have several independent software vendors' products on line using the IQ Data Utility Service computing services and anticipate signing various agreements with additional organizations in the next few months. We expect to increase the subscriber base through these respective sales channels. Software vendor relationships currently in place include Microsoft Corporation, Network Associates, Inc./McAfee, Peregrine Corporation, Macola Software, and Novell, Inc.

     The complete IQ Delivery System and Internet Utility Service includes managed network and application

                                       25
services, and can span from a customer's keyboard to the data center. We provide certain equipment, which is kept on our customer's premises, including a simplified, diskless workstation or thin client, and a multi-function router, our IQ Delivery System, which is entirely managed and maintained by us. The system can also include Internet- access services provided by us or by a user selected telecommunications partner/provider. The final pieces of the system are the data centers, which are located in Tacoma and Bellingham, Washington. These facilities, with redundant power, bandwidth, and cooling, house the server equipment and routers. While this is the recommended configuration for customer use to take advantage of the full services, customers are free to choose which components they use.

     In the process of developing the IQ Delivery System, our management believes we have acquired valuable technological expertise. We have created new methodologies and produced proprietary hardware and software that is believed to be essential to the configuration and effective management of Internet-based networks and outside deployment of shared software applications.

RESULTS OF OPERATIONS

     We had limited operational activity during the three month and six month periods ended November 30, 2001. Therefore, we believe that any comparison of the results of operations for the respective periods have very limited value for evaluating trends and/or as a basis for predicting future results.

     We incurred a net loss of $1,207,338 and $5,841,824 for the three months ended November 30, 2001 and November 30, 2000, respectively. For the six months ended November 30, 2001 and November 30, 2000, the net loss incurred was $2,864,176 and $8,975,322, respectively. The respective quarterly losses resulted primarily from: (1) providing discounted or free services as we test-marketed our products and services, (2) initial network, infrastructure, and research and development costs associated with the start-up of operations,
(3) adjustments to salaries and directly related benefits, (4) increased professional and consulting fees, and, (5) the issuance of warrants and options for services.

     Total revenue for three months ended November 30, 2001 and November 30, 2000 was $227,729 and $106,171, respectively, representing an increase of $121,558. The primary sources of revenue during the three month period ended November 30, 2001: (1) seat subscription revenue of $183,444, net of discounts,
(2) managed software and support service revenue of $10,762, and (3) hardware and software sales and other revenue of $33,523. Total revenue for the six months ended November 30, 2001 and November 30, 2000 was $422,294 and $173,933, respectively. Primary revenue sources for the six month period ended November 30, 2001 are: (1) seat subscription revenue of $325,892, net of discounts; (2) managed software service revenue of $16,144; and, (3) hardware and software sales and services revenue of $80,258. Seat revenue for the six months ended November 30, 2001 increased approximately 290% over the same period ended November 30, 2000. For the six months ended November 30, 2001, seat revenue accounts for approximately 85% of total revenue. While we have experienced growth in revenue in recent periods, prior growth rates should not be considered as necessarily indicative of future growth rates or operating results for Fiscal 2002. We expect future revenue from all sources to trend away from our practice of providing discounts and free offerings experienced in second quarter, Fiscal 2002, as we continue to develop our sales and implement our sales and marketing strategies, increase consumer understanding and awareness of our technology and prove our business model.

     Our continued growth is significantly dependent upon our ability to generate sales relating to our subscription and managed software services. Our main priorities relating to revenue are: (1) increase market awareness of our products and services through our strategic marketing plan, (2) growth in the number of customers and seats per customer, (3) continue to accomplish technological economies of scale, and (4) continue to streamline and maximize efficiencies in our system implementation model.

COSTS AND EXPENSES

     During the three months ended November 30, 2001, we recorded direct costs of services of $338,534, an increase of $68,306 over the limited operations experienced in the same period one year ago. Network and infrastructure costs were $3,458 for the period ended November 30, 2001, which is a decrease of $38,309 over the same period ended November 30, 2000. For the six-month periods ended November 30, 2001 and November 30,

                                       26
2000, we incurred $658,401 and $616,966 in direct costs, and, $32,785 and $79,182 in network and infrastructure costs, respectively.

     Selling, general, and administrative costs were $800,383 for the three months ended November 30, 2001, representing a decrease of $1,575,411 over the same three month period one year ago. For the six months ended November 30, 2001, selling, general and administrative costs decreased $2,518,444 over the same period ended November 30, 2000. The decrease can be directly attributed to our management's committed efforts, beginning in the fall of 2000, to restructure our operations and reduce our expenses. Of significance for the six months ended November 30, 2001, is a $2,113,484 decrease of comparable period expenses requiring cash payments. Non-cash expenses for the quarter ended November 30, 2001 and November 30, 2000 was $261,974 and $535,802, respectively. For the six-month period ended November 30, 2001 and November 30, 2000, non-cash compensation was $778,642 and $1,183,602, respectively, representing a decrease of $404,960. Non-cash compensation is generally representative of the fair value of common stock, options and warrants issued for services, and the amortization of unearned compensation.

     Interest expense was $337,584 for the three months ended November 30, 2001 versus $3,188,382 for the three months ended November 30, 2000. For the six-month periods ended November 30, 2001 and November 30, 2000, interest expense was $528,026 and $3,749,672, respectively. The decrease of $3,221,646 was due primarily to the recognition in prior comparable periods of: (1) accounting for non-cash interest recognized on the fair value of warrants issued with notes payable and convertible debentures, (2) interest recognized for the beneficial conversion features on the conversion of debentures and notes payable, (3) reductions in the original conversion prices offered significantly below the fair market value of the common stock on the conversion dates, and,
(4) capitalized equipment lease obligations. Accounting for non-cash interest resulted in $243,416 and $3,166,570 of the reported expense for the three months ended November 30, 2001 and November 30, 2000, and, $347,394 and $3,692,747 for
the six months ended November 30, 2001 and November 30, 2000, respectively. For the six months ended November 30, 2001, non-cash interest expense included $331,659 related to the amortization of the 12% convertible debenture discounts.

     We have recorded other income of $79,857 for the six months ended November 30, 2001. The reported amount represents approximately $77,610 of favorable vendor negotiated settlements.

LIQUIDITY AND CAPITAL RESOURCES

     We had cash and cash equivalents of $135,366 as of November 30, 2001, and a deficit in working capital of $4,321,523 at the same date. For the six months ended November 30, 2001, we used cash in our operating activities totaling $1,173,172.

     We finance our operations and capital requirements primarily through private debt and equity offerings. For the six months ended November 30, 2001, we received cash totaling $1,280,076 from the issuance of promissory notes payable and convertible debentures. For the six months ended November 30, 2001, we received $35,526 from the issuance of common stock and the exercise of options and warrants.

     As of February 28, 2002, our most recent practical date, we have approximately $5,316,600 in current liabilities and past due debt. This amount includes a reclassification of our convertible debentures, net of discounts, from `other liabilities' as previously reported on our November 30, 2001 balance sheet. Of the $5,316,600 liability, approximately $431,500 is deemed as a current trade payable or an accrual.

     We are late in payment of certain creditor trade payables of approximately $772,500. In June 2001, our management negotiated either substantial reduction of amounts owed or negotiated more favorable long-term payment plans. We offered three payment plans: (1) seventy percent reduction in the amount owed with payment due in one installment; (2) fifty percent reduction of the amount owed with payment in twelve installments; and (3) no reduction of the amount owed with payment in twenty-four installments. We believe that these negotiations were well received by our vendors. However, as of February 28, 2002, many creditors, accepting one of the payment plans, have not been paid. The creditors who accepted payments plans are owed approximately $125,468, and are included in current trade payables and in the past due amount of $772,500. Currently, payable balances due by each plan are: (a) plan 1 - $40,395; (b) plan 2 - $2,670; and, (c) plan 3 - $82,403. As a result of these plans and

                                       27
subsequent additional negotiations with our vendors, we recorded over $113,000 of forgiven creditor payables for the six months ended November 30, 2001, and an additional $349,000 for the three months ended February 28, 2002. Also, management has entered into re-negotiations, and has approached the remaining outstanding creditors, with trade payables of approximately $648,000, by offering them cash payments for substantially less than the amounts due, or request a total forgiveness of the debt. To-date this has been well received by many of these creditors. However, if we are not able to negotiate payment plans or complete settlements with these vendors, or if we are not able to execute the negotiated payment plans with those who have accepted such plans, we could experience a severe negative impact on our business resources and we may be forced to cease operations.

     As of February 28, 2002 we have approximately $231,800 recorded in accrued liabilities that are to two creditors. We are in the process of determining the validity of these liabilities under the terms and conditions of the pre-existing agreements.

     We lease equipment under a capital leases expiring in 2003. As of February 28, 2002, our principal capital lease obligation for computer hardware, printers and related infrastructure is in default in the amount of approximately $757,560. We have initiated discussions to restructure this obligation, and, given the current market conditions, believe we will be successful in such attempt. If we are unable to successfully restructure this obligation, options remain open to us including, for example, returning the equipment and purchasing new equipment on the open market. In the meantime, we have signed an additional lease agreement for equipment to support our customer base. However, there can be no assurance that we will able to locate other necessary equipment or raise the funds necessary to make such further purchases. In addition, if all other methods fail, we might be able to outsource our data center function; there is no assurance that such methods will be available to us on favorable terms, or at all. If this were to occur then we may be unable to deliver to our customers their contracted services.

     In addition, approximately $549,200 of business and payroll taxes are delinquent, plus an estimated $157,000 of related assessed penalties and interest. We have retained legal counsel to represent us in our current negotiations with the Internal Revenue Service about a payment plan for the past due taxes. The IRS has imposed certain conditions on us in order to proceed with negotiations, one of which requires us to remain current on all future payroll tax deposits. We have also been in contact with other respective taxing authorities to initiate payment plans in settlement of their respective past due taxes. There can be no assurances, however, that we will be able to agree or commit to any proposed terms set forth by the Internal Revenue Service or favorably negotiate terms with other taxing authorities. If we are unsuccessful, the taxing authorities could obtain a lien against some or all of our assets. Should this occur, we likely would be forced to cease our operations.

     Additionally, there is one lien for approximately $28,000, filed by the State of Utah, for prior year's income taxes, plus accrued penalties and interest. The State of Utah assessed these taxes to Xcel Management, Inc., our predecessor company. This amount is in dispute and amended returns to correct this deficiency have been filed.

     As of February 28, 2002, we have approximately $259,125 of employee agreement related obligations in the form of accrued and deferred salaries. These obligations are primarily a result of applying the terms of existing employment agreements against that which we actually paid. Currently, management is negotiating with employees with employment agreements to forgive all deferred and accrued salaries and bonuses to-date. On December 31, 2001, two key officers forgave $126,100 of deferred compensation.

     As of February 28, 2002, we have approximately $1,468,050 in short-term notes, loans and related accrued interest. In settlement of these debts, our board of directors may authorize the issuance of class A preferred stock. To-date we have received a letter of intent to convert approximately $1,300,000 of this debt.

     As of February 28, 2002, we have recorded outstanding convertible debentures of $1,435,950, plus related accrued interest of $33,100 and unamortized discounts of $807,184.

     On June 29, 2001, we entered into a private financing transaction with three investors under which the investors initially purchased $550,000 from a total of $1,200,000 of our 12% convertible debentures. Investors purchased an additional $100,000 on August 15, 2001, $150,000 on October 18, 2001, and,
$400,000 on November 2, 2001 under this financing agreement. The debentures are convertible into shares of our common stock at the lesser of (i) $0.18

                                       28
or (ii) the average of the lowest three trading prices on the twenty trading days prior to the notice of such conversion, discounted by 50%. The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at an exercise price per share equal to the lesser of (i) $.04 and (ii) the average of lowest three (3) trading prices during the twenty (20) trading days immediately prior to exercise of the warrants. If the 2,400,000 warrants were exercised on April 1, 2002, the warrant conversion price would be $.0062. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest of 12% per annum. Through April 1, 2002, all the net proceeds were used to fund our necessary day-to-day operations, which included payroll and related taxes; infrastructure and delivery costs; and, certain legal and accounting fees.

     On January 24, 2002, we entered into a second private financing transaction to sell our 12% convertible debentures, to four investors, under which, the investors initially purchased $300,000. Proceeds from this initial transaction, net of fees and expenses, were $221,000, of which $77,000 was specifically escrowed and reserved for selected vendor settlements. The conversion price of the debentures is the lesser of $0.008, the fixed conversion price, or, the average of the lowest three inter-day trading prices during the twenty days immediately prior to the conversion date, discounted by 50%. For each one-dollar ($1.00) of debenture investment, we will issue warrants to purchase four (4) shares of common stock. The warrant is exercisable from time to time up to two
(2) years from date of issuance, at an exercise price equal to the lesser of $0.007 or the average of the three lowest inter-day trading prices during the twenty days immediately prior to the exercise. If the 2,200,000 warrants were exercised on April 1, 2002, the warrant conversion price would be $.0062.

     We anticipate receiving the remaining $250,000, less approximately $30,000 in applicable fees, upon this registration statement being declared effective by the SEC. Our management believes that the likelihood of receiving the remaining $250,000 is good; however, our ability to receive the remaining $250,000 pursuant to the securities purchase agreement is subject to conditions, which include, but are not limited to:

     (i) that our representations and warranties in the securities purchase agreement are true and correct in all material respects as of the date when made and as of the closing date and that we have performed, satisfied and complied in all material respects with the covenants, agreements and condition required by the securities purchase agreement; (ii) that no litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by the securities purchase agreement; and (iii) that our shares of common stock shall have been authorized for quotation on the OTCBB and trading in our common stock on the OTCBB shall not have been suspended by the SEC or the OTCBB.

     On June 29, 2002 we will be obligated to repay any unconverted funds pursuant to our June 29, 2001 debenture and on January 24, 2003 we will be obligated to repay any unconverted funds pursuant to our January, 24, 2002 debenture. We do not currently have the funds to repay the amounts that may become due under such debentures and we may not have the funds available to meet those requirements when they come due. Pursuant to the June 2001 and the January 2002 debenture agreements, any amount of principal or interest which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid.

     Our continuation as a going concern is dependent on our ability to obtain additional financing, and, generate sufficient cash flow from operations to meet our obligations on a timely basis. Our ability to raise capital in the future will be difficult because our securities purchase agreements with our debenture investors prohibit us from entering into any financial arrangement which would involve the issuance of common stock for a period of two years from the date this registration statement becomes effective without offering a right of first refusal to the debenture investors. Moreover, our ability to raise capital would also be difficult because our debentures issued in connection with the June 29, 2001 and January 24, 2002 private placements have floating conversion features which, when converted, would cause purchasers of our common stock to experience a substantial dilution of their investment.

     From December 1, 2001 to April 1, 2002, we have received $144,000 in cash from the issuance of $300,000 of convertible debentures. Certain investment related fees and payments to creditors totaling $156,000 were deducted or held back through escrow pursuant to the terms of our financing agreement.

                                       29
     On September 6, 2001, we were served with a summons and complaint by our former landlords, asserting: (a.) a breach of a settlement agreement entered into in May 2001 to register 500,000 shares of common stock, valued at $80,000, in partial settlement of the then existing lease, and, (b.) a default by us on two new long-term lease obligations. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus estimated triple net charges currently at $3,038 per month and beginning in year two, annual consumer price index with a minimum annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease, excluding late fees, interest and other charges. Terms of the second lease call for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003. On October 4, 2001, our former landlords filed a summons and complaint with the Superior Court of Washington for Pierce County for a summary judgment motion on all claims. All claims under this motion were denied. We deny the allegations under this claim and believe it is without merit. It is the opinion of our management and our legal counsel that the settlement agreement signed in May 2001 that required the signing of the new leases were entered into under economic duress, based on misrepresentation and fraud and were signed in bad faith on the part of the former landlords. As such, it is our management's opinion that the settlement agreement and the lease agreement are void. We intend to continue to vigorously defend against this lawsuit.

     We currently have no material commitments for capital requirements. If we were forced to purchase new equipment to replace the equipment we currently lease, any new leases would constitute a material capital commitment; however, we are currently unable to quantify such amounts. If this occurs, we will attempt to raise the necessary finances to make such purchases, but there is no assurance that we will be able to do so. Without the ability to quantify these amounts, we nonetheless believe that it would have a material impact on our business and our ability to maintain our operations.

     Since September 2000, we began implementation of an internal cost restructuring of our operations, both in sales and marketing, as well in our executive management team, and other critical cost cutting measures. In June 2001, we negotiated with many of our vendors to materially reduce amounts owed or attain more favorable long-term payment terms. In October 2001 we further reduced our staffing requirements and as a result of these measures, we have tightened the controls over our use of cash and, additionally, have taken steps to improve the billing and collection process. Our management forecasts the continuing effects of these changes will result in a substantial improvement of monthly cash flows. In addition to these changes, we have implemented a marketing program through our recently developed accounting vertical, which has dramatically reduced customer acquisition costs. The combination of the internal restructuring efforts and increased operational efficiencies will allow us to move toward profitability and to achieve our business plan and goals. We are also pursuing opportunities to merge and/or acquire compatible companies with which to leverage management, financial and operational resources. We believe these changes and strategies will position us well for future opportunities.

     We have recently signed several sales and marketing agreements. In particular, we have completed negotiations with a large U.S. telecommunication firm who will re-market, via private label, various services beginning in December 2001. These services will include the delivery of Windows(TM) desktops, data storage and virus protection delivered on a subscription bases for a fixed monthly cost. We have recently launched our e-Accounting Center portal located at WWW.CPA-ASP.COM, which has been designed to help the accounting professional manage and expand their business. It includes resources for marketing, promotion, professional education, and web design, as well as, step-by-step tips for transforming a traditional accounting business into an e-Accounting practice. This, in addition to an agreement with an accounting affiliation of approximately 60,000 subscribers and the adoption of the IQ Data Utility Service solution by these and other accountants is providing access to professional accounting organizations and their client bases. There can be no assurances, however, that we will substantially increase our monthly recurring revenues.

     We believe that technology outsourcing, focused on business fundamentals, such as finance, accounting, customer relationship management and sales force automation, will be the primary adopters of application service providers and managed service solutions in the next year. We are focusing all possible resources in developing our domain expertise in these areas to gain additional leverage and build broader service offerings that compliment our current services already being delivered to those markets.

                                       30
     We currently have no arrangements or commitments for accounts receivable financing. We believe our need for additional capital going forward will be met from private debt and equity offerings, and, increasingly, from revenues from operations as we continue to implement our strategic plan; however, future operations will be dependent upon our ability to secure sufficient sources of financing and adequate vendor credit. However, there can be no assurance that we will achieve any or all of these requirements.

     We are currently developing and refining our acquisition and expansion strategy. If we expand more rapidly than currently anticipated, if our working capital needs exceed our current expectations, or if we consummate acquisitions, we will need to raise additional capital from equity or debt sources. We cannot be sure that we will be able to obtain the additional financing to satisfy our cash requirements or to implement our growth strategy on acceptable terms or at all. Our ability to raise capital in the future will be difficult because our securities purchase agreements with our debenture investors prohibit us from entering into any financial arrangement which would involve the issuance of common stock for a period of two years from the date this registration statement becomes effective without offering a right of first refusal to the debenture investors. If we cannot obtain such financing on terms acceptable to us, our ability to fund our planned business expansion and to fund our on-going operations will be materially adversely affected. If we incur debt, the risks associated with our business and with owning our common stock could increase. If we raise capital through the sale of equity securities, the percentage ownership of our stockholders will be diluted. In addition, any new equity securities may have rights, preferences, or privileges senior to those of our common stock.

                              OUR BUSINESS

     Except for historical information, the following description of our business contains forward-looking statements based on current expectations that involve risks and uncertainties. Our actual results could differ materially from those set forth in these forward-looking statements as a result of a number of factors, including those set forth in this prospectus under the heading "Risk Factors."

GENERAL

     We are an application service provider, or ASP and we have been delivering outsourced software application hosting and managed information technology services through our IQ Data Utility Service and IQ Delivery System since 1997. We host software applications on our servers located at the data center, rent computing services to our customers for a monthly fee, and perform remote management and maintenance of our customers' servers from our network operations center. Our customers connect to our facilities over the Internet, through a dedicated telecommunications line or by wireless connection. Our goal is to provide our services with the speed, simplicity and reliability of a utility service. Like a utility company, we allow business customers to "turn on", or access, their software applications and data instantly through any web enabled computer, regardless of operating system. Our current 817 users can freely access their software and data in real time from any computer, anywhere in the world.

     We provide our customers with the tools necessary to implement business workflow and process ideas quickly and cost effectively. We make it possible for many businesses to take advantage of technology solutions that have typically been reserved for larger business enterprises. These solutions enable our customers to benefit from reliable, high-quality technology operations, which can grow to accommodate increasing business needs, and can be delivered without undertaking the difficulty and expense associated with building the required expertise in-house.

     We provide our services through our IQ Data Utility Service and IQ Delivery System, which allows us to consistently deploy our customers operations across multiple locations and to maintain those services through our centralized operations center. Among other things, our services enable our customers to:

o Quickly expand their Internet presence as business opportunities arise in new geographies; and
o Efficiently incorporate new technologies into their existing business operations as these technologies evolve.

     The application service provider model of distributing computer processing services over the Internet has proven itself to deliver a lower total cost of ownership as compared to building and maintaining physically separated

                                       31
information technology systems. This due in part to the increasing complexities of successfully deploying and maintaining the various components of software solutions, as well as the hardware and connectivity required for a successful Internet business operation. In addition, the in-house expertise required to meet these challenges is significant and typically requires a host of technical specialists.

     We target small and medium enterprises and the high-end segment of the small office and home office market for the sale of hardware and hosted software and access to Internet-related services. The products and services are provided by developing a customer subscriber base that adopts a cost-effective, on-line solution to building and maintaining an information technology system through the adoption of "Web-based" computing as an alternative to both local area networks and traditional network implementations. Generally, we market ourselves as an Internet utility company that can cost-effectively provide all of the computer software, hardware, connectivity and Internet-access needs for its customers.

HISTORY

     One of our predecessor companies, Xcel Management, Inc., formerly known as "Palace Casinos, Inc.," was inactive from the end of 1995 until the consummation of an asset purchase transaction with another of our predecessor companies, Insynq, Inc., a Washington corporation. During the two-year period prior to the transaction with Insynq-WA, Xcel and its then management worked to complete a plan of reorganization confirmed in the United States Bankruptcy Court under Chapter 11 of the federal bankruptcy laws, and undertook necessary steps to position Xcel to seek a new business enterprise in which it could become involved, either through a merger or reorganization, or an acquisition transaction. These efforts resulted in the transaction with Insynq-WA, completed in February 2000.

     Xcel was originally incorporated in the state of Utah on May 22, 1980, under the name Ward's Gas & Oil, to engage in the oil and gas business. This business was terminated after a few years of operations. From November 1992 until approximately the end of 1995, Xcel (then called Palace Casinos, Inc.), was engaged, through its then wholly-owned subsidiary, Maritime Group, Ltd., in the development of a dockside gaming facility in Biloxi, Mississippi. In April 1994, the subsidiary completed the development of the Biloxi gaming facility, Palace Casino, and commenced operations. On December 1, 1994, Xcel and its subsidiary separately filed voluntary petitions for relief under Chapter 11 of the federal bankruptcy laws. Although the original bankruptcy petition was filed in the United States Bankruptcy Court for the District of Utah, Central Division, the supervision of Xcel's Chapter 11 proceedings was transferred to the United States Bankruptcy Court for the Southern District of Mississippi. On September 22, 1995, Xcel, having been operating as a debtor-in-possession in connection with the bankruptcy proceeding, entered into an asset purchase agreement under the terms of which it agreed, subject to the approval of the bankruptcy court, to sell substantially all of its subsidiary's operating assets. This transaction was approved by the bankruptcy court and completed in the end of 1995, with all of the net proceeds of the transaction being distributed to creditors. Following the completion of the sale of the subsidiary's assets, Xcel had essentially no assets and liabilities and its business operations essentially ceased, except for efforts to complete a plan of reorganization, described below.

     In February 1999, Steve Rippon and Edward D. Bagley, Xcel's management at the time, submitted to the bankruptcy court, as plan proponents, a plan of reorganization, which was confirmed by the bankruptcy court on June 16, 1999. Under the terms of the plan: (a) all of Xcel's priority creditors were paid a total of $5,000; (b) unsecured creditors, holding between $300,000 and $500,000 in claims, were issued pro rata a total of 90,000 shares of post- bankruptcy common stock in full satisfaction of such obligations; and (c) all of the equity holders of Xcel common stock were issued, pro rata, a total of approximately 90,000 shares of common stock in lieu of a total of 8,794,329 shares of preferred and common stock issued and outstanding, with the result that .0102 shares of common stock were issued for each previously outstanding share of common stock. Under the terms of the plan, all of Xcel's outstanding warrants and options expired. In connection with the plan, Messrs. Rippon and Bagley, creditors of the estate and the plan proponents, were elected as Xcel's officers and directors, and were issued a total of 1,620,000 shares of common stock (810,000 shares each) in consideration of their contributions of services and approximately $20,000 in cash provided to pay for legal services and costs incurred in the plan confirmation process and related activities.

     Following the confirmation of the plan in June 1999, Xcel completed the plan in accordance with its terms.
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                                       32
Immediately following the confirmation of the plan, Xcel had a total of approximately 1,800,000 shares of common stock, par value $0.001 per share, issued and outstanding. On December 3, 1999, the bankruptcy court, after reviewing the efforts by the plan proponents, issued an order closing the bankruptcy estate.

     Subsequent to the completion of the plan, Xcel undertook efforts to complete updated financial statements, to prepare and file updated periodic reports with the Securities and Exchange Commission, and to undertake actions to enable Xcel to seek a business opportunity for acquisition or involvement by Xcel. These efforts resulted in the asset purchase transaction with Insynq-WA.

     On January 26, 2000, Xcel entered into an asset purchase agreement with Insynq-WA. Since September 1998, Insynq WA was engaged in providing hardware, software, computer Internet and related connectivity services and products to the small to medium enterprise and the high end small office home office markets. On or about that same time, Insynq-WA engaged in a 1.41056 to 1 stock split. The terms of the asset purchase agreement were substantially completed on February 18, 2000. Under the terms of the asset purchase agreement, Xcel acquired substantially all of the assets of Insynq-WA and assumed substantially all of the obligations of Insynq-WA, in exchange for the issuance by Xcel of a total of 7,604,050 shares of restricted common stock of Xcel to the Insynq-WA shareholders pro rata in a liquidating distribution. As a result of the transaction, Xcel had a total of approximately 9,404,050 shares issued and outstanding, of which the former Insynq-WA shareholders held 7,604,050 shares, or approximately 80.9%. In connection with the asset purchase agreement, Insynq-WA obtained approval of the sale of its assets by its shareholders at a duly called and convened shareholders' meeting.

     As a result of the asset purchase agreement, Xcel acquired essentially all of the assets, tangible and intangible, of Insynq-WA and became engaged in Insynq-WA's business. These assets included computer hardware and software and related equipment, furniture and fixtures, proprietary technology developed by Insynq-WA, all contractual rights including capitalized lease equipment and other leasehold rights, trade names and trademarks, all client lists and marketing data and materials, cash and cash equivalents, accounts receivable, inventory, work-in-progress and related assets. Xcel also assumed essentially all of the obligations and liabilities of Insynq-WA, including capital lease obligations on equipment, accounts payable, accrued payroll and other business taxes, notes payable, and other liabilities. In addition to such liabilities, Xcel agreed to assume all other contractual obligations of Insynq-WA. In that regard, Xcel entered into employment contracts with certain individuals who were executives or key employees of Insynq-WA on substantially the same terms as the terms of employment between Insynq-WA and such individuals.

     Prior to September 1998, the business which ultimately became Insynq-WA's business was under development as a potential product/services line of Interactive Information Systems Corporation, a company wholly owned by M. Carroll Benton, our secretary, treasurer and chief administrative officer. In September 1998, Interactive transferred to Charles Benton, husband of Ms. Benton and then a creditor of Interactive, in satisfaction of a debt obligation owed by Interactive to Charles Benton, all of Interactive's right, title and interest in and to (1) certain equipment and other tangible personal property, and (2) the intellectual properties, computer software, trademarks, copyrights, ideas, work-in-progress, and other tangible and intangible property comprising the system known as the "Insynq Project" which later developed into our IQ Delivery System. Mr. Benton then contributed all of the Insynq Project intellectual property assets to Insynq-WA in exchange for the initial shares of common stock issued by Insynq-WA at the time of its formation. Mr. Benton also sold the equipment and other tangible property to the newly formed Insynq-WA in exchange for a note. Mr. Benton then sold all of his shares of Insynq-WA common stock to
M. Carroll Benton and John P. Gorst, our chief executive officer, chairman of the board and president. Insynq-WA continued the development of the Insynq Project business until February 18, 2000, when Xcel acquired all of that business under the terms of the asset purchase agreement.

     Under the asset purchase agreement, Xcel also agreed to assume all equipment leases, leaseholder obligations covering office space utilized by Insynq-WA, all consulting contracts, and all other contract obligations. Finally, at the time of completion of the Insynq-WA asset acquisition, Insynq-WA had outstanding to various shareholders a number of warrants and options which entitled the holders to purchase shares of restricted common stock of Insynq-WA, which warrants and options were converted into like warrants and options to purchase shares of Xcel's common stock.

     On August 3, 2000, at a special meeting of shareholders, Xcel completed a re-incorporation merger with its
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                                       33
wholly owned subsidiary, Insynq, Inc., a Delaware corporation, pursuant to a plan of merger dated June 30, 2000. Pursuant to the plan of merger, each shareholder of Xcel received two (2) shares of Insynq common stock for each one
(1) share of Xcel stock held on the date of the merger.

                               INDUSTRY BACKGROUND

THE INTERNET

     The Internet is fundamentally changing the way businesses interact with their customers, partners and other businesses and has become an important medium for both commerce and communications. Improvements in the quality and reliability of global telecommunications networks and common Internet protocols permit large volumes of data to be delivered to end users over a variety of Internet-enabled devices. Businesses are now able to access and distribute a wide array of software services over the Internet, allowing them to, among other things, implement supply chain management solutions and enable other operating functions on-line, market and sell products and services to customers and offer web-based customer self-service programs. As a result, businesses are substantially increasing their investments in Internet sites, services, software, network infrastructure, information technology personnel and hardware to utilize the reach and efficiency of the Internet.

     Even as companies have increased their investments in Internet infrastructure, the complexity of successfully deploying and maintaining Internet business operations continues to increase. In particular, the software infrastructure required to deploy and maintain Internet business operations has become increasingly complex. For example, businesses deploying Internet business operations can choose from multiple software applications with varying levels of functionality and complexity, all of which must integrate to become a seamless information system. In addition, with increasing globalization, businesses often must maintain their operations in multiple locations and design their infrastructure to accommodate local standards, while remaining synchronized with operations in other geographies.

     The in-house expertise required to meet these challenges is significant and typically requires a host of technical specialists, including network administrators, systems administrators, database administrators, security experts, monitoring and management experts, project managers, software operations specialists, troubleshooting specialists and performance engineers. It is often difficult, time consuming and costly to hire and retain these experts. Even if businesses can effectively hire and retain these experts, deploying this talent to maintain a business' Internet infrastructure is inefficient as it diverts these resources from enhancing a business' core competencies.

     To effectively manage the increasing complexity of Internet business operations, we believe that companies require a new set of infrastructure services to run Internet business operations on an automated and global basis. A reliable, secure, expandable and cost-effective software infrastructure network would permit businesses to focus on their core competencies and provide greater functionality and flexibility than they could otherwise attain on their own. Businesses could also access a global and robust technology infrastructure without incurring the time or financial costs associated with building equivalent functionality on their own. In addition, businesses would be able
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                                       32
to access the operational capacity they require to efficiently run their Internet-based software applications, and to efficiently increase or reduce that capacity as business needs dictate. The solution would also consistently deploy and maintain businesses' operations across multiple locations via centralized network operations centers.

     We believe that we provide all of these services in an affordable and easy to deliver package and that corporate information technology departments have a resource that they can depend on to deliver advanced technology solutions.

THE INDUSTRY

     An application service provider can be defined as an entity that supplies another company with leased applications, information technology infrastructure and support services. Instead of buying hardware and business software from vendors and using its own information technology staff to implement and maintain the system, a customer contracts with an application service provider for software applications and services that may include system administration, upgrades and day-to-day operations such as backup, recovery and security.
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                                       34
     This arrangement enables customers to focus on getting value from leased applications, free of the need to administer, maintain and upgrade them. Renting rather than buying may provide a financial advantage, since such services are treated as operating expenses, rather than capital investments.

     Organizations reap several significant benefits from using application service providers. These include a solution to the scarcity of information technology staff, rapid software application deployment, and a lower total cost of ownership. By avoiding the time and cost of developing internal systems, customers also save money that would otherwise be spent on maintenance, updates and training, raising their overall productivity. Finally, application service provider customers are protected from technological obsolescence and benefit from the latest applications and services.

     As reported in Computerworld, ASP Winners and Losers, August 20, 2001, "The total market for application services last year came to just $770.5 million worldwide, according to IDC. But the total market is expected to more than do this year and jump to $15 billion by 2005, the market research firm says."

     We believe that the value of our service is further enhanced by delivering a customer-premise equipment solution, our IQ Delivery System, that can provide both a less expensive computing model, as well as provide the customer with a fully managed and secure outsourcing option.

THE TECHNOLOGY

     We believe that the following key features of our technology allow us to provide dependable and affordable services to our clients:

     Our IQ Data Utility Service and our IQ Delivery System were originally developed by Interactive, a computer integration company located in Tacoma, Washington. The early stages of the IQ Data Utility Services and the IQ Delivery System were purchased by Insynq- WA in September 1998 and were subsequently assumed by Xcel as part of the Insynq-WA asset purchase agreement in February 2000. The complete IQ Data Utility Service includes managed network and application services, and can span from a customer's keyboard to the data center. We provide certain equipment, which is kept on our customer's premises, including a simplified, diskless workstation, or Thin Client, and multi-function router or utility server, our IQ Delivery System, which we manage and maintain. The final pieces of the system are the data centers, which are located in Tacoma and Bellingham, Washington. These facilities, with redundant power, bandwidth, and cooling, house our server equipment and routers.

     In the process of developing the IQ Delivery System, we believe we acquired valuable technological expertise. We have created new methodologies and produced hardware and software that we believe is essential to the configuration and effective management of Internet-based networks and outside deployment of shared software applications. Some of our key employees are certified as Microsoft Systems Engineers, Microsoft Certified Professionals, Certified Netware Administrators, Certified Citrix Administrators, Certified Netware Engineers and Certified Cisco Architects.

     To support Microsoft Corporation's Windows-based applications, the IQ Data Utility Service uses proprietary Citrix Systems, Inc. independent computer architecture software to increase end-user performance and reduce a customer's total cost of owning and maintaining computer hardware and software. Our technology utilizes our IQ Delivery System, a simple device at the client site, which allows us to manage all hosted application processing functions. The centrally managed servers also house customers' data, provide storage and backup, file and directory security, and anti-virus protection.

     The IQ Data Utility Service receives and transmits information in the form of images rather than data, requiring less bandwidth than traditional network configurations. Customers may connect to the IQ Data Utility Service via a variety of carriers and connectivity technologies, including public access over the Internet with encryption, through private connections, or other available access methods. Properly provisioned connections, whether public or private, generally provide a quality end-user experience.

     The first type of customer configuration, Internet browser-based Thin Client devices, also called Internet Appliances, allow a user to interact with the images transmitted over the Internet using only a monitor, keyboard,
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                                       35
and a mouse. The Internet Appliance actually does very little since its functions are limited to sending user instructions to centrally managed servers. Using the IQ Data Utility Services, an Internet Appliance communicates the user's data-entry and retrieval commands to servers located at the data center, where all computing functions are performed. Internet Appliances do not have disk or tape drives which generally increases customer productivity by restricting users' ability to install extraneous software applications, such as computer games, or tamper with a computer's operating system. This access device imposes a singleness of purpose upon the operation, and improves manageability, simplicity, and reliability.

     The traditional computer workstation, utilizing a central processing unit and disk resources, constitutes the second type of customer configuration. These customers may need to use fully equipped workstations for certain individuals that utilize non-Windows software applications or very specialized, complex applications such as computer aided design used, for example, in engineering. This is not our recommended option because it does not free the customer from the technical problems and service costs associated with maintaining this type of configuration. Customers may choose to use existing workstations to connect to the IQ Data Utility Services, however, because this machine uses an operating system that we do not manage, the workstation may be more susceptible to various failures.

     Once connected to the IQ Delivery System, users can acquire any of the following computer services:

VIRTUAL OFFICE - We can establish a virtual office for a customer, allowing professionals, employers, employees, clients, and customers to utilize a wide variety of software applications and/or interact directly in a network environment. This office is always open, irrespective of the time of day or the user's location.

OFFICE SOFTWARE SUITE - Customers may select from one of three (3) Office Software Suites as part of the virtual desktop subscription. Customers may also select from a wide variety of other fully supported Windows-based software applications. We serve some vertical markets and in many cases incorporate specialized software for these customers. We regularly test new applications and make them available to our customers. If a customer wishes to use Windows-based software that is not already offered for use with our service, we may test, and subsequently configure, load, and maintain compatible applications for an additional monthly fee.

INTERNET CONNECTION - We may provide customers with connectivity to the Internet through their Virtual Office as part of our service. Our customers must provide their own local Internet connection in order access their service with us. Customers may also provide private connections to our data centers.

WEB SITE HOSTING - For an additional fee, we may put the customer's Internet Web site on one of our servers and host the site for them. Further, we can assist our customer in performing Web site changes and updates.

DATA BACK-UP AND STORAGE - The IQ Data Utility Service provides daily automatic backup of customer data on high-speed tape and logs the activity. Upon request, a customer can receive their backup data and related backup logs. On average we provide one (1) gigabyte of data storage with each business subscription. For larger customers, we tailor storage requirements to the customers' needs and price it accordingly.

SECURITY - Our IQ Data Utility Service generally raise the level of a customer's computer security in several ways. First, our servers are located in secured rooms, with keycard access. Second, customers utilizing thin client technology additionally prevent unauthorized disk installation and installation of extraneous software, both of which can introduce computer corruptions and viruses. Third, access to customer data is restricted through the use of secured application servers located at the data centers, which are protected by firewall filters and Internet protocol based networking rules. Last, customer data is rarely transmitted; transmissions between the customer's site and the servers located in the data centers generally occur in the form of indecipherable, encrypted images.

REDUNDANCY - Our IQ Delivery System secures customer data on redundant disk arrays with ready spare disk drives. We make a best effort to assure application redundancy, so that if one server fails, we can reroute customers to similar servers, thereby minimizing customer downtime.

                               OUR STRATEGIC PLAN
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                                       36
MARKET DRIVERS

     Primary research conducted by Gartner Dataquest uncovered that the information technology requirements of midsize enterprises were almost identical to those of Fortune 1000 enterprises. Despite their large numbers and information technology requirements, small to medium sized enterprises have limited budgets, which rarely makes them the direct target of sophisticated professional service providers who are considered our competitors. As a result, this sector of the economy remains open to the services of emerging professional services providers like us.

KEY DIFFERENTIATORS

     We are different from other service providers due to our focus on the information technology needs of both the small to medium sized enterprise and the small office home office customers for low cost services. These businesses require the same level of reliable information technology services as Fortune 1000 businesses do but generally don't have the financial resources to make the required investment for Internet business operations. We enable these customers to rent just what they need when they need it.

CHALLENGES

     Our greatest challenge is to educate our target markets regarding the cost savings and productivity enhancements gained through using Internet based computing services as an alternative to traditionally deployed computer networks.

STRATEGY

     We will continue to position our products and services as a cost effective way to utilize the latest computer network technologies without making a significant investment in computer equipment, software or private telecommunications network infrastructure.

     We market and sell our services primarily through the sales organizations of independent software vendors, telecommunications and Internet service providers, managed service providers and technology consultants.

     We intend to continue to invest in the development and integration of additional services that address the evolving needs of our customers. Our goal is to integrate additional product enhancements that extend the capabilities of our services across a large universe of existing and potential customers. We believe that by continuing to broaden our service offerings, we will be viewed by our customers as the single and best source for all of their information technology service requirements. There can be no assurance, however, that we will be successful in accomplishing our goal.

     In addition to expanding the scope of our services, we are also developing services geared to the needs of particular segments of our customer base. We will continue to review the applicability of our service offerings to our target customers and create additional category- specific offerings based on the size and profitability of the market segment.

     While we believe that it is paramount that we remain focused on our plan, we must have the ability inherent in any company to adapt to changing market conditions.

     In addition to internally generated growth, we intend to expand our business through strategic acquisitions in the United States and possibly abroad. We believe our acquisitions will allow us to accelerate our penetration of key geographical markets, broaden our offerings of products and services, expand our technical staff, as well as our market entry points. To attain this goal, we are aggressively pursuing opportunities to merge and/or acquire compatible companies with which to utilize management, financial and operational resources.

SALES AND MARKETING

     We focus our sales and marketing efforts on the small to medium size enterprise and the small office home office market. Although specific definition for these market segments vary somewhat, we view the high-end small
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                                       37
office home office market to represent small offices with up to 10 employees, and the small to medium size enterprise market to represent companies that employs approximately 11 to 500 people. We will occasionally pursue larger opportunities. We sell to these segments through the sales organizations of the software publishers, information technology consultants, telecommunication carriers and Internet service providers.

     We have developed a packaged service offering targeting these small businesses that delivers a combination of software and marketing services designed for these market segments.

COMPETITION

     The market for Internet based data processing and information technology services is rapidly evolving and intensely competitive. In addition to internally built and supported operations, our primary current and prospective competitors include:

     o    providers of computer equipment;

     o    co-location, web site hosting and related services;

     o technology vendors that have recently announced their intentions to offer some of the services that we offer currently to a portion of our targeted customer base; and

     o providers of Internet based systems integration or professional services.

     Many of our competitors have been in business longer than us, have significantly greater financial, technical, and other resources, or greater name recognition. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competition could negatively impact our ability to sell additional services on terms favorable to us. Competitive pressures could cause us to lose market share or to reduce the price of our services, either of which could harm our business, financial condition and operating results.

         We believe that the principal competitive factors in our market include:

     o    quality and reliability of services offered;

     o    scope of supported applications and technology platforms;

     o    ability to expand the operational environments supported;

     o extent to which the services offered provide a complete solution to a potential customer's operations requirements;

     o engineering and technical expertise and development of automation software;

     o rapid deployment of services; quality of customer service and support; and price.

GOVERNMENT REGULATION

     There are currently few laws or regulations directly governing access to, or commerce upon, the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services.

     Such legislation could dampen the growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium, and could, thereby, have a material adverse effect on our business, results of operations and financial condition. Other nations, including Germany, have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. In addition, several connectivity carriers
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                                       38
are seeking to have connectivity over the Internet regulated by the Federal Communications Commission in the same manner as other connectivity services. For example, America's Carriers Connectivity Association has filed a petition with the Commission for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing connectivity infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the Commission to regulate Internet service providers and online service providers, in a manner similar to long distance telephone carriers and to impose access fees on these service providers. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for our products.

     Also it is possible that laws will be adopted or current laws interpreted in a manner to impose liability on online service providers, such as us, for linking to third party content providers and other Internet sites that include materials that infringe copyrights or other rights of others. Such laws and regulations if enacted could have an adverse effect on our business, operating results and financial condition. Moreover, the applicability to the Internet upon the existing laws governing issues such as property ownership, copyright defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our services violate such laws. Any such new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results and financial condition.

     In addition, as our products and services are available over the Internet in multiple states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state or foreign country. We are qualified to do business only in the states of Washington and California, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in the our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services may severely restrict the sale of new contracts and materially effect our ability to maintain our current customers.

     At present, we do not collect sales or other similar taxes in respect of sales and shipments of our products through Internet purchases. However, various states have sought to impose state sales tax collection obligations on out-of-state direct marketing companies similar to us. A successful assertion by one or more of these states that it should have collected or be collecting sales tax on the sale of our products could result in additional costs and corresponding price increases to its customers. The U.S. Congress has passed legislation limiting for three years the ability of states to impose taxes on Internet-based transactions. Failure to renew this legislation could result in the broad imposition of state taxes on e-commerce.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     We regard our service marks, trademarks, domain names, and similar intellectual property as critical to our success. We have applied for federal trademark or service mark registration of a number of names and terms, including "Insynq," "Your Internet Utility Company," "Interlynq," and "Idesq." Our domain names include, INSYNQ.com, ON-Q.net, SIMPLENETWORKS.net, APPLICATIONVAULT.com, MESSAGEIQ.com, OURACCOUNTING.com, OURBOOKEEPER.com, and RAPIDNETWORKS.com, all of which are now owned by us. We have also applied for a patent covering our multi-platform network application management and connectivity system: our InterLynQ and IdesQ components of our customer premise equipment solution.

     We rely on trademark, unfair competition and copyright law, trade secret protection and contracts such as confidentiality and license agreements with our employees, customers, partners, and others to protect our proprietary rights. Despite precautions, it may be possible for competitors to obtain and/or use the proprietary information without authorization, or to develop technologies similar to ours and independently create a similarly functioning infrastructure. Furthermore, the protection of proprietary rights in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the United States. Protection for proprietary rights in the United States or abroad may not be adequate.

     We intend to continue to license certain technology from third parties such as Citrix, Microsoft, and others, for our technologies that support business systems. The market is evolving and we may need to license additional
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                                       39
technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate licensed technology into our operations.

     Although we have not yet experienced infringement or misappropriation of our intellectual property or similar proprietary rights, it may be anticipated that infringements and misappropriations will occur as our business grows and there is more brand loyalty attaching to our trade names and domain names. We intend to police against infringement or misappropriation. However, we cannot guarantee that we will be able to enforce our rights and enjoin the alleged infringers from their use of confusingly similar trademarks, service marks, telephone numbers, and domain names.

     In addition, third parties may assert infringement claims against us. We cannot be certain that our technologies or trademarks do not infringe valid patents, trademarks, copyrights, or other proprietary rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. Intellectual property litigation is expensive and time-consuming and could divert management resources away from running the business.

RECENT RESTRUCTURING

     Until recently, we operated several satellite sales offices in central and southern California and in Washington State, selling our hosted and managed network services to the small to medium enterprises. In September 2000, we completed our test marketing allowing us to focus on building our product offerings while creating relationships with outside sales organizations, which we believe has proved to be a more beneficial method of increasing awareness and generating market share of our products and services.

     We have implemented cost restructuring strategies of our operations, both in sales and marketing and in our executive management team, and implemented certain cost-cutting measures. We believe this restructuring and the cost-cutting measures, which resulted in a workforce reduction of approximately 55 people - mostly in sales-related positions - in addition to changes to our executive management team, will allow us to (1) reduce operating costs, (2) provide operational efficiencies, and (3) focus on the development of strategic business plans in preparation for future growth initiatives.

     As part of our corporate cost restructuring, we consolidated our sales activities into our corporate headquarters office in Tacoma. We are planning a redeployment of a national direct sales force in the future to augment our relationship with out-side sales organizations; however, there can be no assurance that the redeployment will occur.

     In addition to the restructuring, retroactive to September 1, 2000 we reduced salaries and benefits for certain members of executive management and certain other employees. Also, as of April 1, 2002, we have negotiated with many of our vendors to reduce the amounts owed or to extend more favorable payment terms. We have also entered into a letter of intent whereby our board of directors will designate a portion of our 10,000,000 shares of authorized preferred stock which, pursuant to the letter of intent, will be sold to one individual in exchange for the cancellation of approximately 1,300,000 of our long term debt. Should our directors authorize the designation of class A preferred stock and should a definitive preferred stock purchase agreement be entered into, the 1,370,000 shares of our class A preferred stock issued to the debt holder will be convertible into 25% of our company.

     We believe that the combination of the restructuring, the salary reductions and negotiated trade payables will reduce our corporate overhead.

CUSTOMER SERVICES

     Our customer support service is comprised of Customer Service Representatives, Customer Support Representatives and is further supplemented by Senior Technical Support Representatives consisting of Microsoft, Citrix, Novell and Cisco Certified Engineers and Insynq Server Technicians. Customer Support is available via toll-free telephone lines to offer support for any aspect of the IQ Delivery System and the IQ Utility Service.

EMPLOYEES

                                       40
     We currently have approximately 16 employees: (a) seven management and clerical, (b) approximately five technical people, (c) one full-time and one part-time Customer Support personnel, and (d) an additional two marketing and sales personnel.

MANAGEMENT

     Our board of directors consists of John P. Gorst, M. Carroll Benton and David D. Selmon, each of whom took this position upon or shortly after the consummation of the asset purchase on February 18, 2000, and continued in these positions after the re-incorporation merger effected on August 3, 2000. On November 19, 2002, our shareholders approved the nomination of Donald Kaplan as a board of director. Our executive officers include: John P. Gorst, chief executive officer, president and chairman of the board, M. Carroll Benton, chief administrative officer, secretary and treasurer, and Joanie C. Mann, vice president of strategic alliances. In September 2000, DJ Johnson resigned his position as our chief financial officer, and we appointed Stephen C. Smith as our interim chief financial officer while we conduct a nationwide search for a full-time chief financial officer. In January 2001, William G. Hargin, executive vice president of marketing, resigned. In April, James R. Leigh, III, president and chief technology officer resigned from executive management to become our general manager of technical operations, and, subsequently resigned his position with us in November 2001.

NEED FOR ADDITIONAL CAPITAL

     Our securities purchase agreements with our debenture investors prohibits us from entering into any financial arrangement which would involve the issuance of common stock for a period of two years from the date this registration statement becomes effective without offering a rate of first refusal to the debenture investors.

                                   PROPERTIES

     Under our current internal cost restructuring, we have leased, for a term of one year, new facilities, which consist of approximately 5,000 square feet and is located in Tacoma Washington. We pay a monthly fee of $1,600 for the use of these facilities. These new facilities consolidate all of our departments, such as, sales, customer, engineering and administrative services. We moved from the leased data center facilities at the Tacoma Technology Center and entered into two co-location agreements: (a) one at commercial facilities located near our new office space with a renewable one year term for a monthly fee of $6,000, and, (b) the other in Bellingham, Washington with a renewable one year term for a monthly fee of $3,000. In addition, we have terminated leased facilities in Newport Beach, California and three leased facilities in Tacoma, Washington. We believe this consolidation arrangement will satisfy our future operations.

                                LEGAL PROCEEDINGS

     We are a party to a lawsuit filed in the Superior Court for the State of Washington for Pierce County, dated May 31, 2001, by William G. Hargin, former vice president of sales and marketing. The lawsuit alleges that we breached a written employment contract and breached a written termination agreement. Mr. Hargin alleges that under such contract and agreement, he is owed $114,858.39 plus 12% interest and 150,000 fully vested shares of our common stock exercisable at $0.34 per share. We are currently negotiating a settlement with Mr. Hargin and have reached a partial settlement.

     We are a party to a lawsuit filed in the Superior Court of New Jersey Hudson County, dated August 6, 2001, by PR Newswire Association, Inc., one of our vendors. The lawsuit alleges that we breached a promise to pay for goods and services rendered. PR Newswire alleges that under such promise it is owed $20,760. We have entered into a payment arrangement with PR Newswire.

     We have been served with a summons and complaint by Business Careers, a temporary staffing company, which threatens litigation against us relating to nonpayment of trade payables. We have settled the matter with a cash payment in the amount of $4,195.

     On September 6, 2001, we were served with a summons and complaint by our former landlords, asserting: (a.) a breach of a settlement agreement entered into in May 2001 to register 500,000 shares of common stock, valued at

                                       41
$80,000, in partial settlement of the then existing lease, and, (b.) a default by us on two new long-term lease obligations. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus estimated triple net charges currently at $3,038 per month and beginning in year two, annual consumer price index with a minimum annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease, excluding late fees, interest and other charges. Terms of the second lease call for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003.

     On October 4, 2001, our former landlords filed a summons and complaint with the Superior Court of Washington for Pierce County for a summary judgment motion on all claims. All claims under this motion were denied.

     We deny the allegations under this claim and believe it is without merit. It is the opinion of our management and our legal counsel that the settlement agreement signed in May 2001 that required the signing of the new leases were entered into under economic duress, based on misrepresentation and fraud were signed in bad faith on the part of the former landlords. As such, it is our management's opinion that the settlement agreement and the lease agreements are void.

     We intend to continue to vigorously defend against this lawsuit.

     We have been served with a summons and complaint by Accountants on Call, a temporary staffing company, which threatens litigation against us relating to nonpayment of trade payables in the amount of $30,052. We intend to initiate negotiations regarding an out of court settlement.

     Certain of our vendors, including HSC Real Estate, Inc., Merrill Corporation and Veca Electric have also indicated in writing that they might file suit against us if they do not receive satisfactory payment of their trade payables. The aggregate amount payable to these vendors is approximately $6,225. We intend to initiate discussions regarding the negotiation of payment schedules.

      On September 3, 2001, subsequent to threatened litigation by Mr. Martin E. Darrah, the owner of a former acquisition target, relating to allegations of an improper termination of acquisition proceedings and the repayment of a $14,000 loan, we entered into a settlement agreement with Mr. Darrah. The settlement agreement provides for the issuance of: (a) 200,000 options to purchase shares of our common stock at an exercise price of $0.07 per share to Mr. Darrah; and,
(b) 50,000 options to purchase shares of our common stock at an exercise price of $0.07 per share to Mr. Darrah's attorneys.

     In addition, approximately $549,200 of business and payroll taxes are delinquent, plus an estimated $157,000 of related assessed penalties and interest. We have retained legal counsel to represent us in our current negotiations with the Internal Revenue Service about a payment plan for the past due taxes. The IRS has imposed certain conditions on us in order to proceed with negotiations, one of which requires us to remain current on all future payroll tax deposits. We have also been in contact with other respective taxing authorities to initiate payment plans in settlement of their respective past due taxes. There can be no assurances, however, that we will be able to agree or commit to any proposed terms set forth by the Internal Revenue Service or favorably negotiate terms with other taxing authorities. If we are unsuccessful, the taxing authorities could obtain a lien against some or all of our assets. Should this occur, we likely would be forced to cease our operations.

                                   MANAGEMENT

DIRECTORS

     The names of our directors, their principal occupations, and the year in which each of our current directors initially joined the board of directors are set forth below.

NAME                 AGE      POSITION
----                 ---      --------
John P. Gorst        32       Chairman of the Board, Chief Executive Officer,

                                       42
                              President and Director

M. Carroll Benton    57       Chief Administrative Officer, Secretary,
                              Treasurer and Director

David D. Selmon      45       Director

Donald Kaplan        60       Director

     John P. Gorst has served as our chairman of the board, chief executive officer and director since February 2000, and served as our president since April 2001. Mr. Gorst, a co-founder of Insynq-WA, was with Insynq-WA from 1998 until its acquisition by Xcel Management, Inc. in 2000. Mr. Gorst has over twelve years experience in founding entrepreneurial technology ventures, specifically in the development of software and data services for businesses. The prior experience of Mr. Gorst includes serving as a co-founder of Microcomputer Training Professionals, Inc., a training/IS consulting business in conjunction with Nynex Business Centers of New York, from 1989 to 1991; Vice President and General Manager of Business Development for Relational Technology Professionals, Inc. from 1991 to 1993; and as Vice President and General Manager of Interactive Information Systems Corp. from 1996 to 1998.

     M. Carroll Benton has served as our chief administrative officer, secretary, treasurer and director since February 2000. Ms. Benton was a co-founder of Insynq-WA and has been with us since its inception. Ms. Benton has worked with banking systems and higher education institutions where she assisted in information systems development and deployment strategies. She managed a 13 state insurance brokerage firm and has been a consultant to the small- to medium-sized business markets via accounting system design, support, and business practice analysis. Carroll also taught undergraduate accounting courses at several Puget Sound colleges and universities. Formerly with a local CPA firm, she brings us over 25 years of business and financial expertise.

     David D. Selmon has served as our director since February 2000. Mr. Selmon is a certified tax professional and has practiced with David Selmon, Inc. since 1982. In August 1999 a complaint against Mr. Selmon was filed by the National Futures Association, or NFA, alleging that Mr. Selmon violated high standards of commercial honor and just and equitable principals of trade in that he, along with others, aided and abetted an individual in acting in a manner which required such individual to be an NFA member or associated after such individual had been barred permanently from the NFA. Mr. Selmon, without admitting or denying the allegations raised in such complaint, agreed to withdraw from the NFA in all capacities and to refrain from applying in the future for any status with the NFA.

     Donald Kaplan earned his Ph.D. in Computer Science at Stanford University in 1968, following Engineering and Mathematics degrees at the University of Toronto in 1963 and 1964. He has been qualified as Certified Management Consultant and Professional Engineer. Dr. Kaplan was a Professor of Computer Science at the University of Toronto from 1968 to 1970, and at York University from 1971 to 1974. During his thirty-year business career, he has provided the business concept, developed the financing, and was CEO for successful startup businesses in the management consulting, publishing, hospitality and computer service industries. In his private practice, he has provided client CEOs with strategic direction consulting related to marketing, organization & management, and enterprise information systems. Clients have included Four Seasons Hotels, Xerox and Bell Canada. Dr. Kaplan works with us on a full time basis operating in a number of management, consultative and leadership capacities.

     There are no family relationships among any of our directors or executive officers. See "Certain Relationships and Related Transactions" for a description of transactions between our directors, executive officers and/or their affiliates.

     In a consulting agreement we assumed with One Click Investments, LLC, originally entered into on September 20, 1999, with Insynq-WA, One Click was granted the right to appoint one person to serve on our board of directors. One Click has not yet exercised the right to appoint a member to our board.

     In a business services agreement we assumed with Consulting & Strategy International, LLC, originally entered into on November 18, 1999, with Insynq-WA, CSI was granted the right to appoint two persons to serve on our board of directors, such members not to exceed forty percent (40%) of our board, subject to our stock becoming publicly traded. Pursuant to the purchase of Insynq-WA by Xcel, our stock began trading publicly on February 18,

                                       43
2000. CSI has not yet exercised its right to appoint two members to our board.

EXECUTIVE OFFICERS

         Our executive officers as of April 1, 2002 are as follows:

NAME                AGE       POSITION
----                ---       --------
John P. Gorst       32        Chairman of the Board, Chief Executive Officer,
                             President and Director

M. Carroll Benton   57        Secretary, Treasurer, Chief Administrative
                              Officer and Director

Stephen C. Smith    51        Interim Chief Financial Officer

Joanie C. Mann      40        Vice President of Strategic Alliances

     Information concerning the business experience of Mr. Gorst and Ms. Benton is provided under the caption "Directors" above. Set forth below is information concerning the business experience of our other executive officers.

     Stephen C. Smith has been our interim chief financial officer since September 2000. Mr. Smith graduated from the University of Memphis in 1981. He retired as director of finance for the City of Bartlett, Tennessee in 1978 after 21 years. During Mr. Smith's time with the City, he was an active member of the Government Finance Officers Association of the United States and Canada, serving as the Tennessee state representative for six years. While with the City of Bartlett, Mr. Smith served on advisory committees for the Government Accounting Standards Board. Mr. Smith has more than eight years experience as the chief financial officer of several private companies including Public Properties Management, Inc. of Memphis, Tennessee from 1992 to present, and Applied Logistical Technologies, Inc. in Carlsbad, California from 1999 to present. He is a licensed securities broker and has extensive experience in providing financial advice for public and private companies.

     Joanie C. Mann has served as our vice president of strategic alliances since February 2001, and served as our vice president of operations from July 2000 to February 2001. She brings to us over 18 years of experience in multi-user system design and implementation, voice and data networking, and advanced network integrations. Ms. Mann also has extensive experience in business process automation and a strong background in business accounting principles. Previous positions held include founder of Com-Pacific Resources, Inc., a network integration firm whose business operations were sold to Communications World International, for whom she worked from 1984 to 1993, manager of the Seattle-based computer telephony and data integration division of Commworld from 1994 to 1996, and IS Management Consultant for Interactive Information Systems from 1998 to 1999.

DIRECTORS' COMPENSATION

     Pursuant to a consulting agreement we entered into with David D. Selmon, Mr. Selmon will receive 3,500 shares of our common stock for each full fiscal quarter he serves on our board beginning June 1, 2000. Mr. Selmon also receives $250 for each board meeting attended. To date, Mr. Selmon has received 21,000 shares as director compensation and 295,614 shares in lieu of cash payments for expenses.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the compensation earned by or paid to our chief executive officer and the other most highly compensated executive officers whose total salary and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal year ended May 31, 2001. We refer to these individuals as our named executive officers.

     The total compensation for the two fiscal years ended May 31, 2001 of John
P. Gorst, our chief executive officer, M. Carroll Benton, our chief administrative officer, and James R. Leigh, III, our former president and chief

                                       44
technology officer and current general manager of technical operations, is set forth below in the following Summary Compensation Table. No other person received cash compensation in excess of $100,000 during the fiscal year ended May 31, 2001.

                         SUMMARY COMPENSATION TABLE (1)

                                                    ANNUAL COMPENSATION

                                                                    LONG-TERM AWARDS
NAME AND PRINCIPAL                                                    OTHER ANNUAL            SECURITIES              ALL OTHER
POSITION                   YEAR      SALARY ($)      BONUS ($)     COMPENSATION ($)(3)   UNDERLYING OPTIONS(#)     COMPENSATION ($)
--------                   ----      ----------      ---------     --------------------  -------------------      ----------------
John P. Gorst              2001       $160,000           -               $ 6,876                 75,355                  -
   President, Chief        2000       $107,919        $1,624             $20,129              3,000,000 (2)              -
   Executive Officer

M. Carroll Benton          2001        $96,900           -               $ 6,876                 74,555                  -
   Secretary, Treasurer    2000        $58,750        $8,060             $10,543              2,000,000 (2)              -
   and Chief
   Administrative Officer

James R. Leigh, III (4)    2001       $102,630           -               $ 6,876                 21,453                  -
   Chief Technical         2000       $ 74,957        $1,624             $25,000                780,000                  -
   Officer

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.

(2) Represents options for class A common stock granted under our 2000 Executive Long Term Incentive Plan. As of April 1, 2002 these options have been exercised and are outstanding

(3) Includes non-cash compensation, in the form of common stock, for services performed for us. During fiscal year 2001 each executive officer rescinded the non-cash compensation received in fiscal year 2000.

(4) Mr. Leigh served as our president from September 22, 2000 to April 4, 2001 and as chief technical officer from February 2000 to April 4, 2001. Effective April 4, 2001, Mr. Leigh resigned his position as an officer and assumed the position of general manager of technical operations. Subsequently, in November 2001, Mr. Leigh resigned his position with us.

OPTION GRANTS DURING LAST FISCAL YEAR

LONG TERM INCENTIVE AWARDS

     The following table provides information related to long-term incentive awards granted to our named executive officers during the fiscal year ended May 31, 2001. The information in this table reflects options granted by the board of directors under our 2000 Executive Long Term Incentive Plan and our 2000 Long Term Incentive Plan, which plans were approved by our stockholders on August 3, 2000.

                                       45
LONG TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR


------------------------------------ ------------ ----------------------------------------------------------
NAME AND PRINCIPAL POSITION          FISCAL YEAR                           AWARDS
                                                  ----------------------------------------------------------
                                                  NUMBER OF SHARES, UNITS     PERFORMANCE OR OTHER PERIOD
                                                      OR OTHER RIGHTS(#)       UNTIL MATURATION OR PAYOUT
------------------------------------ ------------ ------------------------- --------------------------------
John P. Gorst, President, Chief         2001               75,355                 Vested upon grant
Executive Officer and Director

M. Carroll Benton, Secretary,           2001               74,555                 Vested upon grant
Treasurer; Chief Administrative
Officer and Director

James R. Leigh, III                     2001               21,453                 Vested upon grant
Chief Technical Officer (1)

------------------------------------ ------------ ------------------------- --------------------------------

(1) Mr. Leigh served as our president from September 22, 2000 to April 4, 2001 and as chief technical officer from February 2000 to April 4, 2001. Effective April 4, 2001, Mr. Leigh resigned his position as an officer and assumed the position of general manager of technical operations. Subsequently, in November 2001, Mr. Leigh resigned his position with us.

OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table provides information related to options granted to our named executive officers during the fiscal year ended May 31, 2001. The information in this table reflects options granted by the board of directors under our 2000 Executive Long Term Incentive Plan and our 2000 Long Term Incentive Plan, which plans were approved by our stockholders on August 3, 2000.

     The following table sets forth each grant of stock options made during the fiscal year ended May 31, 2001, to the named executive officers:

                                % OF TOTAL
                            NUMBER OF SECURITIES   OPTIONS GRANTED
                                 UNDERLYING        IN FISCAL 2001   EXERCISE PRICE  EXPIRATION
           NAME                OPTIONS GRANTED           (1)           PER SHARE     DATE (3)
           ----                ---------------           ---           ---------     --------
John P. Gorst                      15,000                 *              $1.63        9/15/10
                                   60,355                 *              $0.3438      1/30/11

M. Carroll Benton                  15,000                 *              $1.63        9/15/10
                                   59,555                 *              $0.3438      1/30/11

James R. Leigh (2)                 10,000                 *              $1.63        9/15/10
                                   11,453                 *              $0.3438      1/30/11

-------------
* Less than 1%

(1) Based on a total of 8,568,760 options granted during the fiscal year ended May 31, 2001.

(2) Mr. Leigh served as our president from September 22, 2000 to April 4, 2001 and as chief technical officer from February 2000 to April 4, 2001. Effective April 4, 2001, Mr. Leigh resigned as an officer and assumed the position of general manager of technical operations. Subsequently, in November 2001, Mr. Leigh resigned his position with us.

                                       46
(3) Options may terminate before their expiration date upon death, disability, or termination of employment

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTIONS VALUES

     The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2001 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on May 31, 2001.

                                                              NUMBER OF SECURITIES
                        SHARES ACQUIRED   VALUE                UNDERLYING OPTIONS        VALUE OF IN-THE-MONEY OPTIONS
                       ON EXERCISE (#)  REALIZED ($)(1)         AT YEAR END (#)               AT YEAR-END ($)(2)
                                                          EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
         NAME

John P. Gorst                 -                -           3,075,355(3)           -              -               -

M. Carroll Benton             -                -           2,074,555(3)           -              -               -

James R. Leigh, III           -                -             476,731         324,722             -               -

(1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date as determined pursuant to the terms of the 2000 Long Term Incentive Plan and the 2000 Executive Long Term Incentive Plan.

(2) Based on the difference between the option exercise price and the closing sale price of $0.12 of our common stock as reported on the OTC Bulletin Board on May 31, 2001, the last trading day of our 2001 fiscal year. None of these options are currently in-the-money.

(3) Represents options for class A common stock granted under our 2000 Executive Long Term Incentive Plan. As of April 1, 2002, these options have been exercised and are outstanding.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

     In March 2000, we entered into executive employment agreements with each of John P. Gorst and M. Carroll Benton. Our board of directors approved the principal terms of the executive agreements on February 21, 2000, and on January 30, 2001, approved amendments to each executive agreement.

     The executive agreement, as amended, with Mr. Gorst, pursuant to which Mr. Gorst is employed as our chief executive officer, extends the initial term of employment from three to four years and provides for an annual salary of $225,000 during the first year; $175,000 during the second year; $200,000 during the third year and $275,000 during the fourth year of employment. In addition, the amended agreement provides, (a) at the end of the second year for the payment of payroll taxes with regard to sales of stock up to $30,000 and an option grant of 500,000 shares of common stock if our stock trades at or over $3.00 per share in any 30-day trading period during the year; (b) at the end of the third year a cash bonus of $30,000 and an option grant of 500,000 shares of common stock if our stock trades at or over $6.00 per share in a 30-day trading period during the year; (c) and at the end of the fourth year a cash bonus of $30,000 and an option grant of 500,000 shares of common stock granted if our stock trades at or over $12.00 per share in a 30-day trading period during the year. All other provisions of the original employment agreement remain the same.

     The executive agreement, as amended, with Ms. Benton, pursuant to which Ms. Benton is employed as our chief administrative officer, extends the initial term of employment from three to four years and provides for an annual salary of $135,000 during the first year; $125,000 during the second year; $140,000 during the third year; and $165,000 during the fourth year of employment. In addition, the amended agreement provides, (a) at the end of the second year for an option grant of 300,000 shares of common stock if our stock trades at or over $3.00 per share in a 30-day trading period during the year; (b) at the end of third year an option grant of 300,000 shares of common stock if our stock trades at or over $6.00 per share in a 30-day trading period during the year; (c) and at the end of the fourth year an option for 300,000 shares of common stock if our stock trades at or over $12.00 per share in a 30-day trading period during the year. All other provisions of the original employment agreement remain the same.

                                       47
     We entered into an employment agreement with James R. Leigh, III, effective as of February 20, 2000, providing for his employment as our chief technical officer. Mr. Leigh was appointed as our president on September 22, 2000. The employment agreement provides for an initial employment term of three years and for automatic one-year renewals thereafter unless terminated by either party in writing on or before ninety days prior to the end of a current term of the agreement. Under the terms of the employment agreement, Mr. Leigh will be paid an annual salary of no less than $105,000 plus $8,000 bonus for the first year of employment. This salary will be increased to no less than $130,000 in the second year and no less than $150,000 in the third year. Mr. Leigh has been granted options to purchase a total of 780,000 shares of our common stock as follows: 50,000 vested options at an exercise price of $0.50 and 730,000 options which will vest and are exercisable at an exercise price of $1.00 as follows:
243,332 shares vested on February 20, 2001, and thereafter in increments of 1/24 (20,278) each month beginning March 20, 2001, and continuing until 2003. The agreement contains both non-disclosure and non-competition clauses. Effective April 4, 2001, Mr. Leigh resigned his position as both president and chief technical officer to become our general manager of technical operations. Mr. Leigh retains his stock options. Subsequently, in November 2001, Mr. Leigh resigned his position with us.

     We entered into an employment agreement with Stephen C. Smith, effective as of September 18, 2000, providing for Mr. Smith's interim employment as chief financial officer. The initial employment agreement provided for an initial employment term of fifteen weeks, and on each succeeding Friday thereafter, for terms of one (1) year, on such terms and conditions set forth in the employment agreement. Under the terms of the employment agreement, Mr. Smith will be paid a weekly salary of no less than $100 per week plus a signing bonus of $2,500 and an incentive stock option to purchase 60,000 shares of our common stock at an exercise price of $0.30 per share. The agreement contains both non-disclosure and non-competition clauses. On December 1, 2000, Mr. Smith executed Amendment No. 1 to his employment agreement in which his base salary was increased to $2,500 per week to be received for any week he is located at our headquarters. All of the options granted under the original employment agreement were terminated. On July 20, 2001, Mr. Smith executed Amendment No. 2 to his employment agreement in which he will receive a stock option in the amount of 250,000 shares of common stock on the filing date of each Form 10-KSB and a stock option in the amount 25,000 shares of common stock on the filing date of each Form 10-QSB with an exercise price determined on the date of filing. In addition, Mr. Smith will receive $2,500 for each week he is located at our headquarters.

     We entered into an employment agreement with Joanie C. Mann on February 20, 2000, providing for her employment as our vice president of operations. The employment agreement provides for an initial employment term of three years, and automatic one-year renewals thereafter, unless terminated by either party in writing on or before ninety days prior to the end of a current term of the agreement. Under the terms of the employment agreement, Ms. Mann will be paid an annual salary of no less than $85,000 for the first year of employment. This salary will be increased to no less than $110,000 in the second year and no less than $125,000 in the third year. Ms. Mann has been granted options to purchase a total of 450,000 shares of our common stock as follows: 50,000 options that are currently exercisable at an exercise price of $0.50 and 400,000 options which will vest and are exercisable at an exercise price of $1.00 as follows: 133,332 shares on February 20, 2001, and thereafter in increments of 1/24 (11,111) each month beginning March 20, 2001, and continuing until 2003. The agreement contains both non-disclosure and non-competition clauses. On September 25, 2000, Ms. Mann executed Amendment No. 1 to her agreement in which she agreed to a thirty percent (30%) reduction in salary until the earlier of (a) an elapse of three months or (b) we receive $1 million in financing. Also on September 25, 2000, Ms. Mann executed Amendment No. 2 to her agreement in which she received an increase in her base salary to $95,000 per year. In February 2001, Ms. Mann assumed the position of vice president of strategic alliances.

     William G. Hargin, our former executive vice president of sales and marketing, resigned and his employment agreement was terminated effective as of January 15, 2001. In connection with his resignation and the termination of his employment agreement, Mr. Hargin had 50,000 options that were currently vested and exercisable. Mr. Hargin has sued us regarding any additional termination and/or compensation provisions of this agreement.

     We entered into an employment agreement with Donald M. Kaplan, effective as of December 1, 2001, providing for Mr. Kaplan's employment as president. The employment agreement provided for an initial employment term of three years and for automatic three-year renewals thereafter unless terminated by either party in writing on or before ninety days prior to the end of a current term of the agreement. Under the terms of the

                                       48
employment agreement, Mr. Kaplan will be paid an annual salary of no less than $180,000 and a signing bonus of $66,667. Under the terms of the agreement, Mr. Kaplan shall defer $5,000 per month and the signing bonus until such time as our chief executive officer deems necessary and prudent, or the date upon which we receive $1,000,000 in additional financing. Mr. Kaplan shall receive a stock grant of 4,000,000 shares of our common stock and a compensatory non-qualified stock option for 1,000,000 shares of common stock. The initial option shall be vested on the effective date of the agreement. The agreement contains both non-disclosure and non-competition clauses.

     We may enter into other employment agreements from time to time with other executives and key employees.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Interactive is a company wholly owned by M. Carroll Benton, our chief administrative officer, secretary and treasurer. John P. Gorst, our chief executive officer, was also vice president and general manager of Interactive. During their time at Interactive, Ms. Benton and Mr. Gorst began developing the "Insynq Project," which later developed into our current business. On September 16, 1998, Interactive transferred to Charles Benton, husband of Ms. Benton and then a creditor of Interactive, all of Interactive's title and interest in and to (1) certain equipment and other tangible personal property, and (2) the intellectual properties, computer software, trademarks, copyrights, ideas, work-in-progress, and other tangible and intangible property comprising the system known as the "Insynq Project" to retire a $200,000 debt obligation owed by Interactive to Charles Benton. These assets later developed into Insynq's IQ Delivery System. Mr. Benton contributed all of the "Insynq Project" intellectual property assets to Insynq-WA in exchange for the initial 5,500,000 shares of common stock issued by Insynq-WA at the time of its formation. On the same date, Mr. Benton sold the equipment and other tangible property to the newly formed Insynq-WA, in exchange for a $70,000 promissory note. Mr. Benton then sold 2,750,000 shares to each of Ms. Benton and Mr. Gorst in exchange for a $65,000 note from each of them secured by the shares. During the start-up operations of Insynq-WA, the business contacts of Interactive were utilized in the purchase of supplies and other items for Insynq-WA. As of September 30, 1999, Insynq-WA owed Interactive $117,024 related to these purchases, and on November 12, 1999, the board of Insynq-WA approved the issuance of 118,000 shares of its common stock in full payment of this debt, after a board determination that the shares of Insynq-WA should be valued at $1.00 per share.

     On September 22, 2000, we executed a Release Agreement with M. Carroll Benton, our chief administrative officer, secretary and treasurer, John Gorst, our chief executive officer, Charles Benton, the husband of Ms. Benton, Interactive Information Systems, an entity owned by Ms. Benton, and entities controlled by Mr. Benton, which, with certain exceptions, releases the parties from any and all claims, if any, arising from the parties' prior relationships and dealings prior to the release date. Among the consideration given for the Release Agreement, we granted Mr. Benton registration rights to register his shares of common stock. In addition, Mr. Gorst, Mr. Benton and Ms. Benton executed a Release Agreement (the Gorst Release) to fully and finally release Mr. Gorst personally of any obligations arising under the $65,000 promissory note he owed to Mr. Benton secured by shares of our stock he originally purchased from Mr. Benton, as well as a general release of Mr. Gorst, with certain exceptions, by Mr. and Mrs. Benton and certain entities affiliated with them. In consideration of the Gorst Release, Mr. Gorst agreed to transfer 150,000 shares of our common stock held by him to Mr. Benton, and Ms. Benton transferred approximately 98,000 shares of common stock held by her to Mr. Benton.

     On October 17, 2000, we executed a Lock-Up and Waiver Agreement with Mr. Benton with respect to the 496,466 shares of our common stock owned by him. Under the agreement, he waived any rights he may have to exercise any registration right for a period of 180 trading days after a contemplated registration statement is filed with the SEC. This agreement was amended on November 30, 2000, to allow Mr. Benton to sell 50,000 shares per calendar quarter during the term of the lock up agreement.

     On October 31, 2000, we executed a Consulting Agreement with CFB Associates, Inc., and specifically Charles F. Benton, CPA, for him to provide consulting services on general operational issues for a period of three (3) months. We have agreed to compensate CFB in the amount of $350 per hour. For previous consulting services performed by Mr. Benton, we have agreed to guarantee Mr. Benton a minimum of eighty-six (86) hours at this rate. Additionally, we agree to pay to CFB $5,000 per month for eight (8) consecutive months beginning November 30, 2000. On November 1, 2001, we amended the term of the agreement effective August 1, 2001 through November

                                       49
30, 2002.

     On June 1, 2000, we entered into a Master Licensing Agreement with My Partner Online, Inc. (MPO), a company two-thirds owned by M. Carroll Benton and Charles Benton. The agreement is for a term of five (5) years with an automatic one-year extension unless either party notifies the other of termination within ninety (90) days. Either party for breach or insolvency may terminate the agreement at any time. Under the agreement, MPO has a non-exclusive, worldwide license to promote, market, distribute and sublicense application hosting services, bundled or unbundled with MPO products. MPO must use reasonable commercial efforts to market, promote, and distribute our services by marketing them through their sales activity. We have agreed to charge MPO a below-market rate for subscription pricing and to forgive the $5,000 monthly maintenance fee in exchange for the right to exercise an option to purchase a five percent (5%) equity position in MPO. On November 29, 2000, this agreement was amended to specifically detail the services MPO is to provide, and also requires that MPO purchase 100 of our seats at $50.00 per seat for a period of twelve (12) months, beginning on December 1, 2000. On November 1, 2001, we amended the agreement through December 1, 2002.

     On November 28, 2000, we executed an Independent Consultant Agreement with MPO and Summer J. Mathews, MPO's president. The Consultant Agreement is for a term of three (3) months beginning December 1, 2000, and is automatically renewable for additional three (3) month terms unless terminated by either party upon thirty (30) days notice. For consulting services, we have agreed to pay a consulting fee of $15,000 in the form of shares of our common stock at $0.9675 per share. We also agreed to register these shares within 45 days of their issuance.

     On June 21, 2001, in exchange for the waiver of certain registration rights by One Click Investments, LLC, John P. Gorst gifted to One Click 1,000,000 shares of common stock with voting rights retained by Gorst and agreed that One Click's securities dated August 2000 and January 2001 will be included in the next SB-2 Registration that we file and the February 2000 warrants will be re-priced at an exercise price of $0.25 per share of common stock with an exercise date extending to December 31, 2004, with a cashless provision. Subsequently, in exchange for a waiver of registration rights previously granted, One Click's February 2000 warrants were re-priced at an exercise price of $0.05 per share of common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2002, for:

o Each person or group who is known by us to beneficially own more than 5% of the outstanding shares of our common stock:

o    Each of our directors;

o    Each of our named executive officers; and

o All of our directors and executive officers as a group.

     The percentage of shares owned provided in the table is based on 54,610,766 shares outstanding as of April 1, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable within 60 days of April 1, 2002 are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

                                       50

                                                                      SHARES BENEFICIALLY
                                                                            OWNED(6)

NAME                                                                  NUMBER         PERCENT

Directors and Officers:
   John P. Gorst (1)                                                14,360,747         22.4%
   M. Carroll Benton (2)                                             9,272,556         15.0%
   David D. Selmon                                                     320,144             *
   James R. Leigh, III (3)                                             570,003          1.0%
   Stephen C. Smith                                                    400,000             *
   Joanie C. Mann (4)                                                  469,078             *
All executive officers and                                          25,392,498         36.2%
directors as a group (6 persons)(5)

     *   Less than 1%

(1) This includes (a) 1,100,000 shares of common stock held by One Click Investments, LLC, (b) 1,150,000 shares of common stock held by Kathleen McHenry, and (c) 350,000 shares of common stock held by Hagens Berman LLP to which Mr. Gorst holds a voting proxy and as to which Mr. Gorst disclaims beneficial ownership. Also includes 3,000,000 shares of class A common stock and 4,294,904 shares of common stock issuable upon the exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of April 1, 2002.

(2) Includes 446,466 shares of common stock held by Charles Benton, the husband of Ms. Benton, as to which Ms. Benton disclaims beneficial ownership. Also includes 2,000,000 shares of class A common stock and 3,105,221 shares of common stock issuable upon the exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of April 1, 2002.

(3) Includes 570,003 shares of common stock issuable upon the exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of April 1, 2002. In April 2001, Mr. Leigh resigned as president and chief technology officer to become general manager. Subsequently, in November 2001, Mr. Leigh resigned his position with us.

(4) Includes 433,794 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of April 1, 2002.

(5) Includes 8,321,313 shares of common stock issuable upon exercise of outstanding stock options held by our executive officers that are presently exercisable or will become exercisable within 60 days of April 1, 2002.

(6)  Adjusted for the two-for-one stock split effected on August 3, 2000.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value per share, 10,000,000 shares of class A common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. On November 19, 2001, by majority vote of the shareholders, the Company authorized an additional 150,000,000 shares of common stock, increasing the total number to 250,000,000 of authorized shares of common stock.

COMMON STOCK

     There were 56,686,373 shares of our common stock outstanding and held of record by approximately 1008 stockholders as of April 1, 2002.

     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such

                                       51
event, the holders of the remaining shares will not be able to elect any person to the board of directors. Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding-up, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of our common stock shall be entitled to receive pro rata all the remaining assets available for distribution to our stockholders. Our common stock has no preemptive or conversion rights or other subscription rights.

     Our board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action.

CLASS A COMMON STOCK

     There were 5,000,000 shares of our class A common stock outstanding and held of record by two of our officers as of April 1, 2002.

     Holders of our class A common stock are entitled to three votes per share on all matters to be voted upon by the stockholders. Because the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. Holders of our class A common stock are not entitled to receive cash dividends, if any, as may be declared from time to time by the board of directors. In the event of liquidation, dissolution or winding-up, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of our class A common stock shall be entitled to receive pro rata all the remaining assets available for distribution to our stockholders. Our class A common stock has no preemptive rights. Holders of class A common stock may at any time or from time to time, at their discretion, convert any whole number or all of the class A common stock held into fully paid and non-assessable common stock at the rate (subject to adjustment) of one share of common stock for each share of class A common stock. There are no redemption or sinking fund provisions applicable to our class A common stock.

     Our board of directors is authorized to issue additional shares of class A common stock, not to exceed the amount authorized by our Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action.

PREFERRED STOCK

     We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to ten million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

LONG TERM INCENTIVE PLANS

     On March 31, 2000, the Company's Board of Directors adopted two long-term incentive plans, described as follows:

INSYNQ, INC. 2000 LONG TERM INCENTIVE PLAN

     The Insynq, Inc. 2000 Long Term Incentive Plan provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to directors, officers, employees and consultants. At the adoption of this plan, we set aside 16,675,300 shares of common stock, which may be issued upon the exercise of

                                       52
options granted. On November 19, 2001 the shareholders approved an amendment to the LTIP which would set aside an additional 15,000,000 shares of common stock for a total of 31,675,300 shares of common stock, which may be issued upon the exercise of options granted. As of April 1, 2002, options available for issuance are 8,892,462.

INSYNQ, INC. 2000 EXECUTIVE LONG TERM INCENTIVE PLAN

     The Insynq, Inc. 2000 Executive Long Term Incentive Plan provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to our executive officers. We have set aside 5,400,000 shares of class A common stock under this plan at its adoption. On December 10, 2001, the board of directors was authorized to re-price the granted options to purchase 5,000,000 share of class A common stock from $0.50 per share to $0.018 per share.

     As of April 1, 2002, two of our corporate officers who have been granted options to purchase a total of 5,000,000 shares of class A common stock have exercised their options.

     Our board of directors administers the plans and the board may amend or terminate the plans if it does not cause any adverse effect on any then outstanding options or unexercised portion thereof. All options generally have an exercise price equal the fair value of the underlying common stock on the date of grant, vest immediately and expire in ten years.

                  DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

     Our Certificate of Incorporation states that we will not be subject to the provisions of Section 203 of the Delaware General Corporation law and anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either (a) prior to the date at which the person becomes an interested stockholder, the board of directors approves such transaction or business combination, (b) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in some employee stock plans) upon consummation of such transaction, or (c) the business combination is approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to such interested stockholder. For purposes of Section 203, "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

     Our Certificate of Incorporation includes a provision that allows the board of directors to issue preferred stock in one or more series with such voting rights and other provisions as the board of directors may determine. This provision may be deemed to have a potential anti-takeover effect and the issuance of preferred stock in accordance with such provisions may delay or prevent a change of control of us.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     As permitted by the Delaware General Corporation Law, our certificate of incorporation contains a provision eliminating the monetary liability of a director for breach of fiduciary duty, subject to certain exceptions. The provision does not eliminate a director's liability for (a) breaches of the director's duty of loyalty to us or our shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(c) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit. Furthermore, the provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

     The Delaware General Corporation Law permits, and in some cases requires, a corporation to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

     Article IX of our Bylaws provides for indemnification of and advancement of expenses to directors, officers,

                                       53
employees, and agents to the fullest extent authorized or permitted by the Delaware General Corporation Law.

     We are currently operating without officers and director's insurance, as well as, general liability insurance. It is uncertain when coverage will be renewed.

        SECURITIES AND EXCHANGE COMMISSION'S POSITION ON INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the Delaware General Corporation Law, our Certificate of Incorporation and our Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       STOCK TRANSFER AGENT AND REGISTRAR

     The stock transfer agent and registrar for our common stock is Colonial Stock Transfer Co., 455 E. 400 South #100, Salt Lake City, Utah, 84111, (801) 355-5740.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     On April 3, 2000, our board of directors decided to terminate our accountants, Jones, Jensen & Company, and engage G. Brad Beckstead, CPA, as our auditor for the year ended May 31, 2000. The firm of Jones, Jensen & Co. served as our auditors for the fiscal year ended May 31, 1999. In February 2000 Beckstead was engaged as the independent auditor of Insynq-WA to audit its financial statements for the years ended December 31, 1998 and 1999. Because of Beckstead's familiarity with the accountings and business operations of Insynq-WA, the assets of which we acquired on February 18, 2000, our board of directors believed Beckstead was in the best position to undertake the audit of our financial statements for the fiscal year ending May 31, 2000. Beckstead's office is located at 330 East Warm Springs, Las Vegas, Nevada 89119.

     During the year ended May 31, 1999, and up to and including the present, there have been no disagreements between Jones, Jensen & Co. and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Jones, Jensen & Co.'s report on our financial statements for the fiscal year ended May 31, 1999, indicated there was substantial doubt regarding our ability to continue as a going concern. The appointment of Beckstead was ratified at the special meeting of shareholders held on August 3, 2000.

     On October 11, 2000, our board of directors decided to terminate our auditor for the quarter ended August 31, 2000. Grant Thornton LLP was appointed to be our auditor. Grant Thornton's office is located in at 701 Pike Street, Suite 1500, Seattle, Washington 98101. On November 19, 2001, a majority of our stockholders ratified the selection of Grant Thornton LLP for our fiscal year ending 2002.

     During the year ended May 31, 2000, and up to and including the present, there have been no disagreements between Beckstead and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Beckstead's report on our financial statements for the fiscal year ended May 31, 2000, indicated that substantial doubt existed regarding our ability to continue as a going concern.

                                  LEGAL MATTERS

     Seth A. Farbman, PC has passed upon the validity of the shares offered hereby for us.

                                       54
                                     EXPERTS

     Our audited financial statements as of May 31, 2001 have been included in the registration statement in reliance upon the report of Grant Thornton, LLP, as independent auditor, given upon its authority as an expert in accounting and auditing.

     Our audited financial statements as of May 31, 2000 have been included in the registration statement in reliance upon the report of G. Brad Beckstead, CPA, an independent auditor, given upon his authority as an expert in accounting and auditing.

          ABOUT THIS PROSPECTUS AND WHERE YOU CAN FIND MORE INFORMATION

     Unless the context otherwise requires, "Insynq," "we," "our," "us" and similar expressions refer to Insynq, Inc., a Delaware corporation, and its predecessors, but not to the selling stockholders identified under the caption "Selling Stockholders."

     We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission, or the SEC. You may inspect and copy these materials at the public reference facilities maintained by the SEC at:

        Judiciary Plaza                        Citicorp Center Seven
        Room 1024                              500 West Madison Street
        450 Fifth Street, N.W.                 Suite 1400
        Washington, D.C. 20549                 Chicago, Illinois 60661

     You also may obtain copies of these materials from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. You also can find our SEC filings at the SEC's website at HTTP://WWW.SEC.GOV.

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the shares of common stock offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information set forth in the registration statement. For further information about our common stock, and us we refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all respects by such reference. You can review and copy the registration statement and its exhibits and schedules from the SEC at the address listed above or from its Internet site.

     Our World Wide Web site is located at HTTP://WWW.INSYNQ.COM. Information contained on our Web site does not constitute, and shall not be deemed to constitute, part of this prospectus.

                                                                            PAGE
        INDEX TO FINANCIAL STATEMENTS

        Index to Financial Statements                                       F-1

        Interim Financial Statements for the Three Months and Six Months Ended November 30, 2001 - Restated
         (unaudited)

        Balance Sheets - Restated                                           F-2

        Statements of Operations - Restated                                 F-3

        Statement of Stockholders' Deficit - Restated                       F-4

        Statements of Cash Flows - Restated                                 F-6

        Notes to Financial Statements - Restated                            F-7

        Financial Statements for the Year Ended May 31, 2001
         and May 31, 2000

        Report of Independent Certified Public Accountants                  F-11

        Balance Sheets                                                      F-13

        Statements of Operations                                            F-14

        Statement of Stockholder' Deficit                                   F-15

        Statements of Cash Flows                                            F-21

        Notes to Financial Statements                                       F-22

                                       F-2
                                  Insynq, Inc.

                            Balance Sheets - Restated

                                                                  -----------------------------
                                                                  November 30,       May 31,
                                                                     2001             2001
                                                                  -----------------------------
                                                                  (unaudited)    (a development
                                                                                  stage company)
                                                                  -----------------------------

                       ASSETS
Current assets
    Cash ...................................................   $    135,366    $     26,900
    Accounts receivable, net of allowance for doubtful .....         45,723          27,469
    accounts of $25,000
    Related party receivables ..............................         64,304          98,990
    Prepaid expenses .......................................         51,170          61,962
                                                               ------------    ------------
Total current assets .......................................        296,563         215,321

Property and equipment, net ................................        596,148         756,493

Other assets
    Intangible assets, net .................................         39,585          52,585
    Deposits ...............................................          7,345          72,000
                                                               ------------    ------------
              Total assets .................................   $    939,641    $  1,096,399
                                                               ============    ============

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
    Notes payable ..........................................   $     14,574    $     27,973
    Related party notes payable ............................      1,375,033       1,318,251
    Accounts payable .......................................      1,076,736       1,001,395
    Accrued liabilities ....................................      1,241,023       1,129,695
    Customer deposits ......................................         38,972          49,684
    Deferred compensation ..................................        118,363         107,175
    Current portion of capital lease obligations ...........        753,385         692,208
                                                               ------------    ------------

Total current liabilities ..................................      4,618,086       4,326,381

Capital lease obligations, net of current portion ..........         15,787          29,256
Convertible debentures, net of discount of $810,890 ........        352,360               -

Commitments and contingencies ..............................              -               -

Stockholders' deficit
    Preferred stock, $0.001 par value, 10,000,000 shares ...              -               -
     authorized, no shares issued and outstanding
    Class A common stock, $0.001 par value, 10,000,000 .....              -               -
     shares authorized, no shares issued and outstanding
    Common stock, $0.001 par value, 250,000,000 shares .....         43,985          33,532
     authorized, 43,984,044 and 33,531,094 shares issued
     and outstanding as of November 30, 2001 and May 31,
     2001, respectively
    Additional paid-in capital .............................     17,107,599      15,430,507
    Unearned compensation and services .....................       (336,440)       (725,717)
    Accumulated deficit ....................................    (20,861,736)    (17,997,560)
                                                               ------------    ------------
Total stockholders' deficit ................................     (4,046,592)     (3,259,238)
                                                               ------------    ------------
           Total liabilities and stockholders' deficit .....   $    939,641    $  1,096,399
                                                               ============    ============





The accompanying notes are an integral part of these financial statements.

                                  Insynq, Inc.

                       Statements of Operations - Restated
                                   (unaudited)

                                        Three months ended              Six months ended
                                           November 30,                   November 30,
                                     --------------------------     --------------------------
                                        2001           2000            2001           2000
                                                  (a development                 (a development
                                                   stage company)                 stage company)
                                     -----------    -----------     -----------    -----------
REVENUES ....................   $    227,729    $    106,171    $    422,294    $    173,933

COSTS AND EXPENSES
   Direct cost of services ..        338,534         270,228         658,401         616,966
   Network and infrastructure
     costs ..................          3,458          41,767          32,785          79,182
   Selling, general and
     administrative
     Non-cash compensation ..        261,974         535,802         778,642       1,183,602
     Other ..................        538,409       1,839,992       1,264,407       3,377,891
   Research and development .         36,250          71,824          95,231         142,508
                                      ------          ------          ------         -------
                                   1,178,625       2,759,613       2,829,466       5,400,149
                                   ---------       ---------       ---------       ---------

Loss from operations ........       (950,896)     (2,653,442)     (2,407,172)     (5,226,216)


OTHER EXPENSE (INCOME)
  Other income (expense) ......       79,857             -           116,634             566
  Gain (loss) from disposal of
  assets ....................          1,285             -           (45,612)            -
Interest expense
  Non-cash ..................       (243,416)     (3,166,570)       (347,394)     (3,692,747)
  Other .....................        (94,168)        (21,812)       (180,632)        (56,925)
                                     -------         -------        --------         -------
                                    (256,442)     (3,188,382)       (457,004      (3,749,106)
                                     --------      ----------        --------      ----------

NET LOSS ....................   $ (1,207,338)   $ (5,841,824)   $ (2,864,176)   $ (8,975,322)
                                ============    ============    ============    ============





Net loss per share, basic and
  diluted ...................   $      (0.03)   $      (0.29)   $      (0.08)   $      (0.42)
                                ============    ============    ============    ============




















The accompanying notes are an integral part of these financial statements.

                                       F-4
                                  Insynq, Inc.

                  Statement of Stockholders' Deficit - Restated
                                   (unaudited)


                                                                      Additional       Unearned                           Total
                                                Common Stock           Paid-In       Compensation     Accumulated      Stockholders'
                                             Shares       Amount       Capital       and Services       Deficit          Deficit
                                           ----------    ----------   ------------   -------------    -------------   -------------
Balance, May 31, 2001 (a development       33,531,094    $33,532      $15,430,507     $(725,717)      $(17,997,560)   $(3,259,238)
stage company)

Issuance of common stock at $0.10 per          20,000         20            1,980            -                   -          2,000
    share through the exercise of stock
    options in June 2001 in lieu of
    accounts payable

Issuance of common stock at $0.09 per         399,354        399           35,543            -                   -         35,942
    share through the exercise of stock
    options in June 2001 in lieu of
    employee compensation and accrued
    liabilities

Issuance of common stock at $0.09 per        355,556        356            31,644            -                   -         32,000
    share through the exercise of stock
    options in June 2001 for cash

Issuance of common stock at $0.09 per       2,125,000      2,125          189,125      (180,000)                 -         11,250
    share to non-employees for services
    in July 2001

Issuance of common stock at $0.18 per          50,000         50            8,950            -                   -          9,000
    share through exercise of stock
    options to non-employee in lieu of
    cash payment of accrued liabilities
    in July 2001

Issuance of common stock at $0.07 per         250,000        250           17,250            -                   -         17,500
    share through exercise of stock
    options in July 2001 in lieu of
    employee compensation

Issuance of common stock at $0.06 per         633,926        634           37,401            -                   -         38,035
    share through exercise of stock
    options in August 2001 in lieu of
    employee compensation

Adjustment as a result of re-pricing                -          -          107,803            -                   -        107,803
     of warrants in June 2001

Allocation of discount on convertible               -          -          650,000            -                   -        650,000
    debentures with warrants and
    beneficial conversion feature

Amortization of unearned compensation               -          -                -       356,493                  -        356,493
    for three month period ended August
    31, 2001

Net loss for the three month period                 -          -                -            -          (1,656,838)    (1,656,838)
    ended August 31, 2001
                                           ----------    -------      ------------   ----------       -------------   ------------
Balance, August 31, 2001                   37,364,930    $37,366     $ 16,510,203     $(549,224)      $(19,654,398)   $(3,656,053)
                                           ==========    =======      ============   ==========       =============   ============

                                                                       Continued

                                       F-5
                                  Insynq, Inc.

                  Statement of Stockholders' Deficit - Restated - Continued
                                   (unaudited)

                                                                      Additional       Unearned                          Total
                                                Common Stock           Paid-In       Compensation     Accumulated     Stockholders'
                                             Shares       Amount       Capital       and Services       Deficit         Deficit
                                           ----------    ----------   ------------   -------------    -------------   -------------
Balance, August 31, 2001                   37,364,930    $37,366      $16,510,203     $(549,224)      $(19,654,398)   $(3,656,053)

Options issued in September 2001 with             -            -          17,500             -                   -         17,500
 exercise price of $0.07 per share in
 lieu of payment of note payable and
 accrued liabilities

Issuance of common stock at $0.02 per         468,750         469          8,906             -                   -          9,375
 share in October 2001 through
 conversion of debentures

Issuance of common stock at $0.125 per         14,104          14          1,749             -                   -          1,763
 share in October 2001 through
 exercise of warrants

Issuance of common stock at $0.01 per         937,500         937          8,438             -                   -          9,375
 share in October 2001 through
 conversion of debentures

Issuance of common stock at $0.05 per         380,650         381         18,652             -                   -         19,033
 share through exercise of stock
 options in September and October
 2001 in lieu of employee compensation

Issuance of common stock at $0.02 per          25,000          25            475             -                   -            500
 share through exercise of stock
 options in October in lieu of
 employee compensation

Issuance of common stock at $0.005 per      3,600,000       3,600         14,400             -                   -         18,000
 share in November 2001 through
 conversion of debentures

Issuance of common stock at $0.028 to         300,000         300         14,000             -                   -         14,300
 $0.065 per share from September
 through November 2001 for non-
 employee services

Issuance of common stock at $0.125 per         14,104          14          1,749             -                   -          1,763
 share in November 2001 through the
 exercise of warrants

Issuance of common stock at $0.025 per        614,300         614         14,743             -                   -         15,357
 share in November 2001 through
 exercise of stock options
 in lieu of employee compensation

Issuance of common stock at $0.017 per        264,706         265          4,235             -                   -          4,500
 share in November 2001 through
 exercise of stock options in lieu
 of payment of accrued liabilities

Allocation of discount on convertible             -            -         492,549             -                   -        492,549
 debentures with warrants and
 beneficial conversion feature

Amortization of unearned compensation             -            -              -         212,784                  -        212,784
 for the three-months ended November
 30, 2001

Net loss for the three-months ended               -            -              -              -          (1,207,338)     (1,207,338)
 November 30, 2001
                                           ----------     -------    -----------      ----------      ------------    -----------
Balance, November 30, 2001                 43,984,044     $43,985    $17,107,599      $(336,440)      $(20,861,736)    $(4,046,592)
                                           ==========     =======    ===========      ==========      ============    ===========

The accompany notes are an integral part of this financial statement.

                                       F-6
                                  Insynq, Inc.

                       Statements of Cash Flows - Restated
                                   (unaudited)

                                                                            Six Months Ended
                                                                              November 30,
                                                                          --------------------
                                                                          2001            2000
                                                                          ----            ----
                                                                                    (a development
                                                                                     stage company)
                                                                                    ---------------
Increase (Decrease) in Cash

Cash flows from operating activities

    Net loss .....................................................   $ (2,864,176)   $ (8,975,322)
    Adjustments to reconcile net loss to net cash used in
          operating activities:
        Depreciation and amortization ............................        122,697         136,638
        Loss on disposal of assets ...............................        121,648             -
        Forgiveness of debts .....................................       (113,610)            -
        Issuance of common stock for services ....................        96,381          489,746
        Issuance of options and warrants for services, and
          amortization ...........................................        569,277       1,163,572
          of unearned compensation
        Issuance of options to employees under fair market value .            -           230,284
        Warrants issued with debt and capital leases .............         15,733         244,734
        Warrants and beneficial conversion features of debentures         439,462       3,415,294
        Interest capitalized .....................................         43,245             -
           Changes in assets and liabilities:
            Accounts receivable and related party receivables ....         16,433          25,450
            Inventories ..........................................            -            17,639
            Prepaid expenses .....................................         10,792          14,598
            Deposits and other assets ............................         (6,345)        104,912
            Accounts payable .....................................        190,951         506,790
            Accrued liabilities ..................................        183,864         363,711
            Customer deposits ....................................        (10,712)         14,067
            Deferred compensation ................................         11,188             -
                                                                     ------------    ------------
               Net cash used in operating activities .............     (1,173,172)     (2,247,887)
                                                                     ------------    ------------
 Cash flows from investing activities
    Purchase of equipment ........................................            -          (157,743)
    Deposit on future acquisition ................................            -           (35,000)
                                                                     ------------    ------------
                Net cash used in investing activities .............          --          (192,743)
                                                                     ------------    ------------
 Cash flows from financing activities
    Proceeds from notes payable and related party notes payable ..         80,076       1,144,000
    Proceeds from issuance of common stock and exercise of options         35,526         474,160
        and warrants
    Proceeds from convertible debentures .........................      1,200,000         800,000
    Payments on short term notes payable .........................        (22,694)         (5,837)
    Payments on capital lease obligations ........................        (11,270)         (7,150)
                                                                      -----------     -----------
               Net cash provided by financing activities .........      1,281,638       2,405,173
                                                                      -----------     -----------

Net increase (decrease) in cash ..................................        108,466         (35,457)

Cash at beginning of period ......................................         26,900         106,806
                                                                     ------------    ------------
Cash at end of period ............................................   $    135,366    $     71,349
                                                                     ============    ============





The accompanying notes are an integral part of these financial statements.

                                  Insynq, Inc.

                    Notes to Financial Statements - Restated
                                November 30, 2001

                                   (unaudited)


Note 1 - Financial Statements

The unaudited financial statements of Insynq, Inc. (Company) have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year ending May 31, 2002. The accompanying unaudited financial statements as of November 30, 2001 and 2000, and the related notes should be read in conjunction with the Company's audited financial statements and notes, thereto, and Form 10-KSB/A for its fiscal year ended May 31, 2001.

Note 2 - Basis of Presentation

     The November 30, 2001 financial statements have been restated. The Company discovered a material error in its financial statements as reported in its original filing. The Company was a development stage company as defined under Statement of Financial Accounting Standards No. 7 through May 31, 2001. Although the Company is still devoting substantially all of its present efforts to establishing its core business, its planned operations have commenced, and, operating revenues are being generated. As a result, the Company is no longer considered a development stage company beginning in the fiscal year 2002.

Note 3 - Management Plans

The Company has incurred recurring losses from operations and has a total accumulated deficit of $20,861,736 at November 30, 2001. As discussed in Note 8, the Company is in default on a capitalized lease obligation. The underlying leased assets are critical to the Company's operations. The Company has initiated contact to restructure the lease obligation. In the meantime, the Company has signed an additional lease agreement for equipment to support its customer base. The development of the Company's technology and products will continue to require a commitment of substantial funds. Pursuant to Item 303(b)(1) and (3) of Regulation SB, the Company has no material capital commitments. However, should the Company be forced to seek other equipment in the open market based on its inability to restructure its capital lease obligation, the Company would attempt to raise the necessary finances. These amounts are currently not quantifiable.

The Company is devoting its efforts into establishing a business in the new emerging Managed Services Provider industry. Insynq is establishing alliances with Independent Software Vendors to provide access to their applications for customers and building new channels for marketing products to customers. The Company is further developing new products to enable the deployment and on going management of Insynq services. As a result of these new alliances and products, the Company will be able to provide additional and enhanced services to customers. In addition, the Company has recently completed negotiations with a national corporation to provide hosting and application services.

The Company has implemented cost restructuring strategies, cost-cutting measures, and, in addition, the Company initiated vendor negotiations resulting in improved payment terms or reductions in the total amounts due.

The rate at which the Company expends its resources is variable and depends on many factors. The Company will need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financing. There can be no assurance that such additional funding will be available on acceptable terms, if at all. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and the success of its future operations.

Note 4 - Loss Per Common Share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares
                                       F-8
outstanding available to common stockholders during the period. The weighted average number of common shares outstanding was 39,028,821 and 21,401,654 for the three months ended November 30, 2001 and 2000; 37,336,786 and 21,197,545 for the six months ended November 30, 2001 and 2000, respectively. The computation for loss per common share, assuming dilution, for the three months and six months ended November 30, 2001 and 2000, was anti-dilutive, and therefore, is not included. Outstanding warrants and options as of November 30, 2001 totaled 26,272,175.

Note 5 - Accrued Liabilities

As of November 30, 2001, the Company was delinquent of approximately $724,500 of its payroll and business taxes, and related penalties and interest. The majority of the past due amount, or approximately $567,000, is for payroll taxes, penalties and interest due to the Internal Revenue Service. The Company is currently negotiating with the Internal Revenue Service about a payment plan for the past due taxes. The IRS has imposed certain conditions on the Company in order to proceed with negotiations, one of which requires the Company to remain current on all future payroll tax deposits. The Company has been in contact with other respective taxing authorities to initiate payment plans in settlement of their respective past due taxes.

The Company has an outstanding tax lien in an amount of approximately $28,000 to a State for prior year's income taxes assessed to the predecessor company of Insynq, Inc. This amount, included in the above past due taxes, is in dispute. Amended returns to correct the assessed deficiency have been filed by the Company.

Note 6 - Related Party Notes Payable

During the six month period ended November 30, 2001, the Company entered into three additional short-term promissory notes, totaling $80,076. Each note is unsecured and bears interest ranging from ten percent (10%) to twelve percent (12%) per annum. Total related party notes payable, all with similar terms, as of November 30, 2001 aggregate $1,375,033.

Note 7 - Convertible Debentures

On June 29, 2001, the Company entered into a private financing transaction with three investors for a total of $1,200,000, 12% convertible debentures. The debentures are convertible into shares of common stock at the lesser of (i) $0.18 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, divided by two. The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.04 per share. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, the Company may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis.

As of November 30, 2001, the investors purchased $1,200,000 of convertible debentures, and converted $36,750 of debentures into 5,006,250 shares of common stock.

For the six months ended November 30, 2001, the Company recorded discounts on the convertible debentures totaling $1,142,549, equal to the fair market value of the warrants and the intrinsic value of the beneficial conversion features. The Company recognized $331,659 of interest expense on the discounts for the six months ended November 30, 2001.

Between December 1, 2001 and January 11, 2002, the Company converted $30,000 of debentures into an additional 4,012,716 shares of common stock.

Note 8 - Capital Lease Obligation

The Company is in default on a capital lease obligation as of November 30, 2001; accordingly, the lease has been classified as a current obligation.

Note 9 - Common Stock

On November 19, 2001, by majority vote of the shareholders, the Company authorized an additional 150,000,000 shares of common stock, increasing the total number to 250,000,000 of authorized shares of common stock.

                                       F-9
Note 10 - Stock Options

On March 31, 2000, the Company's Board of Directors adopted two long-term incentive plans (Plans), described as follows:

2000 Long Term Incentive Plan (LTIP)

The LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to directors, officers, employees and consultants. At the adoption of this plan, the Company set aside 16,675,300 shares of common stock, which may be issued upon the exercise of options granted. On November 19, 2001 the shareholders approved an amendment to the LTIP, which would set aside an additional 15,000,000 shares of common stock for a total of 31,675,300 shares of common stock, which may be issued upon the exercise of options granted. As of November 30, 2001, options available for issuance are 18,331,962.

2000 Executive Long Term Incentive Plan (Executive LTIP)

The Executive LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to executive officers of the Company. The Company set aside 5,400,000 shares of class A common stock under this plan at its adoption. As of November 30, 2001, two corporate officers have been granted options to purchase a total of 5,000,000 shares of class A common stock at an exercise price of $0.50 per share. On December 10, 2001 the Company was authorized by the Board of Directors to re-price all stock options to an exercise price of $0.018 per share, which was the fair market value on December 10, 2001. See also Note 13.

Note 11 - Contingencies and Commitments

The Company has an agreement with a consulting group providing for financial advisory services from January 1, 2002 through March 2002. Consideration for these services are three monthly payments starting January 1, 2002 of $13,500 in cash and 215,000 shares of common stock.

On September 6, 2001, the Company was served with a summons and complaint by its former landlords, asserting: (a.) a breach of a settlement agreement entered into in May 2001 to register 500,000 shares of common stock, valued at $80,000, in partial settlement of its then existing lease, and, (b.) a default by the Company on two new long-term lease obligations. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus estimated triple net charges currently at $3,038 per month and beginning in year two, annual consumer price index with a minimum annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease, excluding late fees, interest and other charges. Terms of the second lease call for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003.

On October 4, 2001, the Company's former landlords filed a summons and complaint with the Superior Court of Washington for Pierce County for a summary judgment motion on all claims. All claims under this motion were denied.

The Company denies the allegations under this claim and believes it is without merit. It is the opinion of management and its legal counsel that the settlement agreement signed in May 2001 that required the signing of the new leases were entered into under economic duress, based on misrepresentation and fraud and were signed in bad faith on the part of the former landlords. As such, it is management's opinion that the settlement agreement and the lease agreement are void.

Because management believes that the ultimate outcome of this litigation will be that the former landlords will not be successful in their assertions under their claim, the Company has not recorded a liability for payments under the leases or for other claims under this dispute in the accompanying financial statements. The Company intends to continue to vigorously defend against this lawsuit.

                                      F-10
Note 12 - Non-Cash Investing and Financing Activities

Non-cash investing and financing activities included the following for the six months ended November 30:

                                                      2001        2000
                                                      ----        ----

Discount on convertible notes payable .........   $1,142,549   $ 900,000
Note payable converted into warrants ..........       14,000        --
Accrued liabilities converted into warrants ...        3,500        --
Debentures converted into common stock ........       36,750     932,720
Accrued liabilities converted into common stock       69,036        --
Accounts payable converted into common stock ..        2,000        --
Discount on short-term notes payable ..........         --       229,000
Equipment purchased under capitalized leases ..         --        17,762
Capitalized lease obligations incurred ........         --       (17,762)
Notes payable converted to common stock .......         --       755,000

Note 13 - Subsequent Events

On December 10, 2001, the Company's board of directors approved the re-pricing of outstanding stock options under the Company's 2000 Executive Long Term Incentive Plan with an exercise prices above $0.018. The exercise prices of all such stock options were re-priced to $0.018, which was the fair market value of the Company's stock on December 10, 2001. The Company re-priced 5 million options. Under applicable accounting rules, the Company will have to account for future variations in the price of its common stock above $0.018 per share as compensation expense until the re-priced options are either exercised, cancelled or expire. This calculation will be made each quarter based upon the performance of the Company's common stock in that quarter. Accordingly, operating results and earnings per share will be subjected to potentially significant fluctuations based upon changes in the market price of the Company's common stock. On January 31, 2002, non-qualified stock options totaling 5,000,000 shares were exercised into class A common stock.

On January 24, 2002, the Company entered into a second private financing transaction of 12% convertible debentures totaling $550,000. Terms of this agreement substantially call for converting the debentures into common stock within one year from date of investment at the lower of a fixed conversion price of $0.008 per share or the average of the lowest three inter-trading days of the price twenty days immediately preceding the date of exercise, discounted by fifty percent. Upon issuance of each one dollar ($1.00) investment, the Company will issue warrants to purchase four (4) shares of common stock. The warrant is exercisable from time to time up to two (2) years from the date of issuance at an exercise price equal to the lesser of $0.007 per share or the average per share price of the three lowest inter-trading day prices during the twenty days immediately preceding the exercise.

                                      F-11
Board of Directors
Insynq, Inc.

We have audited the accompanying balance sheet of Insynq, Inc. (a development stage company) as of May 31, 2001, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Insynq, Inc. as of May 31, 2000 and for the year then ended, including cumulative results of operations, statement of stockholders' deficit and cash flows from inception (August 31, 1998) through May 31, 2000, were audited by another auditor whose report dated December 5, 2000, expressed an unqualified opinion with an explanatory paragraph addressing a substantial doubt about the Company's ability to continue as a going concern. Our opinion, insofar as it relates to the cumulative amounts through May 31, 2000, is based solely on the report of the other auditor.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 financial statements referred to above present fairly, in all material respects, the financial position of Insynq, Inc. as of May 31, 2001, and the results of its operations and its cash flows for the year then ended and the period from inception through May 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $14,075,218 during the year ended May 31, 2001, and at that date had deficits in working capital and stockholders' equity. These factors, among others, as discussed in note D to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/GRANT THORNTON LLP

Seattle, Washington
July 26, 2001

G. BRAD BECKSTEAD
Certified Public Accountant
                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                    702.257.1984
                                                                702.362.0540 fax




INDEPENDENT AUDITOR'S REPORT


Board of Directors
Insynq, Inc.
(A Development Stage Company)
Tacoma, WA 98405

I have audited the Balance Sheet of Insynq, Inc. (formerly Xcel Management, Inc.) (the "Company") (A Development Stage Company) as of May 31, 2000, and the related Statements of Income, Stockholders' Equity, and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insynq, Inc. (A Development Stage Company) as of May 31, 2000, and the results of its operations, changes in stockholders' equity, and cashflows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has had limited operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ G. Brad Beckstead
September 13, 2001

                                               Insynq, Inc.
                                      (a development stage company)

                                              Balance Sheets

                  ASSETS

                                                                                     May 31,
                                                                 ------------------------------------------------
                                                                         2001                       2000
                                                                  ---------------------      ---------------------

Current assets
 Cash                                                             $          26,900          $         106,806
 Accounts receivable, net of allowance for doubtful accounts
        of $25,000 and $1,469 at May 31, 2001 and 2000                       27,469                     63,405
 Related party receivables                                                   98,990                         -
 Inventories                                                                     -                      29,512
 Prepaid expenses                                                            61,962                     46,098
                                                                             ------                     ------
   Total current assets                                                     215,321                    245,821

 Property and equipment, net                                                756,493                  1,031,675

 Other assets
  Intangible assets, net                                                     52,585                     87,824
  Deposits                                                                   72,000                    165,584
                                                                             ------                    -------
             Total assets                                         $       1,096,399          $       1,530,904
                                                                  =================          =================

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
 Current portion of capital lease obligations                     $         692,208          $        166,869
     Notes payable                                                           27,973                    14,470
     Related party notes payable                                          1,318,251                    25,000
     Accounts payable                                                     1,001,395                   296,946
     Accrued liabilities                                                  1,129,695                   134,279
     Customer deposits                                                       49,684                    49,286
     Deferred compensation                                                  107,175                        -
                                                                            -------                    ------
   Total current liabilities                                              4,326,381                   686,850

 Advances from stockholder                                                       -                    100,000
 Capital lease obligations, net of current portion                           29,256                   442,087
 Commitments and contingencies                                                   -                         -
 Put option obligation                                                           -                  1,071,785

Stockholders' deficit
    Preferred stock, $0.001 par value, 10,000,000 shares
        authorized, no shares issued and outstanding                             -                         -
     Class A common stock, $0.001 par value, 10,000,000
        shares   authorized, no shares issued and outstanding                    -                         -
     Common stock, $0.001 par value, 100,000,000 shares                      33,532                    19,621
        authorized
     Additional paid-in capital                                          15,430,507                 3,132,903
     Unearned compensation and services                                    (725,717)                       -
     Accumulated development stage deficit                              (17,997,560)               (3,922,342)
                                                                        -----------                ----------

   Total stockholders' deficit                                           (3,259,238)                 (769,818)
                                                                         ----------                  --------
             Total liabilities and stockholders' deficit          $       1,096,399          $      1,530,904
                                                                  =================          ================



The accompanying notes are an integral part of these financial statements.

                                      F-14
                                         Insynq, Inc.
                                  (a development stage company)

                                    Statements of Operations

                                                                                                       Cumulative results of
                                                                                                          operations since
                                                                    Year ended May 31,                       inception
                                                           --------------------------------------
                                                                 2001                  2000               (August 31, 1998)
                                                           ----------------      ----------------      -----------------------
Revenues                                                   $    493,008          $     235,808         $             742,432

Costs and expenses
    Direct cost of services                                   1,258,932                789,907                     2,102,102
    Selling, general and administrative
       Non-cash compensation                                  4,242,072              1,116,666                     5,363,995
       Other                                                  4,572,004              1,856,222                     6,513,291
    Network and infrastructure costs                            154,445                 94,303                       255,786
    Research and development                                    296,703                105,752                       402,455
                                                                -------                -------                       -------
                                                             10,524,156              3,962,850                    14,637,629
                                                             ----------              ---------                    ----------
    Loss from operations                                    (10,031,148)            (3,727,042)                  (13,895,197)

Other income (expense)
    Other income                                                 11,569                 46,786                        58,355
    Loss on disposal of equipment                              (114,464)                    -                       (114,464)
    Interest expense
       Non-cash                                              (3,680,583)               (23,600)                   (3,704,183)
       Other                                                   (260,592)               (75,011)                     (342,071)
                                                               --------                -------                      --------
                                                             (4,044,070)               (51,825)                   (4,102,363)
                                                             ----------                -------                    ----------

Net loss                                                   $(14,075,218)         $  (3,778,867)        $         (17,997,560)
                                                           ============          =============         =====================


Net loss per common share - basic and diluted              $      (0.57)         $       (0.27)        $               (1.05)
                                                           ============          =============         =====================





























The accompanying notes are an integral part of these financial statements.

                                      F-15
                                                 Insynq, Inc.
                                        (a development stage company)

                                      Statement of Stockholders' deficit
                                Inception (August 31, 1998) through May 31, 2001


                                                                                  Unearned        Accumulated
                                          Common Stock            Additional    Compensation       Development        Total
                                        ---------------           Paid-in            and             Stage         Stockholders'
                                       Shares       Amount        Capital         Services          Deficit          Deficit
                                       -------------------       -----------    ------------     ------------     -----------
Issuance to founders, August 31,    11,284,479      $11,284       $123,716       $      -          $      257       $ 135,257
    1998

Net loss, year ended May 31, 1999          -            -               -               -            (143,732)       (143,732)
                                    ----------    ---------      ---------      ------------          -------         -------

Balance, May 31, 1999               11,284,479       11,284        123,716              -            (143,475)         (8,475)

Common stock warrants issued for           -            -          782,844              -                 -           782,844
   fair value of services rendered
    in 1999

Issuance of common stock for           700,000          700         50,050              -                 -            50,750
    services performed in 1999
    valued at$0.07 per share

Allocation of discount on lease            -            -          118,000              -                 -           118,000
    obligation with attached
    warrants in September 1999

Issuance of common stock at $0.71      373,798          374        264,626              -                 -           265,000
    per share in August 1999

Issuance of common stock for            59,000           59         58,941              -                 -            59,000
    services valued at $1.00 per
     share in September 1999

Issuance of common stock for            59,000           59         58,941              -                 -            59,000
    services valued at $1.00 per
     share in November 1999

Issuance of common stock for            76,735           77         54,323              -                 -            54,400
    services valued at $0.71
    per share in December 1999

Issuance of units of common stock    1,311,821        1,312        928,688              -                 -           930,000
    with one A warrant and one B
    warrant at $0.71 in January
    2000

Issuance of common stock in          3,600,090        3,600         (2,359)             -                 -             1,241
    reverse merger transaction
    with Xcel Management

Issuance of common stock at $0.50    1,300,000        1,300        648,700              -                 -           650,000
    per share in February 2000









                                    Continued

                                      F-16
                                          Insynq, Inc.
                                 (a development stage company)

                           Statement of Stockholders' deficit - Continued
                          Inception (August 31, 1998) through May 31, 2001

                                                                                  Unearned        Accumulated
                                          Common Stock          Additional      Compensation      Development          Total
                                      --------------------        Paid-in           and             Stage          Stockholders'
                                      Shares        Amount        Capital        Services          Deficit           Deficit
                                    ----------------------     ------------     ------------      ------------     ------------
Issuance of common stock for            43,265           43         30,629              -                 -            30,672
    services valued at $0.71
    per share in February 2000

Issuance of common stock at $0.50      300,000          300        149,700              -                 -           150,000
    per share in February 2000

Issuance of common stock at $1.75       61,944           62        108,340              -                 -           108,402
    per share in April 2000

Issuance of common stock at $1.75      285,714          286        499,714              -                 -           500,000
    per share in April 2000 with
    repurchase agreement and
    record put option obligation

Record put option obligation               -            -       (1,071,785)             -                 -        (1,071,785)

Issuance of common stock at $2.00      125,000          125        249,875              -                 -           250,000
    per share in May 2000

Issuance of common stock for            40,000           40         79,960              -                 -            80,000
    services valued at $2.00 per
    share in May 2000

Net loss, May 31, 2000                      -            -              -               -          (3,778,867)     (3,778,867)
                                    ----------       ------      ---------          ------          ---------       ---------
Balance, May 31, 2000               19,620,846       19,621      3,132,903              -          (3,922,342)       (769,818)

Issuance of common stock for           250,000          250        812,250          (33,858)              -           778,642
    services valued at $3.25
    per share in June 2000 and
    record unearned compensation
    over service period

Issuance of common stock at $0.60      200,000          200        119,800              -                 -           120,000
    per share in August 2000

Issuance of common stock at $0.60      200,000          200        119,800              -                 -           120,000
    per share in August 2000

Issuance of common stock at            135,000          135         39,865              -                 -            40,000
    $0.2963 per share in August
    2000

Issuance of common stock for             3,500            3         22,932              -                 -            22,935
    services valued at $1.32 per
    share in August 2000

Issuance of common stock for           250,000          250        327,250          (18,193)              -           309,307
    services valued at $1.32 per
    share in September 2000 and
    record unearned compensation
    over service period





                                    Continued

                                      F-17
                                  Insynq, Inc.
                          (a development stage company)

                 Statement of Stockholders' deficit - Continued Inception
                (August 31, 1998) through May 31, 2001

                                                                                Unearned       Accumulated
                                          Common Stock          Additional    Compensation     Development           Total
                                    -----------------------       Paid-in         and             Stage           Stockholders'
                                      Shares        Amount        Capital       Services         Deficit            Deficit
                                    -----------------------     ----------    ------------     -----------        ------------
Issuance of common stock for           600,000          600        179,400              -              -              180,000
    the exercise of stock options
    at $0.30 in September 2000

Issuance of common stock for             8,000            8         14,152              -              -               14,160
    exercising of warrants at
    $1.77 per share in September
    2000

Forfeiture of common stock issued      (35,264)         (35)            35              -              -                   -
    for services

Issuance of common stock for             3,500            4          3,441              -              -                3,445
    services valued at $0.9843
    per share in November 2000

Allocation of discount on convertible        -            -        900,000              -              -              900,000
    debentures with warrants and
    beneficial conversion feature

Allocation of discount on notes              -            -        229,000              -              -              229,000
    payable with warrants

Issuance of common stock for         1,855,796        1,856      2,313,658              -              -            2,315,514
    conversion of debentures
    and accrued interest at
    $0.50 per share in November
    2000

Issuance of common stock for         1,510,000        1,510      1,885,990              -              -            1,887,500
    conversion of notes payable
    at $0.50 per share in
    November 2000

Issuance of common stock for the       500,000          500          4,500              -              -                5,000
    exercise of stock options
    at $0.01 per share in December
    2000

Issuance of common stock for the        15,504           16         14,984              -              -               15,000
    exercise of stock options at
    $0.9675 per share in December
    2000

Issuance of common stock at $0.34       85,000           85         29,138              -              -               29,223
    per share pursuant to settlement
    agreement in December 2000.

Forfeiture of common stock issued      (63,170)         (63)            63              -              -                    -
   for services in December 2000

Issuance and exercise of options       600,000          600      1,038,310         (203,100)           -              835,810
   for services at $0.4062 per
   share in January 2001 and
   record unearned compensation
   over service period

Issuance of common stock in lieu       148,488          148         50,902              -              -               51,050
   of payment on note payable at
   $.3438 per share in January
   2001

                                    Continued

                                      F-18
                                  Insynq, Inc.
                          (a development stage company)

                 Statement of Stockholders' deficit - Continued Inception
                (August 31, 1998) through May 31, 2001

                                                                                Unearned        Accumulated
                                          Common Stock           Additional   Compensation      Development          Total
                                    -----------------------       Paid-in          and             Stage          Stockholders'
                                      Shares        Amount        Capital        Services         Deficit            Deficit
                                    -----------------------     -----------    -----------     ------------       -----------
Issuance of common stock for             3,500            3          2,622              -              -                2,625
  services valued at $0.75 per
  share in February 2001

Issuance of common stock for           100,000          100         44,310              -              -               44,410
  the exercise of warrants at
  $0.50 per share in February
  2001

Issuance of common stock at            135,000          135         29,227              -              -               29,362
  $0.25 per share in March
  2001, net of stock issuance
  cost

Issuance of common stock at             50,000           50         20,260              -              -               20,310
  $0.4062 per share through
  the exercise of stock options
  in March 2001 for cash and in
  employee compensation payable

Issuance of common stock in             25,000           25         10,130              -              -               10,155
  lieu of employee compensation
  at $0.4062 per share in
  March 2001

Issuance of common stock at             22,000           22          3,806              -              -                3,828
  $0.20 per share in March 2001,
  net of stock issuance cost

Issuance of common stock at            425,000          425        145,690         (105,936)           -               40,179
  $0.3438 per share in March 2001,
  for services and record unearned
  compensation over service period

Issuance of common stock at             10,908           11          3,739              -              -                3,750
  $0.3438 per share in lieu of
  accounts payable in March 2001

Issuance of common stock at             125,000          125         24,875              -              -                25,00
  $0.20 per share for the
  exercise of stock warrants
  in March 2001

Issuance of common stock at             92,000           92         30,093           (27,669)          -                2,516
  $0.3281 per share in March 2001,
  for services and record unearned
  compensation over service period

Issuance of common stock at $0.3281    125,000          125         40,888              -              -               41,013
  per share in April 2001 for
  services

Issuance of common stock at $0.18      300,000          300         53,700           (33,387)          -               20,613
  per share in March 2001 for
  services and record unearned
  compensation over service period

Issuance of common stock in return   1,733,016        1,733      1,070,052              -              -            1,071,785
  of put shares during January 2001
  through May 17, 2001

                                    Continued

                                      F-19
                                  Insynq, Inc.
                          (a development stage company)

                 Statement of Stockholders' deficit - Continued Inception
                (August 31, 1998) through May 31, 2001

                                                                                                                     Total
                                          Common Stock           Additional      Unearned        Accumulated     Stockholders'
                                    ------------------------     Paid-in       Compensation      Development         Stage
                                      Shares        Amount       Capital       and Services        Deficit          Deficit
                                    ------------------------    ------------   -------------    -------------     -------------
Issuance of common stock at            540,000          540         91,260              -                 -            91,800
  $0.17 per share in lieu of
  employee compensation in April
  2001

Issuance of common stock at            315,000          315         21,735              -                 -            22,050
  $0.07 per share for the exercise
  of stock options in April 2001

Issuance of common stock at             25,000           25          1,725              -                 -             1,750
  $0.07 per share in lieu of
  employee compensation in April
  2001

Issuance of common stock at            600,275          600         41,419              -                 -            42,019
  $0.07 per share in lieu of
  employee compensation in April
  2001 through the exercise of
  stock options

Issuance of common stock at            125,000          125         21,125              -                 -            21,250
  $0.3281 per share in April
  2001 for services

Issuance of common stock at            290,000          290         46,110           (42,533)             -             3,867
  $0.16 per share for services
  in May 2001

Issuance of common stock at             22,028           22         10,997              -                 -            11,019
  $0.50 per share in lieu of
  accounts payable in May 2001
  through the exercise of stock
  warrants

Issuance of common stock at             75,000           75         32,265              -                 -            32,340
  $0.4312 per share in lieu of
  accounts payable in May 2001
  through the exercise of stock
  warrants

Issuance of common stock at             66,667           67          9,933              -                 -            10,000
  $0.15 per share for services
  in May 2001

Issuance of common stock at          1,360,000       1,360          93,840              -                 -            95,200
  $0.07 per share for the
  exercise of stock options
  in May 2001

Issuance of common stock at            500,000         500          46,974              -                 -            47,474
  $0.0949 per share in lieu of
  employee compensation in
  May 2001







                                           Continued

                                      F-20
                                  Insynq, Inc.
                          (a development stage company)

                 Statement of Stockholders' deficit - Continued Inception
                (August 31, 1998) through May 31, 2001




                                                                                                       Accumulated
                                                Common Stock           Additional     Unearned         Development       Total
                                           ---------------------        Paid-in      Compensation        Stage        Stockholders'
                                               Shares     Amount        Capital      and Services       Deficit          Deficit
                                           ---------------------       ----------    ------------      -----------    ------------
Issuance of common stock at $0.07      140,000          140          9,660               -                -             9,800
 per share in  lieu of employee
 compensation through exercise of
 options in May 2001

Issuance of common stock at $0.17      435,000          435         73,515           (44,370)             -            29,580
 per share for services in May 2001
 and record unearned compensation
 over service period

Issuance of common stock at $0.12        3,500            4            416               -                -               420
 per share for services in May 2001

Issuance of warrants to non-                 -           -         991,952           (13,205)             -           978,747
 employees for services and
 record unearned compensation
 over the service period
 during May 2001

Issuance of stock options to non-            -           -         352,006          (203,466)             -           148,540
 employees for services and
 record unearned compensation
 over service period during
 May 2001

Issuance of stock options to                 -           -         867,810               -                -           867,810
 employees with exercise price
 below fairmarket on date of
 grant during May 2001

Net loss for the year                        -           -               -               -      (14,075,218)      (14,075,218)
                                    ----------   -------       -----------         ---------    ------------      -----------
Balance, May 31, 2001               33,531,094     $33,532     $15,430,507         $(725,717)  $(17,997,560)    $  (3,259,238)
                                    ==========     =======     ===========         =========    ============    =============























The accompanying notes are an integral part of these financial statements.

                                  Insynq, Inc.
                          (a development stage company)

                            Statements of Cash Flows

                                                                                                              Cumulative cash
                                                                                                                  flows
                                                                                     Year ended May 31,       since inception
                                                                                     ------------------       ---------------
                                                                                   2001             2000     (August 31, 1998)
                                                                                   ----             ----      ---------------
Increase (Decrease) in Cash

        Net loss ..........................................................   $(14,075,218)   $ (3,778,867)   $(17,997,560)
        Adjustment to reconcile net loss to cash used in
               operating activities:
               Depreciation and amortization ..............................        279,329         195,610         484,586
               Loss on disposal of equipment ..............................        114,464            --           114,464
               Issuance of common stock for services ......................      2,246,975         333,822       2,586,054
               Issuance of options and warrants for services ..............      1,127,287         782,844       1,910,131
               Issuance of options to employees under fair market value ...        867,810            --           867,810
               Warrants issued with debt and capital leases ...............      1,392,967          23,600       1,416,567
               Warrants and beneficial conversion features of debentures ..      2,287,616            --         2,287,616
                      Change in assets and liabilities:
                          Accounts receivable and related party receivables        (63,054)        (59,981)       (126,459)
                          Inventories .....................................         29,512         (27,266)           --
                          Prepaid expenses ................................        (14,705)         (9,726)        (73,973)
                          Deposits ........................................         93,584        (165,583)        (72,000)
                          Accounts payable ................................        795,282         268,247       1,092,228
                          Accrued liabilities .............................      1,167,466          11,061       1,351,031
                     Customer deposits ....................................            398          49,286          49,684
                     Deferred compensation ................................        107,175            --           107,175
                                                                                   -------         -------         -------


                             Net cash used in operating activities ........     (3,643,112)     (2,376,953)     (6,002,646)
                                                                                ----------      ----------      ----------


Cash flows from investing activities
        Purchase of equipment .............................................        (68,862)       (397,544)       (481,776)
        Acquisition of intellectual property ..............................           --              --            (1,548)
        Deposit on future acquisition .....................................           --           (35,000)        (35,000)
        Cash received from Xcel acquisition ...............................           --               257             257
                                                                                     ----              ---             ---

                             Net cash used in investing activities ........        (68,862)       (432,287)       (518,067)
                                                                                   -------        --------        --------

Cash flows from financing activities
        Proceeds from notes payable and related party notes payable .......      2,129,887            --         2,129,887
        Proceeds from issuance of common stock ............................        734,320       2,853,402       3,587,722
        Proceeds from on convertible debentures ...........................        800,000            --           800,000
        Payments on short term notes payable ..............................        (18,133)        (30,530)        (48,663)
        Payments on capital lease obligations .............................        (14,006)         (7,327)        (21,333)
        Advances from stockholder .........................................           --           100,000         100,000
                                                                                    ------         -------         -------

                             Net cash provided by financing activities ....      3,632,068       2,915,545       6,547,613
                                                                                 ---------       ---------       ---------
Net increase (decrease) in cash ...........................................        (79,906)        106,305          26,900
Cash at beginning of period ...............................................        106,806             501            --
                                                                                   -------             ---
Cash at end of period .....................................................   $     26,900      $  106,806     $    26,900
                                                                                ==========      ==========      ==========

Supplemental non-cash investing and financing activities - see note Q

The accompanying notes are an integral part of these financial statements.

                                      F-22
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE A - NATURE OF BUSINESS

Insynq, Inc. (the Company or Insynq) is a Delaware corporation headquartered in Tacoma, Washington USA. The Company is an application hosting and managed software service provider that provides server-based computing access and services to customers who decide to augment all or part of their information technology requirements. Customers pay a monthly fee for their services and connect to Insynq's server farm primarily through either the Internet, wireless or DSL connection. During the year ended May 31, 2001, the Company's planned principal operations began however, there has been no significant revenues generated. In accordance with Statement of Financial Accounting Standard No. 7 (SFAS 7), it is management's position that it has been devoting most of its efforts to raising capital as evidenced by the number of financing and equity transactions. In addition, the Company is continuing the practice of offering discounted services in an effort to establish new market segments and acceptance. Accordingly, the Company is considered to be a development stage company.

NOTE B - BASIS OF PRESENTATION

On February 18, 2000, the Company closed an asset purchase transaction (Acquisition) in which Xcel Management, Inc. (Xcel), a non-operating public shell company, acquired substantially all of the assets of Insynq. Under accounting principles generally accepted in the United States of America, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by Insynq for the net monetary assets of Xcel accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition financial statements of the "legal acquirer" Xcel, are those of the "legal acquiree" Insynq (the accounting acquirer).

On August 3, 2000, Xcel completed a re-incorporation as a Delaware corporation and changed its' name to Insynq, Inc. In connection with the re-incorporation of the Company in the State of Delaware, the shareholders unanimously voted for the adoption of a plan of recapitalization pursuant to which the issued and outstanding shares of the Company's common stock, would forward split, two-for-one, so that holders of common stock would receive two shares of the Company's $0.001 par value common stock for each share held. The 9,915,424 shares of common stock outstanding immediately prior to the reorganization were converted to 19,830,848 shares of common stock, and outstanding options and warrants to purchase shares were converted into options and warrants entitling the holders to purchase twice as many shares upon exercise of such options and warrants. Loss per share calculations includes the Company's change in capital structure for all periods presented.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows.

REVENUE RECOGNITION

The Company's principal source of revenue is generated from application hosting, managed software and related type services. Payments received in advance of the service, even if non-refundable, are recorded as customer deposits. Generally, any prepaid amount is an advance payment and is applied to the last month service fee. Revenues are recognized over the service period. Revenue from the sale of computer hardware is recorded upon delivery, or upon installation when specified under contact terms.

                                      F-23
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

INVENTORIES

Inventories consist of computer hardware and equipment held for resale and is recorded at the lower of cost (first in, first out) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the assets ranging between three to seven years. Leasehold improvements are depreciated over the lesser of the useful lives of the improvements or the term of the lease.

INTANGIBLE ASSETS

Intangible assets consist of the rights to a proprietary data utility services system acquired by the Company. The cost is being amortized over sixty months. Accumulated amortization totaled $77,415 and $43,724 as of May 31, 2001 and 2000, respectively.

LONG-LIVED ASSETS

Long-lived assets, including, but not limited to, property and equipment and identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company believes that no impairment of the carrying amount of its long-lived assets existed at May 31, 2001 and 2000.

CLASS A COMMON STOCK

The Board of Directors is authorized to issue of up to 10,000,000 shares of Class A common stock pursuant to which the holders of such stock are entitled to three votes for each share held, on all matters submitted to stockholders, which voting power may be used by the holders of such stock to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of the Company's common stock. As of May 31, 2001, 5,000,000 options to purchase Class A common stock at $0.50 per share were granted to two officers and were outstanding. These options are included in the employee stock options referenced in Notes L and M.

LOSS PER SHARE

Basic loss per share is based on the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding was 24,808,590 and 14,050,928 for the years ended May 31, 2001 and 2000, respectively, and 17,201,296 since inception (August 31, 1998) through May 31, 2001. Diluted loss per share includes the effect of all potentially dilutive common stock issuances. Diluted loss per share is not presented because the effect would be anti-dilutive. At May 31, 2001 and 2000, there were 21,447,545 and 8,572,248 shares of potentially issuable common stock, respectively.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to expense in the period when incurred.

                                      F-24
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

ADVERTISING EXPENSE

Advertising costs are expensed in the period incurred. For the years ended May 31, 2001 and 2000, advertising costs totaled $198,726 and $97,715, respectively.

CONCENTRATIONS OF CREDIT RISK

The Company sells the majority of its services throughout North America. The majority of the Company's sales are made to customers who are billed monthly on an open account and no collateral is required. For the year ended May 31, 2001, approximately thirty percent (30%) of revenues were to four customers, one of which is a related party comprising eight percent (8%) of the total revenues.

Insynq has established four vendor relationships that are critical to the day-to-day operations of the Company. The vendors are in the software, hardware, systems and communications industries. These vendors supply software and hardware to run the programs and systems, and provide the means through which the Company connects and communicates with its customers.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments, consisting principally of cash, accounts receivable, payables, accrued liabilities, short and long-term obligations, and their carrying amounts in the accompanying balance sheets, approximate their fair values. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made to the 2001 presentation in order to conform to the 2000 presentation.

NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements. SAB 101 provides guidance on applying accounting principles generally accepted in the United States to revenue recognition in financial statements and is effective in the fourth quarter of all fiscal years beginning after December 15, 1999. During fiscal year 2001, the Company had recorded revenues in accordance with SAB 101, so the implementation of SAB 101 did not have an impact on the Company's operating results.

                                      F-25
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

In April 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25. FIN 44 is effective for transactions occurring after July 1, 2000. During fiscal year 2001, the Company had been applying FIN 44.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations. SFAS 141 applies to all business combinations initiated after June 30, 2001. The Statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. The adoption of SFAS 141 will not have an impact on the Company's financial statements.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. The provisions of SFAS 142 are required to be applied starting with fiscal years beginning after December 15, 2001 with earlier application permitted for entities with fiscal years beginning after March 15, 2001 provided that the first interim financial statements have previously been issued. The statement is required to be applied at the beginning of the entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements to that date. The initial application of the SFAS 142 will have no impact on the Company's financial statements.

NOTE D - MANAGEMENT PLANS

The Company is a development stage company as defined under Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business and its planned operations have recently commenced. However, no significant operating revenues have been derived to date. The Company has incurred recurring losses from operations and has a total accumulated development stage deficit of $17,997,560 at May 31, 2001. As discussed in Note J, the Company is in default on a capitalized lease obligation. The underlying leased assets are critical to the Company's operations. The Company has initiated contact to restructure the lease obligation and, due to the current economic climate and current market for the equipment, the Company anticipates that it can successfully restructure this obligation. The development of the Company's technology and products will continue to require a commitment of substantial funds. Currently, the Company has no material capital commitments. However, should the Company be forced to seek other equipment in the open market based on its inability to restructure its capital lease obligation, the Company would attempt to raise the necessary finances. These amounts, however, are currently unquantifiable.

The Company has implemented cost restructuring strategies, cost-cutting measures, and continues to devote significant efforts to develop markets. In addition, the Company initiated vendor negotiations resulting in improved payment terms or reductions in the total amounts due.

However, the rate at which the Company expends its resources is variable, may be accelerated, and will depend on many factors. The Company will need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financing. There can be no assurance that such additional funding will be available on acceptable terms, if at all. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and the success of its future operations.

                                      F-26
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001

NOTE D - MANAGEMENT PLANS -  Continued

In addition, on June 29, 2001, the Company entered into a private financing transaction with three investors under which the investors initially purchased $550,000 from a total of $1,200,000 12% convertible debentures. The Company anticipates receiving the remaining $650,000, less certain fees, upon successful registration of certain shares of the common stock.

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of May 31:

                                                      2001         2000
                                                      ----         ----

Computer hardware ............................   $   86,820   $  144,621
Software .....................................       97,550      105,536
Equipment ....................................      149,715      217,468
Furniture and fixtures .......................       43,990       86,650
Capitalized leased equipment .................      668,959      587,517
Leasehold improvements .......................       58,036       51,365
                                                     ------       ------
                                                  1,105,070    1,193,157

Less accumulated depreciation and amortization      348,577      161,482
                                                    -------      -------
                                                 $  756,493   $1,031,675
                                                 ==========   ==========

Accumulated depreciation on capital lease equipment totaled $216,264 and $83,686 as of May 31, 2001 and 2000, respectively.

NOTE F - ACCRUED LIABILITIES

Accrued liabilities consist of the following as of May 31:

                            2001          2000
                            ----          ----
Salaries and benefits    $254,285       $ 62,309
Payroll taxes ........    448,061         37,779
Interest and penalties    102,565            --
Other taxes ..........     45,082            --
Interest .............     50,247            --
Consulting and other .    229,455         34,191
                          -------         ------
                      $ 1,129,695       $134,279
                      ===========       ========


As of May 31, 2001, the Company was delinquent on its payroll and business taxes. The majority of the past due amount is for payroll taxes which are due to the Internal Revenue Service. The Company and the Internal Revenue Service have informally agreed to a payment plan for the past due taxes, subject to the Company remaining current on all future payroll tax deposits. The Company has been in contact with other respective taxing authorities to initiate payment plans in settlement of their respective past due taxes.

                                      F-27
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE F - ACCRUED LIABILITIES - Continued

Additionally, two liens have been filed by two different States for past due taxes, plus accrued penalties and interest. One lien, for approximately $28,000, is to a State for prior year's income taxes assessed to the predecessor company of Insynq, Inc. This amount is in dispute and amended returns to correct this deficiency have been filed.

NOTE G - RELATED PARTY NOTES PAYABLE

The Company has entered into short-term promissory notes with stockholders, a corporate officer, a prior employee and two vendors. All notes, plus accrued interest, are due within one year of issuance and consist of the following at May 31:

                                                                                      2001       2000
                                                                                      ----       ----
Note payable to stockholder, due November 2, 2001, plus accrued
interest; bears interest at 10% per annum and is unsecured                         $1,162,000   $  --

Various notes payable to related parties, due on demand to dates
ranging through April 20, 2002; bearing interest ranging from 10% to 12%              146,402    25,000

Two notes payable to related party vendors, installment payment of
$1,692 due monthly through August 15, 2001 and final payment due March                  9,849      --
2002; bearing interest ranging from 10% to 12%                                      ---------   -------
                                                                                   $1,318,251   $25,000
                                                                                    =========   =======

On July 17, 2000, the Company entered into two stockholder promissory note agreements totaling $255,000. In addition, the stockholders were granted warrants to purchase a total of 325,000 shares of common stock at a price of $2.00 per share. The Company recorded a discount on the loans totaling $229,000 for the fair value of warrants granted. The Company recognized $229,000 of interest expense on the discount for the year ended May 31, 2001. In November 2000, the loans were converted into 510,000 shares of common stock at $0.50 per share.

In October 2000, the Company entered into three additional shareholder loans totaling $500,000. These notes were also converted in November 2000 into 1,000,000 shares of common stock at $0.50 per share. As an inducement to the holders to convert the loans, the Company agreed to convert the loans into common stock at a price below the fair market value of the common stock at the time of conversion. This resulted in additional interest expense totaling $1,132,500 for the year ended May 31, 2001.

On December 1, 2000, the Company entered into a promissory note agreement with a stockholder for $50,000 with accrued interest of prime, plus 3%. The principal and accrued interest was converted to 148,488 shares of common stock on January 30, 2001.

                                      F-28
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE H - NOTES PAYABLE

The Company has a $15,000 revolving line of credit. As of May 31, 2001 and 2000, the balance was $13,973 and $10,200, respectively. As of May 31, 2001, the Company has an additional payable totaling $14,000 due on demand.

NOTE I - CONVERTIBLE DEBENTURES

On June 16, 2000, the Company entered into two loan agreements for a total of $650,000, in the form of convertible debentures. The principal balance of the loans and accrued interest were convertible into common stock at $1.42 and $0.71 per share, respectively. In addition, the Company granted 915,492 warrants to purchase common stock at $2.00 per share. On September 16, 2000, the Company entered into two additional convertible debenture agreements totaling $250,000. The loans and accrued interest was convertible into common stock at $1.00 per share. In addition, the Company granted 250,000 warrants to purchase common stock at $1.00 per share to the holders of the debentures.

The Company recorded a discount on the convertible debentures totaling $900,000, equal to the fair value of the warrants received and the intrinsic value of the beneficial conversion feature. The Company has recognized $900,000 of interest expense on the discount for the year ended May 31, 2001. As an inducement to convert the balance of principal and related accrued interest of the debentures, the Company reduced the original conversion share prices to $0.50. This resulted in an additional interest charge in the amount of $1,387,616 for the year ended May 31, 2001.

In November 2000, the Company converted the debentures totaling $900,000, plus accrued interest of $55,796, into common stock at $0.50.

NOTE J - CAPITAL LEASE OBLIGATIONS

The Company leases equipment under capital leases expiring in 2003. As of May 31, 2001, the Company's principal capital lease (for computer hardware, printers and related infrastructure) obligation is in default; accordingly, the entire lease obligation plus imputed interest net of the discount, is classified as a current obligation on the accompanying financial statements. Total net obligation due this lessor is $668,136, net of a discount of $62,933.

                                      F-29
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE J - CAPITAL LEASE OBLIGATIONS - Continued

The following is a schedule by years of future minimum lease payments together with the present value of the minimum payments under capital lease obligations, net of discount, as of May 31, 2001:

                          Years ending May 31,
      --------------------------------------------------------------------------
                                                2002          $828,598
                                                2003            33,040
                                                               -------
      Future minimum lease payments                            861,638
      Less amount representing interest and discount           140,174
                                                               -------
      Present value of minimum lease payments                 $721,464
                                                               =======
      Current portion                                         $692,208
      Long-term portion                                         29,256
                                                               -------
                                                                        $721,464
                                                               =======


NOTE K - PUT OPTION OBLIGATION

Pursuant to conversion agreements with four investors (stockholders), the Company exchanged 1,733,016 of the investors' put shares for 1,733,016 shares of common stock. The recorded amount of the converted put shares was $1,071,785 at May 31, 2001.

NOTE L - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company conducts a substantial portion of its operations utilizing leased facilities for its corporate headquarters and for its server farm racks.

Effective August 1, 2001, the Company entered into two separate facility leases for its corporate operations. The first lease is with the Company's existing landlord and was amended pursuant to a settlement agreement between each party on May 17, 2001. Terms of this lease call for base rent plus charges for a portion of the Company's share of taxes and utilities over the next sixty months. The second facility lease commences on August 1, 2001, and terminates on July 31, 2002. Rent per month is $1,600 for the first twelve months.

A server farm racking agreement is for a term of twenty-four months, expiring on May 31, 2003. The first year of the agreement calls for a monthly fee of $500 per rack, with a minimum of seven racks, or $3,500. The second year of the agreement calls for a minimum fee of $550 per rack or $3,850. As of May 31, 2001, the Company has nine racks at the server farm.

                                      F-30
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE L - COMMITMENTS AND CONTINGENCIES - Continued

The following is a schedule of approximate future minimum operating lease payments as of May 31, 2001:

                  Years ending May 31,
---------------------------------------------------------

           2002                             $  235,500
           2003                                236,500
           2004                                189,800
           2005                                194,400
           2006                                199,200
        Thereafter                              34,000
                                               -------
                                            $1,089,400
                                             =========

For the years ended May 31, 2001 and 2000, rent expense for facilities and racking, including forfeited lease deposits as a result of amendments to the lease terms during 2001, were approximately $375,000 and $179,000, respectively.

LAWSUIT

The Company is party to one lawsuit filed by a prior employee. The lawsuit claim is for approximately $115,000 (plus accrued interest) for unpaid wages, severance, bonuses, benefits and expenses. The Company's management believes the claim is without merit and intends to vigorously defend its position of no liability.

The Company has settled a lawsuit filed by a prior employee and has issued to such employee $10,000 and 85,000 shares of common stock as of May 31, 2001.

CONSULTING AGREEMENTS

During the year ended May 31, 2001, the Company has several on-going agreements with investor relation consultants, financial advisory, advertising and marketing consultants, and sales persons. Terms of these agreements range from six months to three years and most have automatic renewable provisions. Compensation for these agreements may be in the form of cash or cash plus common stock or options. Certain agreements contain provisions that are performance based only, whereby an individual representing the Company must consummate an acceptable transaction before the common stock or stock options will be issued. Short-term (six months or less) monthly cash fees for consultants approximate $18,500 and one long-term agreement (three years) is $10,000 per month. In addition, a consulting group was paid its final $25,000 installment of a three-month agreement in June 2001.

On July 1, 2001, the Company entered into a six-month agreement with an independent consultant/advisor, in which the consultant will provide expertise in financing, mergers and acquisitions. Terms of the agreement call for the sum total of $67,000 paid over the contract, $7,500 at effective date of the agreement and $60,000 paid in equal installments over the next six months. The consultant will also receive 2,000,000 shares of common stock in July 2001. An additional 500,000 shares of common stock will be issued to the consultant if there is an acquisition of another company or its assets.

                                      F-31
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE L - COMMITMENTS AND CONTINGENCIES - Continued

EMPLOYMENT CONTRACTS

As of May 31, 2001, the Company has six employment contracts with its key officers and employees. Each agreement calls for a base annual compensation, currently ranging between $96,000 and $180,000. Five agreements contain wage escalation clauses effective on the anniversary date of the agreement. The agreements generally are written for three to fours years in duration. Each agreement has an incentive clause with rights to exercise vested stock options agreements at a predetermined price, generally granted at market value, and range between $.50 and $2.00 per share. A total 6,560,000 options have been granted under these agreements.

NOTE M - STOCK OPTIONS

On March 31, 2000, the Company's Board of Directors adopted two long-term incentive plans (Plans), described as follows:

2000 LONG TERM INCENTIVE PLAN (LTIP)

The LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to directors, officers, employees and consultants. At the adoption of this plan, the Company set aside 16,675,300 shares of common stock, which may be issued upon the exercise of options granted. As of May 31, 2001, incentive options available for issuance are 7,946,540.

2000 EXECUTIVE LONG TERM INCENTIVE PLAN (EXECUTIVE LTIP)

The Executive LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to executive officers of the Company. The Company set aside 5,400,000 shares of Class A common stock under this plan at its adoption. As of May 31, 2001, two corporate officers have been granted options to purchase a total of 5,000,000 shares of Class A common stock.

The Company's Board of Directors administers the Plans and the Board may amend or terminate the Plans if it does not cause any adverse effect on any then outstanding options or unexercised portion thereof. All options generally have an exercise price equal the fair value of the underlying common stock on the date of grant, vest immediately and expire in ten years.

The Company's stock option plan is subject to the provisions of SFAS No 123, Accounting for Stock-Based Compensation. Under the provisions of this standard, employee and director stock-based compensation expense is measured using either the intrinsic-value method as prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations, or the fair value method described in SFAS No. 123. The Company has elected to account for its employee and director stock-based awards under the provisions of APB Opinion No. 25. Under APB Opinion No. 25, compensation cost for stock options is measured as the excess, if any, of the fair value of the underlying common stock on the date of grant over the exercise price of the stock option.

                                      F-32
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE M - STOCK OPTIONS - Continued

The Company is required to implement the provisions of SFAS No. 123 for stock-based awards to those other than employees and directors. Stock-based compensation expense for all equity instruments is recognized on an accelerated basis based on the related service or vesting periods. Companies choosing the intrinsic-value method are required to disclose the pro forma impact of the fair value method on net income. The pro forma effect on net loss and loss per share are as follows for the years ended May 31:

                                  2001               2000
                                  ----               ----
  Net loss as reported     $  (14,075,218)   $  (3,778,867)
  Pro Forma net loss          (17,054,018)      (5,700,015)

  Loss per share as reported        (0.57)           (0.27)
  Pro Forma loss per share          (0.69)           (0.33)

The fair value of options granted under the Company's stock option plans during the years ended May 31, 2001 and 2000 was estimated on the date of grant, using the Black-Scholes pricing model with the following assumptions:

  Weighted average of expected risk-free interest rates        6.50%
  Expected years from vest date to exercise date                2-10
  Expected stock volatility                                     90%
  Expected dividend yield                                        0%

A summary of the Company's LTIP and Executive LTIP stock option activity is as follows:

                                                                Weighted Average
   Activity                                    Number of     Exercise Price
                                                Shares
   Balance at May 31, 1999                            -
   Options granted                             7,011,802             0.51
   Option exercised                                   -
   Options forfeited                                  -
                                               ---------
   Balance at May 31, 2000                     7,011,802             0.51
   Options granted                             8,568,760             0.41
   Options exercised                          (2,816,229)            0.11
   Options forfeited                          (1,851,802)            1.78
                                               ---------
   Balance at May 31, 2001                    10,912,531             0.65
                                              ==========
   Exercisable options at May 31, 2001         8,695,028             0.63
                                               =========             ====

                                      F-33
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE M - STOCK OPTIONS - Continued

The weighted average remaining contractual life, in years, and weighted average exercise price of options outstanding as of May 31, 2001 were as follows:

                                       Weighted
                            Weighted    Average       Options        Weighed
Range of                    Average    Remaining   Exercisable at    Average
Exercise      Options       Exercise  Contractual    May 31,        Exercise
Price        Outstanding     Price       Life         2001            Price
----------------------------------------------------------------------------

0.18 - 0.19     400,000   $   0.19        9.95        50,000        $   0.18
0.34 - 0.71   7,794,153       0.46        8.75     6,864,153            0.47
0.81 - 1.03   1,700,000       0.97        8.95     1,040,830            0.94
1.63 - 2.31   1,018,378       1.79        4.29       740,045            1.70

The weighted average fair value of the options granted during the year ended May 31, 2001 and 2000 were $0.66 and $0.39, respectively.

During the year ended May 31, 2001, the Company recorded $1,249,476 of additional employee compensation expense for the difference between the exercise price of stock options and the fair value of the underlying common stock on the date of grant. The unearned compensation of $381,666 has been presented as a reduction of stockholders' equity in the accompanying financial statements and is being amortized ratably over the vesting period of the applicable options. The Company amortized an aggregate of $867,810 of compensation for the year ended May 31, 2001.

NOTE N - WARRANTS

Warrants shares to purchase common stock outstanding as of May 31, 2001 totaled 12,752,112. Warrant exercise prices range between $0.13 to $3.75 per share of common stock and substantially all warrants will expire on or before July 17, 2005. Since May 31, 2001, the Company has set aside an additional 2,871,280 warrants in connection with the pending acquisition of a Canadian company and has rescinded 2,145,000 of previously issued warrants to two consulting groups.

During the year ended May 31, 2001, the Company recorded unearned services totaling $344,051 for the fair value of warrants granted to consultants as a reduction of stockholders' equity in the accompanying financial statements. Such amount is being amortized ratably over the service period. Warrants issued by the Company are valued on the date of grant using the Black-Scholes valuation model using the following assumptions: weighted average risk free interest rate of 6.5%; terms ranging from three months to five years; volatility of 90%; and, 0% dividend yield.

                                      F-34
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE O - INCOME TAXES

The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized based on the anticipated future tax effects arising from the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases of assets and liabilities using enacted tax rates.

The income tax provision reconciled to the tax computed at the statutory federal rate is as follows for the year ended May 31:
                                                       2001            2000
                                                       ----            ----

  Tax benefit at federal statutory rate of 34%     $(4,785,000)     $(1,284,000)
  Permanent differences                              1,015,000            4,000
                                                    ----------        ---------
                                                    (3,770,000)      (1,280,000)
  Increase in valuation allowance                    3,770,000        1,280,000
                                                     ---------        ---------
                                                   $     -          $      -
                                                     =========        =========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred Federal income tax are as follows at May 31:

                                                        2001            2000
                                                        ---------------------
Deferred tax asset
        Net operating loss carryforwards .....     $10,357,000       $7,557,000
        Amortization .........................          14,000            8,000
        Accrued vacation .....................          22,000           20,000
        Allowance doubtful accounts ..........           8,000              -
        Deferred compensation ................          36,000              -
        Employee stock options ...............          93,000              -
        Warrants issued to consultants .......         840,000              -
                                                    ----------        ---------
                Total deferred tax assets ....      11,370,000        7,585,000
                                                    ---------         ---------
Deferred tax liability
        Depreciation .........................          70,000           55,000
                                                        ------         ------
                Total deferred tax liabilities          70,000           55,000
                                                        ------         ------
Net deferred tax assets ......................      11,300,000        7,530,000
Valuation allowance ..........................     (11,300,000)      (7,530,000)
                                                   $     -           $      -
                                                    ==========        =========

                                      F-35
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE O - INCOME TAXES - Continued

The Company has recorded a valuation allowance for the full amount of the deferred tax assets due to the uncertainty of future utilization of net operating loss carryforwards and realization of other deferred tax assets. At May 31, 2001, operating loss carryforwards of approximately $30,500,000, expiring through 2021, are available to offset future taxable income. Utilization of these carryforwards are significantly dependent on future taxable income and any future tax benefit is further limited due to a change of control in the Company's ownership as defined by the Internal Revenue Code, Section 382.

NOTE P - RELATED PARTY TRANSACTIONS

During the year ended May 31, 2001, the Company sold $41,400 of services and received $37,500 of consulting services from a party related to a corporate officer, director and stockholder.

NOTE Q - OTHER DISCLOSURES

The Company's non-cash investing and financing activities and supplemental cash flow information were as follows for the year ended May 31:

                                                                      2001          2000
                                                                      -------------------
Conversion of debentures and accrued interest into common stock   $2,315,514   $     --
Notes payable and interest converted to common stock ..........    1,938,550         --
Conversion of put options into common stock ...................    1,071,785         --
Discount for warrants granted and beneficial
         conversion features on convertible debentures ........      900,000         --
Discount for warrants granted with short term
         notes payable and capital leases .....................      229,000      118,000
Accounts payable converted to common stock ....................      154,557         --
Equipment purchased under capital leases ......................       15,669         --
Purchase of assets with common stock ..........................         --            727

Cash paid for interest ........................................   $   17,411   $     --

                                      F-36
                                  Insynq, Inc.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                  May 31, 2001


NOTE Q - OTHER DISCLOSURES - Continued

Selling, General and Administrative Expenses consist of the following for the year ended May 31:
                                         2001           2000
                                        -----           ----
Salaries .........................   $2,861,649   $  618,977
Benefits .........................       67,663       61,774
Rent .............................      375,641      131,521
Consulting .......................    3,561,058      850,411
Legal, accounting and professional      854,283      793,081
Telephone and utilities ..........      105,442       41,232
Taxes ............................      212,917       63,013
Supplies .........................       78,226       40,399
Travel and entertainment .........      158,927      140,677
Insurance ........................      117,563      104,484
Other ............................      420,707       29,574
                                        -------       ------
 Total: ...........................  $8,814,076   $2,875,143
                                     ==========   ==========

Non-cash compensation                $4,242,072   $1,116,666
Other ...............                 4,572,004    1,856,222
                                      ---------    ---------

Total: ..............                $8,814,076   $2,972,888
                                     ==========   ==========

NOTE R - SUBSEQUENT EVENTS

FINANCING AGREEMENT

On June 29, 2001, the Company entered into a private financing transaction with three investors under which the investors initially purchased $550,000 from a total of $1,200,000 12% convertible debentures. The debentures are convertible into shares of common stock at the lesser of (i) $0.18 or (ii) the average of the lowest three trading prices in the twenty day trading period immediately preceding the notice to convert, divided by two. The common stock carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.04 per share. Terms of the debentures provide for full payment on or before June 29, 2002 (maturity date), with accrued interest of 12% per annum. Proceeds from this initial transaction, net of fees, were $465,000. The Company anticipates receiving $650,000, less certain fees, upon successful registration of certain shares of the common stock. Pursuant to the agreement, the Company may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis.

                               121,157,143 SHARES

                                  INSYNQ, INC.

                                  COMMON STOCK

                                   PROSPECTUS

                                  April 11, 2002


     You should rely only on information contained in this prospectus. We have not authorized anyone to give any information or make any representations in connection with this offering other than those contained in this prospectus. If anyone gives you any such information or makes any such representations, you should not rely on it or them as having been authorized by us. This prospectus is not an offer to sell common stock and it is not soliciting an offer to buy common stock in any state where the offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                      II-1
                                     PART II

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law and include a provision limiting director liability to us or our shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director.

     Certain of our registration rights agreements or arrangements contain reciprocal agreements of indemnity between us and certain of the selling stockholders as to certain liabilities, including liabilities under the Securities Act and in certain circumstances could provide for indemnification of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     We are currently operating without officers and director's insurance, as well as, general liability insurance. It is uncertain when coverage will be renewed.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the estimated expenses that have been or will be incurred in connection with this offering, all of which will be paid by us.


   SEC registration fee                      $                454.34
   Accounting fees and expenses                             5,000.00
   Legal fees and expenses                                  5,000.00
   Printing and shipping                                      500.00
   Blue Sky fees and expenses                               2,500.00
   Miscellaneous expenses                                       0.00
                                 Total                    $18,454.34
                                                          ==========


ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.

     The following sets forth information regarding all sales of our unregistered securities during the past three years. All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, or were exempt by reason of the application of Regulation S. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us or otherwise, to information about us. Unless otherwise indicated, the issuances of the securities described below were affected without the involvement of underwriters. Where applicable, each of the disclosures has been adjusted to account for the 1.41056 to 1 stock split of Insynq-WA, the 1 for 2 stock split of Xcel effective on January 24, 2000, and the 2 for 1 stock split of Insynq-Delaware effective on August 3, 2000.

1. We assumed a business services contract dated November 18, 1999, with Consulting & Strategy International, LLC, or CSI, under which we granted to CSI options to purchase a total of 600,000 shares at a price of $1.00 per share, and warrants to purchase up to a total of 2,000,000 shares, exercisable at any time after May 1, 2001 and before February 20, 2003, in increments of 500,000 shares, at exercise prices of

     $1.25, $1.50, $2.00 and $2.25. These warrants have a "cashless" exercise provision allowing CSI to exercise the warrants for a reduced number of shares pursuant to a formula set forth in the warrants. On January 31, 2001, we entered into an amendment under which $80,000 of accrued services fees were abated in exchange for the re-pricing of the warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.50 per share each.

2. We assumed an equipment financing arrangement dated June 1, 1999, with Hewlett-Packard under which we granted to Hewlett-Packard an option to purchase a total of 282,112 shares of common stock at any time prior to June 1, 2002, at a price of $0.35 per share.

3. We assumed a financial public relations consulting agreement dated September 20, 1999, with One Click Investments, L.L.C., or One Click, under which we issued One Click 700,000 restricted shares of common stock and granted One Click warrants to purchase a total of 1,500,000 shares of common stock, exercisable at any time after February 28, 2001, and prior to December 31, 2003, in one-third increments of 500,000 shares, at exercise prices of $2.00, $4.00 and $7.50 per share. On June 21, 2001, in exchange for the waiver of certain registration rights by One Click Investments, LLC, John P. Gorst gifted to One Click 1,000,000 shares of common stock with voting rights retained by Gorst and agreed that One Click's securities dated August 2000 and January 2001 will be included in the next SB-2 Registration we file (excluding the filed by September 27, 2001), and the February 2000 warrants were re-priced at an exercise price of $0.25 per share of common stock with an exercise date extending to December 31, 2004, with a cashless provision. On February 15, 2002, in exchange for a waiver of registration rights previously granted, One Click's February 2000 warrants were re-priced at an exercise price of $0.05 per share of common stock.

4. We assumed a Consulting Agreement dated October 28, 1999, with Robert J. Torres and Lowell Cooper. In consideration of consulting services rendered we granted options to each of Mssrs. Torres and Cooper entitling them to purchase a total of 218,637 shares and 134,003 shares, respectively, at any time prior to November 2, 2003, at an exercise price of $2.13 per share.

5. We assumed the obligations under a bridge financing with CSI, dated December 14, 1999, pursuant to which 1,300,000 common shares were issued to nine investors at a price of $0.50 per share.

6. In January of 2000, Insynq-WA completed a private offering of a total of 1,311,821 shares of common stock at an offering price of approximately $0.71 per share. Each purchaser in the private offering was issued one Series A Warrant and one Series B Warrant for each share of common stock purchased by such purchaser. The Series A Warrants and Series B Warrants entitle the purchasers to purchase a share of common stock at any time on or before December 31, 2001, at a price of $1.77 and $2.84, respectively.

7. In January 2000, Timothy Horan, as trustee on behalf of certain parties named below, advanced to Insynq-WA the sum of $150,000 to provide Insynq-WA with capital to secure the leased facility at 1101 Broadway Plaza, Tacoma, Washington. In consideration of this financing, and pursuant to an agreement, Mr. Horan, as trustee, was issued a total of 300,000 shares of restricted common stock, as follows: 150,000 shares to Timothy Horan; 75,000 shares to Travin Partners, L.L.L.P. and 75,000 shares to International Fluid Dynamics, Inc.

8. On February 20, 2000, we entered into a consulting agreement with Vijay Alimchandani (VJ), under the terms of which we engaged VJ to provide us with general consulting services for which we granted options to VJ as follows: (a) 500,000 shares, exercisable at any time prior to February 21, 2005, at a price of $0.25 per share; and (b) 400,000 shares, exercisable one year from the commencement date of the contract, for a period of five years, at an exercise price of $0.50 per share. We also agreed to grant to VJ (a) an additional option, entitling him to purchase a total of 180,000 shares for a five-year period beginning at the end of 24 months from the date of the agreement, if such agreement is extended by us, at price of $0.75 per share; and (b) bonus options of between 50,000 to 100,000 shares to be granted at the discretion of the board of directors at an exercise price of not more than $1.50 per share. On July 10, 2001, we entered into an agreement to provide professional services with Central Software Services Inc. (Central Software). Under the terms of the agreement, the previous agreement with VJ, dated February 20, 2000, was cancelled in its

                                      II-3
     entirety. For a term of six months, Central Software will provide professional services in the form of identifying and negotiating acquisition opportunities and other merger consulting as appropriate. Under the terms of the agreement, Central Software received 2,000,000 shares of restricted common stock at $0.07 per share and monthly payments of $10,000. In addition, we will issue an additional 500,000 shares of restricted shares of common stock upon the successful completion of each acquisition.

9. On or about April 6, 2000, we sold a total of 61,944 shares of common stock to two investors, The Perry Family Trust and John Anderson, under the terms of which the Perry Trust and Mr. Anderson were granted a total of 61,944 warrants to purchase shares of common stock at an exercise price of $3.25 per share.

10. On or about April 26, 2000, we sold a total of 285,714 shares of common stock to Plazacorp Investors Limited, an Ontario corporation, at a price of $1.75 per share. In connection with this sale, Plazacorp was granted warrants to purchase an additional 571,428 shares of common stock, exercisable at any time for a five (5) year period, at a price of $2.75 per share with respect to 285,714 shares, and $3.75 per share with respect to the remaining 285,714 shares. In connection with this transaction, Plazacorp was granted registration rights under a Registration and Repurchase Agreement (the "Agreement") requiring us to file a registration statement by October 31, 2000 and to cause the registration statement to be effective on or before January 31, 2001. In the event we did not file a registration statement by October 31, 2000, or the registration statement was not declared effective by December 13, 2000, Plazacorp had the right, but not the obligation, to require us to repurchase the shares (but not shares issuable on exercise of the warrants), at a price of $2.50 per share. On November 1, 2000, we entered into an Agreement with Plazacorp under which Plazacorp agreed to relinquish its right to require us to repurchase the 285,714 shares at $2.50 in exchange for the conversion of those shares into the right to receive 1,428,730 shares with an agreed value of $0.50 per share.

11. On or about May 17, 2000, we sold a total of 125,000 shares of common stock at a price of $2.00 per share to the following investors: Raymond Betz - 25,000 shares; Timothy Horan - 50,000 shares; and International Fluid Dynamics, Inc. (IFD) - 50,000 shares. In connection with this transaction, the purchasers were granted warrants to purchase an equivalent number of additional shares (or a total of 125,000 shares), at any time on or before May 17, 2005, at an exercise price of $3.00 per share. In connection with this transaction, the purchasers were granted registration rights under a Registration and Repurchase Agreement (the "Agreement") requiring us to file a registration statement by October 31, 2000, and to cause the registration statement to be effective on or before January 31, 2001. In the event we did not file a registration statement by October 31, 2000, or the registration statement was not declared effective by January 31, 2001, the purchasers had the right, but not the obligation, to require us to repurchase the shares (but not shares issuable on exercise of warrants), at a price of $2.86 per share. On November 1, 2000, we entered into an Agreement with each of Betz, Horan and IFD under which each agreed to relinquish the right to require us to repurchase their respective number of shares at $2.86 in exchange for the conversion of those shares into the right to receive an aggregate of 715,000 shares with an agreed value of at $0.50 per share.

12. On May 26, 2000, we entered into a consulting agreement with MQ Holdings, Inc. (MQ), under the terms of which we issued a total of 40,000 shares of restricted common stock to two individuals - Mark DeStefano and T J Jesky - for services to be rendered in assisting us in our corporate and securities filings, and other consulting services. Under the terms of the consulting agreement, we filed an S-8 registration statement for the registration of the shares issued on October 4, 2000. In December 2000, MQ Holding, rescinded 20,000 shares of common stock with no future claims.

13. On or about June 15, 2000, we entered into a non-exclusive financial advisory agreement with Sunstate Equity Trading, Inc., a Florida corporation, which is a member of the NASD, under the terms of which we have engaged Sunstate, on a non-exclusive basis, to provide financial advisory services and advice. In consideration of the services undertaken by Sunstate, we issued to Sunstate a total of 125,000 shares of restricted common stock. This agreement was amended on September 22, 2000, to include the provision of additional services by Sunstate, including, but not limited to, sponsoring us in conferences with various investments groups. In consideration of these additional services, we issued to Sunstate an additional 250,000 shares of restricted common stock.

                                      II-4
14. On June 16, 2000, we entered into a private financing transaction with two investors, Travin Partners, L.L.L.P. (TPL) and TCA Investments, Inc. (TCA), under the terms of which TPL and TCA each loaned us the sum of $325,000 (the loans), and were sold convertible debentures and granted warrants, described below. The loans are payable pursuant to the terms of identical convertible debentures, providing for full payment on or before June 16, 2002 (the due date), with interest at the current Bank of America prime rate, plus 1/2%. All accrued interest under each Debenture is payable only in shares of our common stock at a price of $0.71 per share. In addition to the Debentures, TPL and TCA were granted warrants entitling each of them to purchase a total of 457,746 shares of our common stock at a price of $1.00 per share, at any time after November 15, 2000 and before June 15, 2005. On November 1, 2000, we entered into an Agreement with each of TPL and TCA under which each agreed to relinquish its right to convert the debentures into shares of common stock at $0.71 per share in exchange for the conversion of those debentures into the right to receive an aggregate of 1,300,000 shares with an agreed value of $0.50 per share.

15. On July 17, 2000, we entered into a private financing transaction with two investors, International Fluid Dynamics, Inc. (IFD) and Garnier Holdings, Inc. (Garnier), under the terms of which IFD and Garnier each loaned us the sum of $127,500 (the loans), and were granted warrants described below. The loans are payable pursuant to the terms of a promissory note (the note), providing for full payment on or before August 1, 2000 (the due date), with interest compounded annually at the Chase Manhattan Bank, N.A. rate quoted as its prime. The warrants entitle each of IFD and Garnier to purchase a total of 325,000 shares of our common stock at a price of $2.00 per share at any time after December 28, 2000 and before July 17, 2005. If the notes were not paid by 5:00 p.m. CST on August 17, 2000, the exercise price would have decreased by one-half, or $1.00, and on and after each additional ten
     (10) day period that the notes remain unpaid, the exercise price would have decreased by an additional ten percent (10%). On November 1, 2000, we entered into an Agreement with each of Garnier and IFD under which each of them agreed to relinquish its right to payment under the promissory notes in exchange for the conversion of those notes into the right to receive an aggregate of 510,000 shares with an agreed value of $0.50 per share. Under that same agreement, each of Garnier and IFD agreed to lock in the exercise price of the warrants under the Warrant Agreement at $0.50 per share.

16. On August 2, 2000, we entered into a private financing transaction with five foreign investors under the terms of which the investors purchased an aggregate of 200,000 shares of our common shares at a price of $0.60 per share.

17. On August 4, 2000, we sold a total of 200,000 shares of common stock to One Click Investments, LLC, at a price of $0.60 per share. In connection with this sale, One Click was granted warrants to purchase an additional 200,000 shares of common stock, exercisable at any time for a five (5) year period, at a price of $2.00 per share.

18. On August 24, 2000, we entered into a private financing transaction with certain foreign investors under the terms of which the investors purchased an aggregate of 135,000 of our common shares at a price of $0.2963 per share.

19. On September 11, 2000, we entered into a private financing transaction with two investors, Travin Partners, L.L.L.P. (TPL) and TCA Investments, Inc.
     (TCA), under the terms of which Travin and TCA each loaned us the sum of $125,000 (the loans), and we issued the convertible debentures and granted warrants, described below. The loans were payable pursuant to the terms of identical convertible debentures providing for full payment on or before October 11, 2000 (the due date), with interest at the current Bank of America prime rate, plus1/2%. All principal and accrued interest under each debenture was convertible into shares of our common stock at a conversion price of (a) $1.00 per share or (b) sixty percent (60%) of the average of the bid price, whichever is lower on the date of conversion. In addition to the debentures, TPL and TCA were granted warrants entitling each of them to purchase a total of 125,000 shares of our common stock at a price of $1.00 per share, at any time after September 11, 2000 and before September 11, 2005. These warrants have a "cashless" exercise provision allowing TPL and/or TCA to exercise the warrants for a reduced number of shares pursuant to a formula set forth in the warrants. On November 1, 2000, we entered into an Agreement with each of TPL and TCA under which each agreed to relinquish its right to

                                      II-5
          convert the debentures into shares of common stock in exchange for the conversion of those debentures into the right to receive an aggregate of 500,000 shares with an agreed value of $0.50 per share.

20. On October 20, 2000, we entered into a private financing transaction with three investors, International Fluid Dynamics, Inc. (IFD), Plazacorp Investments Limited (Plazacorp) and Travin Partners, L.L.L.P. (TPL), under the terms of which IFD and TPL each loaned us the sum of $125,000 and Plazacorp loaned us the sum of $250,000 (the loans). The loans are payable pursuant to the terms of a promissory note (the note), providing for full payment on or before November 3, 2000 (the maturity date), with interest payable on the maturity date of ten percent (10%) per annum based on a 365-day year. On November 1, 2000, we entered into an Agreement with each of IFD, Plazacorp and TPL under which each of them agreed to relinquish its right to payment under the promissory notes in exchange for the conversion of those notes into the right to receive an aggregate of 1,000,000 shares with an agreed value of $0.50 per share.

21. On November 1, 2000, we entered into a private financing transaction with Plazacorp Investments Limited (Plazacorp) under the terms of which Plazacorp agreed to loan us up to $1,120,000 (the loan). The loan is payable pursuant to the terms of a promissory note (the note), providing for full payment on or before November 2, 2001 (the maturity date), with interest payable on the maturity date of ten percent (10%) per annum based on a 365-day year. Under the terms of the note, upon our written request Plazacorp shall advance to us up to $300,000.00 under this note in each calendar month during which advances can be requested thereunder (a monthly advance). An advance can be requested during each of November 2000, December 2000 and January 2001 at any time after the 10th day of each month. During the term of the note and after the effective date of a registration statement filed with the SEC registering the shares of our common stock held by Plazacorp, we can request in writing, and Plazacorp shall pay within 10 business days of the written request, an advance of up to an additional $220,000.00 (an additional advance) for the payment of certain obligations of ours that are currently due and owing. Notwithstanding the foregoing, if we raise funds in a financing of either our debt or equity securities during the term of the note (a new financing), and (a) the new financing is up to, but does not exceed, $220,000.00, Plazacorp's obligation to advance the additional advance amount, if it has not already done so, shall be reduced dollar for dollar by the amount of the new financing, or (b) the new financing exceeds $220,000.00, Plazacorp shall not be obligated to advance the additional advance amount, if it has not already done so, and in addition, the obligation of Plazacorp to advance the monthly advances remaining to be advanced thereunder, if any, shall be reduced dollar for dollar by the amount of the funds raised in the new financing.

22. On November 11, 2000, we entered into an agreement with Bridge 21, Inc., a Wyoming corporation, under the terms of which we have formed a relationship to provide seats to Bridge 21's members. In consideration of the relationship, we granted to Bridge 21 a total of 30,000 options to purchase our common stock at a price to be determined on the date of exercise based on certain performance goals.

23. On December 7, 2000, for services rendered, we granted to Locke Liddell & Sapp LLP warrants to purchase 100,000 shares of common stock, exercisable at any time for a five (5) year period, at an exercise price of $0.50 per share.

24. On February 19, 2001, we entered into a business advisory and consulting services agreement with Tarshish Capital Markets, Ltd., an Israel corporation, under the terms of which we have engaged Tarshish, on a best efforts basis, to seek funding sources for a private offering exempt from registration requirements. In consideration of the services undertaken by Tarshish, we will compensate Tarshish in the form of a success fee equal to 13% of funds so invested and warrants equal to 10% of the funds raised at an exercise price of 110% of the sales price of each transaction. In connection with the agreement, on March 2, 2001, four foreign investors purchased 135,000 shares of restricted stock at $0.25 per share and March 15, 2001, two foreign investors purchased 22,000 shares of restricted stock at $0.20 per share. In addition we issued to Tarshish warrants to purchase 13,500 shares at an exercise price of $0.275 per share and 2,200 shares at an exercise price of $0.22 per share.

25. On March 5, 2001, for services rendered, we granted to Americom Technology, Inc., specifically Patrick Berkil, Ronald Richter and Patrick Richter (collectively, Americom), warrants to purchase an aggregate of 75,000 shares of restricted common stock, exercisable at any time for a one year period, at an exercise price

                                      II-6
     of $0.432 per share.

26. On March 26, 2001, we entered into a consulting agreement with Internet PR Group under the terms of which we have engaged Internet PR Group, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of one year, and may be extended for additional terms as agreed upon by the parties. In consideration of the services undertaken by Internet PR Group, we issued to Internet PR Group a total of 225,000 shares of restricted common stock at $0.3438 per share. In connection with this transaction, Internet PR Group was granted registration rights granting Internet PR Group (a) one demand registration right on or after November 1, 2001, and (b) "piggyback" registration rights.

27. On March 22, 2001, we entered into a consulting agreement with Metromedia Research Group, LLC under the terms of which we have engaged Metromedia, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of ninety days and must be renewed in writing by both parties. In consideration of the services undertaken by Metromedia, we issued a total 200,000 shares of restricted stock at $0.3438 per share. In connection with this transaction, Metromedia was granted registrations rights granting Metromedia (a) one demand registration right on or after April 30, 2001, and (b) "piggyback" registration rights. On April 9, 2001 the consulting agreement was amended to include an additional issuance of 300,000 shares of restricted common stock, with a fair market value of $0.18 per share, as compensation for a designated consultant specializing in the small and micro-cap markets. All other provisions of the consulting agreement remain the same.

28. On March 22, 2001, for services rendered, we granted to Ward and Associates, specifically William Collins, Stephen Ward, Cheryl Ward and Lucia Churches (collectively, Ward), warrants to purchase an aggregate of 22,028 shares of restricted common stock, exercisable at any time for a one year period, at an exercise price of $0.50 per share.

29. On April 1, 2001, we entered into a consulting agreement with The N.I.R. Group, LLC for a term of three months. Under the terms of the agreement, in consideration of the services undertaken by NIR, we shall issue monthly, through the term of the agreement, (a) 125,000 shares of our common stock and (b) $25,000. The fair market value for each issuance of common stock was $0.3281, $0.17 and $0.10, respectively.

30. On April 1, 2001, we entered into a letter agreement with Barretto Pacific Corporation under the terms of which we have engaged Barretto, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of one year and may be extended for such periods of time and upon such terms and conditions as may be mutually agreed upon, in writing, by the parties, and may be cancelled by either party giving the other party written notice received by the end of each three month period ending on July 1, 2001, October 1, 2001, and January 1, 2002. In consideration of the services undertaken by Barretto, we issued an initial payment of 92,000 shares of restricted stock with a fair market value of $0.3281 per share, and, subsequent payments of $27,500, whether in cash or stock equivalents, payable quarterly through the term of the agreement, providing the agreement has not been terminated by either party. In connection with this transaction we have granted Barretto a warrant to purchase 100,000 shares of restricted common stock with an exercise price of $0.30 per share, of which 25,000 shares vest immediately and the remainder vest quarterly, provided the agreement has not been terminated, and are exercisable through November 1, 2002.

31. On April 4, 2001, in consideration of past consulting services rendered to us, we granted a warrant to Robert J. Torres entitling him to purchase a total of 43,360 shares of restricted common stock at any time prior to April 4, 2002, at an exercise price of $0.25 per share.

32. On April 12, 2001, we granted 20,000 shares of restricted common stock to each of our then 27 employees located at the Broadway Plaza, Tacoma Washington facility. The fair market value on the date of grant was $0.17 per share. Subsequently, the stock grants were rescinded on December 27, 2001.

33. On or about April 25, 2001 we sold a total of 315,000 shares of common stock at a price of $0.07 per share

                                      II-7
     to International Fluid Dynamics (IFD). In connection with this transaction, IFD was granted warrants to purchase an equivalent number of additional shares, at any time on or before the fifth anniversary date of the registration rate, of such securities, at an exercise price of $0.07 per share. In connection with this transaction, IFD was granted registration rights granting IFD one demand registration right on or after June 30, 2001.

34. On or about May 3, 2001, we entered into a consulting agreement with DiabloStocks, Inc. under the terms of which we have engaged DiabloStocks, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for a term of one year. In consideration for the services undertaken by DiabloStocks, we issued to them a total of 290,000 shares of restricted common stock at $0.16 per share.

35. On May 3, 2001, we entered into a consulting agreement with Eugene R. Zachman for a term of two years. Under the terms of the agreement, and in consideration of the services undertaken by Zachman, we issued a stock option for 750,000 shares of common stock under our 2000 Long Term Incentive Plan with a fair market value of $0.3438, which will vest upon performance. On May 30, 2001 we amended the agreement to include a grant of 500,000 shares of our common stock upon the signing of certain contracts. In addition, we have agreed to register the grant on Form S-8.

36. On or about May 4, 2001, for services rendered, we issued to Internet Solutions Partners, Inc. 66,667 shares of restricted stock at $0.15 per share.

37. On May 17, 2001, we entered into a settlement agreement with our landlord Howe/Horizon Holdings, LLC, owner of the facilities located at 1101 Broadway Plaza, Tacoma WA and Horizon Holdings I, Inc. owner and landlord of the facilities located 1401 Court C, Tacoma WA. In connection with the settlement, we issued the following: (a) 290,000 shares of common stock and a warrant to purchase 800,000 shares of restricted common stock with an exercise price per share of $0.50 to Howe/Horizon Holdings and (b) 210,000 shares of restricted common stock and a warrant to purchase 200,000 shares of common stock with an exercise price of $0.50 per share to Horizon Holdings I. In connection with this transaction, we granted each of Howe/Horizon Holdings and Horizon Holdings I registration rights granting both one demand registration right on or after September 17, 2001.

38. On May 17 2001, we entered into a consulting agreement with James Zachman for a term of six months. Under the terms of the agreement and in consideration of the services undertaken by Zachman, we will issue monthly payments of $4,500 and a stock option for 350,000 shares of common stock issued under our 2000 Long Term Incentive Plan with a fair market value of $0.19, which will vest upon performance. On May 30, 2001 we amended the agreement to include a grant of 500,000 shares of our common stock upon the signing of certain contracts. In addition, we have agreed to register the grant on Form S-8.

39. On or about May 28, 2001, we entered into a selling agreement with Taconic Capital Partners, LP, Internet Solutions Partners, Inc, and Salvani Investments, Inc., specifically Joseph Salvani and Rene Jimenez, under the terms of which we agreed to issue an aggregate of 435,000 shares of common stock to the parties for entering into this agreement. In addition, pursuant to the agreement, if total sales during the campaign reach certain amounts, we will issue up to 1.5 million additional shares as follows: (a) $750,000, we will issue an additional 435,000 shares; (b) $1.25 million we will issue an additional 290,000 shares; and (c) $2 million we will issue an additional 335,000 shares. We also agreed to file an S-8 registration statement within one month of signing of this agreement. The term of the selling agreement is for one year unless terminated with thirty (30) days written notice. On July 16, 2001 we terminated the selling agreement for non-performance.

40. On June 29, 2001, we entered into a private financing transaction with three investors, AJW Partners LLC, New Millennium Capital Partners II, LLC, and AJW/New Millennium Offshore, Ltd. (collectively, the Buyers), under the terms of which the Buyers will purchase; (a) 12% convertible debentures in the aggregate principal amount of up to $1,200,000, and, (b) warrants to purchase up to 2,400,000 shares of our common stock, each as described below. Terms of this agreement substantially call for converting the debentures into common stock within one year from date of investment at the lower of a fixed conversion

                                      II-8
     price of $0.18 per share or the average of the lowest three inter-trading days of the price twenty days immediately preceding the date of exercise, discounted by 50%. The terms of debentures provide for full payment on or before June 29, 2002, plus accrued interest of 12% per annum. Upon issuance of each one dollar ($1.00) investment, the Company will issue warrants to purchase four (4) shares of common stock. The warrants are exercisable any time before the second anniversary date of issuance at a price equal to the lesser of $0.04 per share or a variable exercise price based upon the trading price of the common stock at the time of exercise, which price may be adjusted from time to time under certain anti-dilution provisions.

41. On September 1, 2001, we entered into a consulting agreement with The N.I.R. Group, LLC for a term of three months. Under the terms of the agreement, in consideration of the services undertaken by NIR, we shall issue monthly, through the term of the agreement, (a) 100,000 shares of our common stock and (b) $21,500. The fair market value for each issuance is $0.065, $0.05 and $0.028, respectively.

42. On September 3, 2001, in settlement of a loan dispute, we entered into a settlement agreement with Martin E. Darrah. In connection with the settlement, we issued the following: (a) 200,000 options to purchase shares of common stock with an exercise price per share of $0.07 to Mr. Darrah, and (b) 50,000 options to purchase shares of common stock with an exercise price of $0.07 per share to John Spencer, legal counsel to Mr. Darrah, as consideration for legal fees.

43. On September 13, 2001, we offered a temporary re-pricing to the holders of our A and B warrants. Beginning September 15, 2001 and ending October 31, 2001, warrant holders could exercise the A warrant and the B warrant for $0.125 per share, which warrants are currently priced at $1.77 and $2.84, respectively. The warrant holder could exercise all or any part of their total holdings until October 31, 2001. A total of 28,208 shares of common stock were exercised as a result and the remaining A and B warrants to purchase 2,595,432 shares of common stock expired December 31, 2001.

44. On January 1, 2002, we entered into a consulting agreement with The N.I.R. Group, LLC for a term or three months. Under the terms of the agreement, in consideration of the services undertaken by NIR, we shall issue monthly, through the term of the agreement, (a) 215,000 shares of our common stock, and (b) $13,500. The fair market value for each issuance is the first business of the month through the term of the agreement.

45. On January 24, 2002, we entered into a private financing transaction with four investors, AJW Partners LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC, and AJW/New Millennium Offshore, Ltd. (collectively, the Buyers), under the terms of which the Buyers will purchase; (a) 12% convertible debentures in the aggregate principal amount of up to $550,000, and, (b) warrants to purchase up to 2,200,000 shares of our common stock, each as described below. Terms of this agreement substantially call for converting the debentures into common stock within one year from date of investment at the lower of a fixed conversion price of $0.008 per share or the average of the lowest three inter-trading days of the price twenty days immediately preceding the date of exercise, discounted by 50%. The terms of debentures provide for full payment on or before January 24, 2003, with interest of 12% per annum. Upon issuance of each one dollar ($1.00) investment, the Company will issue warrants to purchase four (4) shares of common stock. The warrants are exercisable any time before the second anniversary date of issuance at a price equal to the lesser of $0.007 per share or the average per share price of the three lowest inter-trading day prices during the twenty days immediately preceding the exercise, which price may be adjusted from time to time under certain anti-dilution provisions.

                                      II-9
ITEM 27         EXHIBITS

EXHIBIT                          DESCRIPTION
NUMBER

2.1 Asset Purchase Agreement, dated as of February 18, 2000, by and between Xcel Management, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K, filed March 3, 2000).

3.1 Certificate of Incorporation of Insynq, Inc. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed August 17, 2000).

3.2 Certificate of Incorporation of Insynq, Inc. as amended by Amendment No 1 dated November 21, 2001. (Incorporated by reference to Exhibit
          3.1 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002).

3.3 By-Laws of Insynq, Inc. (Incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed August 17, 2000).

4.1 Form of Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.2 Form of Warrant Agreement issued to Consulting & Strategy International, LLC on February 24, 2000, as amended by Amendment No. 1 dated June 9, 2000, Amendment No. 2 dated July 31, 2000, Amendment No. 3 dated August 31, 2000, Amendment No. 4 dated October 1, 2000, Amendment No. 5 dated October 28, 2000 and Amendment No. 6 dated December 1, 2000 (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000).

4.3 Amendment No. 7 dated February 1, 2001 and Amendment No. 8 dated February 27, 2001, to Warrant Agreement issued to Consulting & Strategy International, LLC on February 24, 2000. (Incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

4.4 Letter Agreement dated January 31, 2001 between Consulting & Strategy International, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 4.4 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.5 Form of Warrant Agreement issued to International Fluid Dynamics, Inc. on May 17, 2000. (Incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.6 Form of Registration and Repurchase Agreement issued to International Fluid Dynamics, Inc. on May 17, 2000, as amended. (Incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.7 Form of Warrant Agreement issued to Plazacorp Investors Limited on April 26, 2000. (Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.8 Form of Registration and Repurchase Agreement issued to Plazacorp Investors Limited on April 26, 2000, as amended. (Incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.9 Form of Warrant Agreement issued to TCA Investments, Inc. on June 16, 2000, as amended by Amendment No. 1 dated August 31, 2000, Extension dated September 5, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000, Amendment No. 4 dated October 28, 2000 and Amendment No. 5 dated December 1, 2000 (Incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.10 Amendment No. 6 dated February 28, 2001, to Warrant Agreement issued to TCA Investments, Inc. on June 16, 2000 (Incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001).

4.11 Form of Convertible Debenture issued to TCA Investments, Inc. on June 16, 2000, as amended by Amendment No. 1 dated August 31, 2000, Extension dated September 5, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000 and Amendment No. 4 dated October 28, 2000. (Incorporated by reference to Exhibit to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.12 Form of Warrant Agreement issued to Garnier Holdings, Ltd. on July 17, 2000, as amended by Amendment No. 1 dated September 22, 2000, Amendment No. 2 dated October 1, 2000, Amendment No. 3 dated October 19, 2000, Amendment No. 4 dated October 28, 2000 and Amendment No. 5 dated December 1, 2000. (Incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form SB-2 filed December 14,
          2001).

4.13 Amendment No. 6 dated February 27, 2001, to Warrant Agreement issued to Garnier Holdings, Ltd. on July 17, 2000 (Incorporated by reference to Exhibit 4.9 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001).

4.14 Form of Promissory Note issued to Garnier Holdings, Ltd. on July 17, 2000, as amended by Extension No. 1 dated September 11, 2000 and Extension No. 2 dated October 1, 2000. (Incorporated by reference to
          Exhibit 4.10 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.15 Form of Warrant Agreement issued to One Click Investments, LLC on August 4, 2000. (Incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.16 Form of Registration Rights Agreement issued to One Click Investments, LLC on August 4, 2000. (Incorporated by reference to Exhibit 4.12 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.17 Form of Warrant Agreement issued to Series A & B warrant holders. (Incorporated by reference to Exhibit 4.13 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.18 Form of Warrant Agreement issued to One Click Investments, LLC on September 20, 1999, as amended. (Incorporated by reference to Exhibit
          4.14 to the Company's Annual Report on Form 10-KSB filed September 13,
          2000).

4.19 Form of Warrant Agreement issued to Hewlett-Packard on June 1, 1999. (Incorporated by reference to Exhibit 4.15 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.20 Form of Registration Agreement issued to Hewlett-Packard on February 20, 2000. (Incorporated by reference to Exhibit 4.16 to the Company's Amendment No. 1 to Annual Report on Form 10- KSB/A filed December 6,
          2000).

4.21 Form of Subscription Agreement between TCA Investments, Inc. and Insynq, Inc. dated June 16, 2000. (Incorporated by referenced to
          Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.22 Form of Subscription Agreement between TCA Investments, Inc. and Insynq, Inc. dated September 11, 2000. (Incorporated by reference to
          Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.23 Form of Warrant Agreement issued to TCA Investments, Inc. dated September 11, 2000, as amended by Amendment No. 1 dated December 1, 2000. (Incorporated by reference to Exhibit to Exhibit 4.19 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000).

4.24 Form of Convertible Debenture issued to TCA Investments, Inc. dated September 11, 2000, as amended by Amendment No. 1 dated October 6, 2000 and Amendment No. 2 dated October 19, 2000. (Incorporated by reference to Exhibit 4.20 to the Company's Quarterly Report on Form 10- QSB filed October 23, 2000).

4.25 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on Form SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.21 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.26 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on From SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.22 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.27 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on From SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.23 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.28 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.24 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.29 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.25 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.30 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.26 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.31 Registration Rights Agreement dated September 22, 2000 between Charles Benton and Insynq, Inc. (Incorporated by reference to Exhibit 4.27 to the Company's Quarterly Report on Form 10- QSB filed October 23,
          2000).

4.32 Form of Promissory Note issued to International Fluid Dynamics, Inc. on October 20, 2000. (Incorporated by reference to Exhibit 4.28 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.33 Agreement dated November 1, 2000 between International Fluid Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.29 to the Company's Registration Statement on Form SB- 2 filed December 14,
          2000).

4.34 Agreement dated November 1, 2000 between Travin Partners, L.L.L.P. and Insynq. (Incorporated by reference to Exhibit 4.30 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.35 Agreement dated November 1, 2000 between TCA Investments, Inc. and Insynq. (Incorporated by reference to Exhibit 4.31 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.36 Agreement dated November 1, 2000 between Plazacorp Investors Limited and Insynq. (Incorporated by reference to Exhibit 4.32 to the Company's Registration Statement on Form SB- 2 filed December 14,
          2000).

4.37 Agreement dated November 1, 2000 between Garnier Holdings, Ltd. and Insynq. (Incorporated by reference to Exhibit 4.33 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.38 Agreement dated November 1, 2000 between International Fluid Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.34 to the Company's Registration Statement on Form SB- 2 filed December 14,
          2000).

4.39 Agreement dated November 1, 2000 between Timothy Horan and Insynq. (Incorporated by reference to Exhibit 4.35 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.40 Agreement dated November 1, 2000 between Raymond Betz and Insynq. (Incorporated by reference to Exhibit 4.36 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.41 Agreement dated November 1, 2000 between Travin Partners, L.L.L.P. and Insynq. (Incorporated by reference to Exhibit 4.37 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.42 Form of Warrant Agreement dated December 7, 2000 between Locke Liddell & Sapp LLP and Insynq. (Incorporated by reference to Exhibit 4.38 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000).

4.43 Lock-Up and Waiver Agreement dated October 17, 2000, as amended by Amendment No. 1 dated December 1, 2000, by Charles F. Benton. (Incorporated by reference to Exhibit 4.39 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.44 Lock-Up and Waiver Agreement dated October 17, 2000 by John P. Gorst. (Incorporated by reference to Exhibit 4.40 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.45 Lock-Up and Waiver Agreement dated October 17, 2000 by M. Carroll Benton. (Incorporated by reference to Exhibit 4.41 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.46 Lock-Up and Waiver Agreement dated October 15, 2000 by Vijay Alimchandani. (Incorporated by reference to Exhibit 4.42 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000).

4.47 Lock-Up and Waiver Agreement dated October 16, 2000 by One Click Investments LLC. (Incorporated by reference to Exhibit 4.43 to the Company's Registration Statement on Form SB- 2 filed December 14,
          2000).

4.48 Promissory Note dated December 1, 2000 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.44 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

4.49 Agreement dated January 30, 2001 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.45 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

4.50 Registration Agreement dated January 30, 2001 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 4.46 to the Company's Quarterly Report on Form 10- QSB filed April 20, 2001).

4.51 Warrant Agreement dated February 20, 2001 between TCA Investments, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.47 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

4.52 Registration Agreement dated February 20, 2001 between TCA Investments, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 4.48 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

4.53 Form of Warrant Agreement dated March 5, 2001 between Patrick Birkel and Insynq, Inc. (Incorporated by reference to Exhibit 4.53 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.54 Warrant Agreement dated March 5, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.54 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.55 Form of Warrant Agreement dated March 22, 2001 between William R. Collins and Insynq, Inc. (Incorporated by reference to Exhibit 4.55 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.56 Registration Rights Agreement dated March 26, 2001 between Internet PR Group and Insynq, Inc. (Incorporated by reference to Exhibit 4.56 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.57 Warrant Agreement dated March 25, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.57 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.58 Form of Warrant Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 4.58 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.59 Form of Subscription Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.59 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.60 Form of Registration Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.60 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.61 Warrant Agreement dated April 1, 2001 between Barretto Pacific Corporation and Insynq, Inc. (Incorporated by reference to Exhibit
          4.61 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001).

4.62 Form of Warrant Agreement dated May 17, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.62 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.63 Form of Registration Agreement dated May 17, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
          4.63 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001).

4.64 Securities Purchase Agreement dated June 29, 2001 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Insynq. Inc. (Incorporated by reference to Exhibit 4.64 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.65 Form of Stock Purchase Warrant dated June 29, 2001 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
          4.65 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001).

4.66 Form of Secured Convertible Debenture dated June 29, 2001 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
          4.66 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001).

4.67 Guaranty and Pledge Agreement dated June 29, 2001 between M. Carroll Benton, AJW Partners, LLC, New Millennium Capital Partners II, LLC, and AJW/New Millennium Offshore, Ltd. (Incorporated by reference to
          Exhibit 4.67 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.68 Registration Rights Agreement dated June 29, 2001 between AJW Partners, LLC, New Millennium Capital Partners II, LLC Millennium Capital Partners II, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.68 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.69 Form of Securities Purchase Agreement dated January 24 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Amended Quarterly Report on Form 10-QSB/Q filed February 25, 2002).

4.70 Form of Stock Purchase Warrant dated January 24, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.2 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002).

4.71 Form of Secured Convertible Debenture dated January 24, 2002 AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.3 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002).

4.72 Form of Registration Rights Agreement dated January 24, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.4 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002).

4.73* Amendment No. 1 to Securities Purchase Agreement dated April 8, 2002 between AJW Partners, LLC, New Millenniun Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc.

5.1*      Opinion Letter of Seth A. Farbman PC

10.1 Insynq, Inc. 2000 Executive Long Term Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.2 Insynq, Inc. 2000 Executive Long Term Incentive Plan, as amended by Amendment No 1 dated August 14, 2001. (Incorporated by reference to
          Exhibit 10.7 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002).

10.3 Insynq, Inc. 2000 Long Term Incentive Plan, as amended by Amendment No. 1 dated September 1, 2000. (Incorporated by reference to Exhibit
          10.2 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.4 Insynq, Inc. 2000 Long Term Incentive Plan as amended by Amendment No 3 dated November 21, 2001. (Incorporated by reference to Exhibit 10.6 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 200).

10.5 Business Services Contract with Consulting & Strategy International, L.L.C. dated November 18, 1999, as amended by Amendment No. 1 dated August 31, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000, Amendment No. 4 dated October 28, 2000, Amendment dated October 31, 2000, and Amendment No. 5 dated December 1, 2000 (Incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form SB- 2 filed December 14, 2000).

10.6 Amendment No. 6 dated February 6, 2002, to Business Services Contract with Consulting & Strategy International, L.L.C. dated November 18, 1999 (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed April 20,2001).

10.7 Independent Marketing Consultant Agreement with Vijay Alimchandani dated February 20, 2000, as amended by Amendment No. 1 dated June 30, 2000. (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.8 Financial Public Relations Consulting Agreement with One Click Investments, LLC dated September 20, 1999, as amended by Amendment No. 1 dated June 30, 2000 and Amendment No. 2 dated October 31, 2000. (Incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.9 Amendment No. 3 dated January 30, 2001, to Financial Public Relations Consulting Agreement with One Click Investments, LLC dated September 20, 1999 (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

10.10 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated December 14, 1999. (Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.11 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated January 24, 2000. (Incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-KSB filed September 13, 2000)

10.12 Engagement Letter with Rosenblum Partners, LLC dated July 7, 2000. (Incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.13 Employment Agreement, dated as of February 20, 2000, between John P. Gorst and Xcel Management, Inc., as amended by Amendment No. 1 dated September 25, 2000. (Incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000).

10.14 Amendment No. 2 to Employment Agreement dated January 30, 2001, between John P. Gorst and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.9 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001).

10.15 Employment Agreement, dated as of February 20, 2000, between M. Carroll Benton and Xcel Management, Inc., as amended by Amendment No. 1 dated September 27, 2000. (Incorporated by reference to Exhibit
          10.10 the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.16 Amendment No. 2 dated January 30, 2001, between M. Carroll Benton and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.10 to the Company's Quarterly Report on Form 10- QSB filed April 20, 2001).

10.17 Employment Agreement dated as of February 20, 2000, between James R. Leigh, III, and Xcel Management, Inc. (Incorporated by reference to
          Exhibit 10.11 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.18 Employment Agreement, dated as of February 20, 2000, between DJ Johnson and Xcel Management, Inc. (Incorporated by reference to
          Exhibit 10.12 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.19 Employment Agreement, dated as of February 20, 2000, between Joanie C. Mann and Xcel Management, Inc., as amended by Amendment No.1 dated September 25, 2000 and Amendment No. 2 dated September 25, 2000. (Incorporated by reference to Exhibit 10.13 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.20 Employment Agreement, dated as of February 20, 2000, between Jim Zachman and Xcel Management, Inc., as amended by Amendment No. 1 dated September 16, 2000 and Amendment No. 2 dated September 27, 2000. (Incorporated by reference to Exhibit 10.14 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.21 Employment Agreement, dated as of July 20, 1999, between Donald L. Manzano and Insynq, Inc.- Washington. (Incorporated by reference to
          Exhibit 10.15 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.22 Employment Agreement, dated as of July 20, 1999, between Carey M. Holladay and Insynq, Inc.- Washington. (Incorporated by reference to
          Exhibit 10.16 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.23 Employment Agreement, dated as of June 28 2000, between William G. Hargin and Xcel Management, Inc. (Incorporated by reference to Exhibit
          10.17 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.24 Employment Agreement, dated as of June 5, 2000, between Barbara D. Brown and Xcel Management, Inc., as amended by Addendum No. 1 dated November 29, 2000. (Incorporated by reference to Exhibit 10.18 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.25 Employment Agreement, dated as of June 16, 2000, between Christopher Todd and Xcel Management, Inc. (Incorporated by reference to Exhibit
          10.19 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.26 Employment Agreement, dated as of September 1, 2000, between David Wolfe and Insynq, Inc., as amended by Amendment No. 1 dated September 27, 2000, Amendment No. 1 dated October 19, 2000, Amendment No. 2 dated November 29, 2000 and Addendum dated December 7, 2000. (Incorporated by reference to Exhibit 10.20 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.27 Lease Agreement dated January 3, 2000 between Howe/Horizon Holdings LLC and Insynq, Inc., for 1101 Broadway Plaza, Tacoma, Washington, as amended by Amendment No. 1 dated October 26, 2000. (Incorporated by reference to Exhibit 10.21 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.28. Sublease Agreement dated November 1, 1999 between Duane and Wendy Ashby, d/b/a Cargocare and Insynq Data Utilities for the property in the Seafirst Plaza Building in Tacoma, Washington, at the Northwest corner of South 9th and A Streets. (Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-KSB filed September 13, 2000)

10.29 Lease Termination Agreement dated April 1, 2001 between Duane and Wendy Ashby, d/b/a Cargocare and Insynq Data Utilities. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.30 Lease Agreement dated March 21, 2000 between Walaire, Inc. and Insynq, Inc., for 3017 Douglas Boulevard, Suite 220 and 240, Roseville, California. (Incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.31 Master Licensing Agreement dated May 19, 2000 between Macola, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.32 Citrix iLicense Agreement dated March 2, 2000 between Citrix and Insynq, Inc. (Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.33 Citrix iBusiness Application Service Provider Agreement dated March 2, 2000 between Citrix and Insynq, Inc. (Incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.34 Master Licensing Agreement dated March 1, 2000 between Legacy Solutions and Insynq, Inc. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB filed September 13,
          2000).

10.35 Master Licensing Agreement dated April 7, 2000 between Electronic Registry Systems, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.28 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.36 Master Licensing Agreement dated March 22, 2000 between Viking Software Services, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.29 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.37 Master Licensing Agreement dated June 1, 2000 between My Partner Online and Insynq, Inc. (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.38 Amendment B to Master Licensing Agreement dated November 1, 2001 between My Partner Online and Insynq, Inc. (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB filed January 16, 2002).

10.39 Master Licensing Agreement dated April 24, 2000 between Veracicom and Insynq, Inc. (Incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.40 Master Licensing Agreement dated August 21, 2000 between CastaLink.com, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.32 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

10.41 Application Hosting Agreement dated May 12, 2000 between Remedy Corporation and Insynq, Inc. (Incorporated by reference to Exhibit
          10.33 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

10.42 Novell Internet Commercial Service Provider Agreement dated July 24, 2000 between Novell, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.43 Agreement to Provide Collaborative Management Services dated July 15, 1999 between Horizon Holdings I, LLC, and Insynq, Inc. (Incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.44 Referral Partner Agreement dated July 29, 1999 between Global Crossing Telecommunications, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.45 Application Hosting and Delivery Agreement dated August 18, 2000 between Donor Management, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.37 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.46 Application Service Provider Agreement dated August 21, 2000 between Corel Corporation and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.38 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.47 Application Services Agreement dated September 6, 2000 between Microsoft and Insynq, Inc. (Incorporated by reference to Exhibit 10.39 to the Company's Quarterly Report on Form 10-QSB dated October 23,
          2000).

10.48 Consulting Agreement dated September 20, 2000 between David D. Selmon and Insynq, Inc. (Incorporated by reference to Exhibit 10.40 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.49 Amendment No 1 to Consulting Agreement dated September 12, 2001 between David D. Selmon and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed January 16, 2002)

10.50 Release Agreement dated September 22, 2000 with Charles Benton. (Incorporated by reference to Exhibit 10.41 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.51 Release Agreement dated September 22, 2000 with Charles Benton. (Incorporated by reference to Exhibit 10.42 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.52 Employment Agreement dated September 18, 2000 between Stephen C. Smith and Insynq, Inc. as amended by Amendment No. 1 dated December 1, 2000. (Incorporated by reference to Exhibit 10.43 to the Company's Quarterly Reported on Form 10-QSB filed October 23, 2000).

10.53 Amendment No. 2 dated July 20, 2001 to Employment Agreement between Stephen C. Smith and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.49 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.54 Non-Exclusive Financial Advisory Agreement dated June 15, 2000 between Sunstate Equity Trading, Inc. and Xcel Management, Inc., as amended by Amendment No. 1 dated September 22, 2000. Incorporated by reference to
          Exhibit 10.44 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.55 Independent Consulting Agreement dated September 16, 2000 between Steven Tebo and Insynq, Inc. (Incorporated by reference to Exhibit
          10.45 to the Company's Quarterly Report on Form 10- QSB dated October 23, 2000).

10.56 Independent Consulting Agreement dated September 16, 2000 between Franklin C. Fisher and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.46 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.57 Independent Consulting Agreement dated October 31, 2000 between Charles F. Benton and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.47 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.58 Amendment No 1 to Consulting Agreement dated November 1, 2001 between Charles F. Benton (CFB and Associates) and Insynq, Inc. (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report of Form 10-QSB filed January 16, 2002)

10.59 Independent Consulting Agreement dated November 28, 2000 between My Partner Online, Inc. and Insynq. Inc. (Incorporated by reference to
          Exhibit 10.48 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.60 Letter of Understanding dated November 11, 2000 and Agreement dated November 11, 2000 between Bridge 21, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.49 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.61 Contract of Engagement dated September 27, 2000 between Cardinal Securities, L.L.C. and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.50 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.62 Agreement dated November 30, 2000 between Kathleen McHenry, John P. Gorst and Insynq, Inc. (Incorporated by reference to Exhibit 10.51 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000)

10.63 Voting Agreement dated November 30, 2000 between Kathleen McHenry, Hagens Berman LLP, John P. Gorst and Insynq, Inc. (Incorporated by reference to Exhibit 10.52 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.64 Registration Rights Agreement dated November 30, 2000 between Kathleen McHenry, Hagens Berman LLP and Insynq, Inc. (Incorporated by reference to Exhibit 10.53 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.65 Application Service Provider Reseller Agreement dated October 27, 2000 between Wireless Knowledge, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.54 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.66 Independent Consultant Agreement dated January 2, 2001 between One Click Investments, LLC and Eric Estoos and Insynq, Inc. (Incorporated by reference to Exhibit 10.55 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.67 Independent Consultant Agreement dated January 2, 2001 between Michael duPont and Insynq, Inc. (Incorporated by reference to Exhibit 10.56 to the Company's Quarterly Report on Form 10- QSB dated April 20, 2001).

10.68 Non-Exclusive Financial Advisory Agreement dated January 26, 2001 between Morgan Brewer Securities, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.57 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.69 Business Advisory and Consulting Services Agreement dated February 19, 2001 between Tarshish Capital Markets, LTD. and Insynq, Inc. (Incorporated by reference to Exhibit 10.58 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.70 Consulting Agreement dated March 22, 2001 between Metromedia Research Group LLC and Insynq, Inc., as amended dated April 9, 2001. (Incorporated by reference to Exhibit 10.65 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.71 Registration Rights Agreement dated March 22, 2001 between Metromedia Research Group, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.66 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.72 Consulting Agreement dated March 23, 2002 between Internet PR Group and Insynq, Inc. (Incorporated by reference to Exhibit 10.67 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.73 Letter Agreement dated April 1, 2001 between Barretto Pacific Corporation and Insynq, Inc. (Incorporated by reference to Exhibit
          10.68 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001).

10.74 Consulting Agreement dated April 1, 2001 between The N.I.R. Group, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.69 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.75 Consulting Agreement dated May 3, 2001 and Amendment dated May 30, 2001 between Eugene R. Zachman and Insynq, Inc. (Incorporated by reference to Exhibit 10.70 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.76 Settlement Agreement dated May 17, 2001 between Howe/Horizon Holdings, LLC, Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.71 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.77 Equipment Co-Location License Agreement dated May 16, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.72 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.78 Lease Agreement dated May 10, 2001 between Howe/Horizon Holdings, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.79 Consulting Agreement dated May 17, 2001 and Amendment dated May 30, 2001 between James Zachman and Insynq, Inc. (Incorporated by reference to Exhibit 10.74 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.80 Agreement to Provide Professional Service dated July 10, 2001 between Central Software Services and Insynq, Inc. (Incorporated by reference to Exhibit 10.75 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.81 Consulting Agreement dated May 3, 2001 between DiabloStocks, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.76 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.82 Selling Agreement dated May 28, 2001 between Taconic Capital Partners, LP, Internet Solutions Partners, Inc, Salvani Investments, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.77 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.83 Acquisition Purchase Agreement dated June 1, 2001 between Omnibus Subscriber Computing, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.78 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.84 Settlement Agreement dated June 21, 2001 between One Click Investments, LLC and John P. Gorst. (Incorporated by reference to
          Exhibit 10.79 to the Company's Annual Report on Form 10- KSB filed July 31, 2001).

10.85 Settlement Agreement dated February 15, 2002 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.11 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002).

10.86 Lease Agreement dated July 6, 2001 between Simon-Marten, LLC and Insynq, Inc. for 1127 Broadway Plaza, Suite 10, Tacoma, Washington, 98402. (Incorporated by reference to Exhibit 10.80 to the Company's Amended Registration Statement on Form SB2/A filed September 19, 2001)

10.87     Settlement Agreement dated September 6, 2001 between Martin E.
          Darrah and Insynq, Inc. (Incorporated by reference to Exhibit 10.81 to the Company's Registration Statement on Form SB-2 filed September 19, 2001.)

10.88 Consulting Agreement dated September 1, 2001 between The N.I.R Group, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.2 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25,
          2002).

10.89 Consulting Agreement dated January 1, 2002 between The N.I.R. Group, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.8 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25,
          2002).

10.90 Services Agreement dated December 20, 2001 between Qwest Business Resources, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit
          10.9 to the Company's Amended Quarterly Report on From 10-QSB/A filed February 25, 2002).

10.91 Employment Agreement dated December 1, 2001 between Donald M. Kaplan and Insynq, Inc. (Incorporated by reference to Exhibit 10.10 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25,
          2002).

16.1 Letter on Change in Certifying Accountant (Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8- K/A filed May 23, 2000).

23.1* Consent of Grant Thornton, LLP for Financial Statements for the year ended May 31, 2001.

23.2* Consent of Brad G. Beckstead, CPA for Financial Statements for the year ended May 31, 2000

23.3*     Consent of Seth A Farbman PC (included in Exhibit 5.1).


*  Filed Herewith
+  Previously Filed

(b)               Reports on Form 8-K

None

ITEM 28.       UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws, Delaware law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective by the Securities and Exchange Commission.

     We also hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof; and

3) to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on April 8, 2002.


                                                                    INSYNQ, INC.


                                                               /s/ JOHN P. GORST
                                                               -----------------
                                                                   John P. Gorst
                                                         Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement on Form SB-2 has been signed below by the following persons on behalf of the Registrant in the capacities indicated on the date stated.


SIGNATURES                TITLE                                   DATE

/s/ John P. Gorst         Chief Executive Officer,          April 8, 2002
-----------------         Chairman of the Board
John P. Gorst             and Director (Principal
                          Executive Officer)



/s/ Stephen C. Smith      Chief Financial Officer           April 8, 2002
--------------------      (Principal Financial and
Stephen C. Smith          Accounting Officer)



/s/ M. Carroll Benton     Chief Administrative Officer,     April 8, 2002
---------------------     Secretary, Treasurer and
M. Carroll Benton         Director



/s/ David D. Selmon       Director                          April 8, 2002
-------------------
David D. Selmon



/s/ Donald Kaplan         Director                          April 8, 2002
-----------------
Donald Kaplan

                                INDEX TO EXHIBITS

EXHIBIT                          DESCRIPTION
NUMBER

2.1 Asset Purchase Agreement, dated as of February 18, 2000, by and between Xcel Management, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K, filed March 3, 2000).

3.1 Certificate of Incorporation of Insynq, Inc. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed August 17, 2000).

3.2 Certificate of Incorporation of Insynq, Inc. as amended by Amendment No 1 dated November 21, 2001. (Incorporated by reference to Exhibit
          3.1 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

3.3 By-Laws of Insynq, Inc. (Incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed August 17, 2000).

4.1 Form of Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.2 Form of Warrant Agreement issued to Consulting & Strategy International, LLC on February 24, 2000, as amended by Amendment No. 1 dated June 9, 2000, Amendment No. 2 dated July 31, 2000, Amendment No. 3 dated August 31, 2000, Amendment No. 4 dated October 1, 2000, Amendment No. 5 dated October 28, 2000 and Amendment No. 6 dated December 1, 2000 (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000).

4.3 Amendment No. 7 dated February 1, 2001 and Amendment No. 8 dated February 27, 2001, to Warrant Agreement issued to Consulting & Strategy International, LLC on February 24, 2000. (Incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

4.4 Letter Agreement dated January 31, 2001 between Consulting & Strategy International, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 4.4 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.5 Form of Warrant Agreement issued to International Fluid Dynamics, Inc. on May 17, 2000. (Incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.6 Form of Registration and Repurchase Agreement issued to International Fluid Dynamics, Inc. on May 17, 2000, as amended. (Incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.7 Form of Warrant Agreement issued to Plazacorp Investors Limited on April 26, 2000. (Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.8 Form of Registration and Repurchase Agreement issued to Plazacorp Investors Limited on April 26, 2000, as amended. (Incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.9 Form of Warrant Agreement issued to TCA Investments, Inc. on June 16, 2000, as amended by Amendment No. 1 dated August 31, 2000, Extension dated September 5, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000, Amendment No. 4 dated October 28, 2000 and Amendment No. 5 dated December 1, 2000 (Incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.10 Amendment No. 6 dated February 28, 2001, to Warrant Agreement issued to TCA Investments, Inc. on June 16, 2000 (Incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001).

4.11 Form of Convertible Debenture issued to TCA Investments, Inc. on June 16, 2000, as amended by Amendment No. 1 dated August 31, 2000, Extension dated September 5, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000 and Amendment No. 4 dated October 28, 2000. (Incorporated by reference to Exhibit to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.12 Form of Warrant Agreement issued to Garnier Holdings, Ltd. on July 17, 2000, as amended by Amendment No. 1 dated September 22, 2000, Amendment No. 2 dated October 1, 2000, Amendment No. 3 dated October 19, 2000, Amendment No. 4 dated October 28, 2000 and Amendment No. 5 dated December 1, 2000. (Incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form SB-2 filed December 14,
          2001)

4.13 Amendment No. 6 dated February 27, 2001, to Warrant Agreement issued to Garnier Holdings, Ltd. on July 17, 2000 (Incorporated by reference to Exhibit 4.9 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001)

4.14 Form of Promissory Note issued to Garnier Holdings, Ltd. on July 17, 2000, as amended by Extension No. 1 dated September 11, 2000 and Extension No. 2 dated October 1, 2000. (Incorporated by reference to
          Exhibit 4.10 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.15 Form of Warrant Agreement issued to One Click Investments, LLC on August 4, 2000. (Incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.16 Form of Registration Rights Agreement issued to One Click Investments, LLC on August 4, 2000. (Incorporated by reference to Exhibit 4.12 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.17 Form of Warrant Agreement issued to Series A & B warrant holders. (Incorporated by reference to Exhibit 4.13 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.18 Form of Warrant Agreement issued to One Click Investments, LLC on September 20, 1999, as amended. (Incorporated by reference to Exhibit
          4.14 to the Company's Annual Report on Form 10-KSB filed September 13,
          2000).

4.19 Form of Warrant Agreement issued to Hewlett-Packard on June 1, 1999. (Incorporated by reference to Exhibit 4.15 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.20 Form of Registration Agreement issued to Hewlett-Packard on February 20, 2000. (Incorporated by reference to Exhibit 4.16 to the Company's Amendment No. 1 to Annual Report on Form 10- KSB/A filed December 6,
          2000).

4.21 Form of Subscription Agreement between TCA Investments, Inc. and Insynq, Inc. dated June 16, 2000. (Incorporated by referenced to
          Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.22 Form of Subscription Agreement between TCA Investments, Inc. and Insynq, Inc. dated September 11, 2000. (Incorporated by reference to
          Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.23 Form of Warrant Agreement issued to TCA Investments, Inc. dated September 11, 2000, as amended by Amendment No. 1 dated December 1, 2000. (Incorporated by reference to Exhibit to Exhibit 4.19 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.24 Form of Convertible Debenture issued to TCA Investments, Inc. dated September 11, 2000, as amended by Amendment No. 1 dated October 6, 2000 and Amendment No. 2 dated October 19, 2000. (Incorporated by reference to Exhibit 4.20 to the Company's Quarterly Report on Form 10- QSB filed October 23, 2000).

4.25 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on Form SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.21 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.26 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on From SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.22 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.27 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on From SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.23 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.28 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.24 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.29 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.25 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.30 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.26 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.31 Registration Rights Agreement dated September 22, 2000 between Charles Benton and Insynq, Inc. (Incorporated by reference to Exhibit 4.27 to the Company's Quarterly Report on Form 10- QSB filed October 23,
          2000).

4.32 Form of Promissory Note issued to International Fluid Dynamics, Inc. on October 20, 2000. (Incorporated by reference to Exhibit 4.28 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.33 Agreement dated November 1, 2000 between International Fluid Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.29 to the Company's Registration Statement on Form SB- 2 filed December 14,
          2000)

4.34 Agreement dated November 1, 2000 between Travin Partners, L.L.L.P. and Insynq. (Incorporated by reference to Exhibit 4.30 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.35 Agreement dated November 1, 2000 between TCA Investments, Inc. and Insynq. (Incorporated by reference to Exhibit 4.31 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.36 Agreement dated November 1, 2000 between Plazacorp Investors Limited and Insynq. (Incorporated by reference to Exhibit 4.32 to the Company's Registration Statement on Form SB- 2 filed December 14,
          2000)

4.37 Agreement dated November 1, 2000 between Garnier Holdings, Ltd. and Insynq. (Incorporated by reference to Exhibit 4.33 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.38 Agreement dated November 1, 2000 between International Fluid Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.34 to the Company's Registration Statement on Form SB- 2 filed December 14,
          2000)

4.39 Agreement dated November 1, 2000 between Timothy Horan and Insynq. (Incorporated by reference to Exhibit 4.35 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.40 Agreement dated November 1, 2000 between Raymond Betz and Insynq. (Incorporated by reference to Exhibit 4.36 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.41 Agreement dated November 1, 2000 between Travin Partners, L.L.L.P. and Insynq. (Incorporated by reference to Exhibit 4.37 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.42 Form of Warrant Agreement dated December 7, 2000 between Locke Liddell & Sapp LLP and Insynq. (Incorporated by reference to Exhibit 4.38 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000)

4.43 Lock-Up and Waiver Agreement dated October 17, 2000, as amended by Amendment No. 1 dated December 1, 2000, by Charles F. Benton. (Incorporated by reference to Exhibit 4.39 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.44 Lock-Up and Waiver Agreement dated October 17, 2000 by John P. Gorst. (Incorporated by reference to Exhibit 4.40 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.45 Lock-Up and Waiver Agreement dated October 17, 2000 by M. Carroll Benton. (Incorporated by reference to Exhibit 4.41 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.46 Lock-Up and Waiver Agreement dated October 15, 2000 by Vijay Alimchandani. (Incorporated by reference to Exhibit 4.42 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.47 Lock-Up and Waiver Agreement dated October 16, 2000 by One Click Investments LLC. (Incorporated by reference to Exhibit 4.43 to the Company's Registration Statement on Form SB- 2 filed December 14,
          2000)

4.48 Promissory Note dated December 1, 2000 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.44 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

4.49 Agreement dated January 30, 2001 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.45 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

4.50 Registration Agreement dated January 30, 2001 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 4.46 to the Company's Quarterly Report on Form 10- QSB filed April 20, 2001)

4.51 Warrant Agreement dated February 20, 2001 between TCA Investments, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.47 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

4.52 Registration Agreement dated February 20, 2001 between TCA Investments, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 4.48 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

4.53 Form of Warrant Agreement dated March 5, 2001 between Patrick Birkel and Insynq, Inc. (Incorporated by reference to Exhibit 4.53 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.54 Warrant Agreement dated March 5, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.54 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.55 Form of Warrant Agreement dated March 22, 2001 between William R. Collins and Insynq, Inc. (Incorporated by reference to Exhibit 4.55 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.56 Registration Rights Agreement dated March 26, 2001 between Internet PR Group and Insynq, Inc. (Incorporated by reference to Exhibit 4.56 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.57 Warrant Agreement dated March 25, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.57 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.58 Form of Warrant Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 4.58 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.59 Form of Subscription Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.59 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.60 Form of Registration Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.60 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.61 Warrant Agreement dated April 1, 2001 between Barretto Pacific Corporation and Insynq, Inc. (Incorporated by reference to Exhibit
          4.61 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001)

4.62 Form of Warrant Agreement dated May 17, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.62 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.63 Form of Registration Agreement dated May 17, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
          4.63 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001)

4.64 Securities Purchase Agreement dated June 29, 2001 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Insynq. Inc. (Incorporated by reference to Exhibit 4.64 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.65 Form of Stock Purchase Warrant dated June 29, 2001 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
          4.65 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001)

4.66 Form of Secured Convertible Debenture dated June 29, 2001 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
          4.66 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001)

4.67 Guaranty and Pledge Agreement dated June 29, 2001 between M. Carroll Benton, AJW Partners, LLC, New Millennium Capital Partners II, LLC, and AJW/New Millennium Offshore, Ltd. (Incorporated by reference to
          Exhibit 4.67 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.68 Registration Rights Agreement dated June 29, 2001 between AJW Partners, LLC, New Millennium Capital Partners II, LLC Millennium Capital Partners II, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.68 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.69 Form of Securities Purchase Agreement dated January 24 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Amended Quarterly Report on Form 10-QSB/Q filed February 25, 2002).

4.70 Form of Stock Purchase Warrant dated January 24, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.2 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

4.71 Form of Secured Convertible Debenture dated January 24, 2002 AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.3 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

4.72 Form of Registration Rights Agreement dated January 24, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.4 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

4.73* Amendment No. 1 of Securities Purchase Agreement dated April 8, 2002 between AJW Partners, LLC, New Millennium Capital Partners III, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc.

5.1*      Opinion Letter of Seth A. Farbman PC

10.1 Insynq, Inc. 2000 Executive Long Term Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.2 Insynq, Inc. 2000 Executive Long Term Incentive Plan, as amended by Amendment No 1 dated August 14, 2001. (Incorporated by reference to
          Exhibit 10.7 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

10.3 Insynq, Inc. 2000 Long Term Incentive Plan, as amended by Amendment No. 1 dated September 1, 2000. (Incorporated by reference to Exhibit
          10.2 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.4 Insynq, Inc. 2000 Long Term Incentive Plan as amended by Amendment No 3 dated November 21, 2001. (Incorporated by reference to Exhibit 10.6 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

10.5 Business Services Contract with Consulting & Strategy International, L.L.C. dated November 18, 1999, as amended by Amendment No. 1 dated August 31, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000, Amendment No. 4 dated October 28, 2000, Amendment dated October 31, 2000, and Amendment No. 5 dated December 1, 2000 (Incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form SB- 2 filed December 14, 2000).

10.6 Amendment No. 6 dated February 6, 2002, to Business Services Contract with Consulting & Strategy International, L.L.C. dated November 18, 1999 (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed April 20,2001).

10.7 Independent Marketing Consultant Agreement with Vijay Alimchandani dated February 20, 2000, as amended by Amendment No. 1 dated June 30, 2000. (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.8 Financial Public Relations Consulting Agreement with One Click Investments, LLC dated September 20, 1999, as amended by Amendment No. 1 dated June 30, 2000 and Amendment No. 2 dated October 31, 2000. (Incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.9 Amendment No. 3 dated January 30, 2001, to Financial Public Relations Consulting Agreement with One Click Investments, LLC dated September 20, 1999 (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

10.10 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated December 14, 1999. (Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.11 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated January 24, 2000. (Incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-KSB filed September 13, 2000)

10.12 Engagement Letter with Rosenblum Partners, LLC dated July 7, 2000. (Incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.13 Employment Agreement, dated as of February 20, 2000, between John P. Gorst and Xcel Management, Inc., as amended by Amendment No. 1 dated September 25, 2000. (Incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000).

10.14 Amendment No. 2 to Employment Agreement dated January 30, 2001, between John P. Gorst and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.9 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001).

10.15 Employment Agreement, dated as of February 20, 2000, between M. Carroll Benton and Xcel Management, Inc., as amended by Amendment No. 1 dated September 27, 2000. (Incorporated by reference to Exhibit
          10.10 the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.16 Amendment No. 2 dated January 30, 2001, between M. Carroll Benton and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.10 to the Company's Quarterly Report on Form 10- QSB filed April 20, 2001).

10.17 Employment Agreement dated as of February 20, 2000, between James R. Leigh, III, and Xcel Management, Inc. (Incorporated by reference to
          Exhibit 10.11 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.18 Employment Agreement, dated as of February 20, 2000, between DJ Johnson and Xcel Management, Inc. (Incorporated by reference to
          Exhibit 10.12 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.19 Employment Agreement, dated as of February 20, 2000, between Joanie C. Mann and Xcel Management, Inc., as amended by Amendment No.1 dated September 25, 2000 and Amendment No. 2 dated September 25, 2000. (Incorporated by reference to Exhibit 10.13 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.20 Employment Agreement, dated as of February 20, 2000, between Jim Zachman and Xcel Management, Inc., as amended by Amendment No. 1 dated September 16, 2000 and Amendment No. 2 dated September 27, 2000. (Incorporated by reference to Exhibit 10.14 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.21 Employment Agreement, dated as of July 20, 1999, between Donald L. Manzano and Insynq, Inc.- Washington. (Incorporated by reference to
          Exhibit 10.15 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.22 Employment Agreement, dated as of July 20, 1999, between Carey M. Holladay and Insynq, Inc.- Washington. (Incorporated by reference to
          Exhibit 10.16 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.23 Employment Agreement, dated as of June 28 2000, between William G. Hargin and Xcel Management, Inc. (Incorporated by reference to Exhibit
          10.17 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.24 Employment Agreement, dated as of June 5, 2000, between Barbara D. Brown and Xcel Management, Inc., as amended by Addendum No. 1 dated November 29, 2000. (Incorporated by reference to Exhibit 10.18 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.25 Employment Agreement, dated as of June 16, 2000, between Christopher Todd and Xcel Management, Inc. (Incorporated by reference to Exhibit
          10.19 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.26 Employment Agreement, dated as of September 1, 2000, between David Wolfe and Insynq, Inc., as amended by Amendment No. 1 dated September 27, 2000, Amendment No. 1 dated October 19, 2000, Amendment No. 2 dated November 29, 2000 and Addendum dated December 7, 2000. (Incorporated by reference to Exhibit 10.20 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.27 Lease Agreement dated January 3, 2000 between Howe/Horizon Holdings LLC and Insynq, Inc., for 1101 Broadway Plaza, Tacoma, Washington, as amended by Amendment No. 1 dated October 26, 2000. (Incorporated by reference to Exhibit 10.21 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.28. Sublease Agreement dated November 1, 1999 between Duane and Wendy Ashby, d/b/a Cargocare and Insynq Data Utilities for the property in the Seafirst Plaza Building in Tacoma, Washington, at the Northwest corner of South 9th and A Streets. (Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-KSB filed September 13, 2000)

10.29 Lease Termination Agreement dated April 1, 2001 between Duane and Wendy Ashby, d/b/a Cargocare and Insynq Data Utilities. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.30 Lease Agreement dated March 21, 2000 between Walaire, Inc. and Insynq, Inc., for 3017 Douglas Boulevard, Suite 220 and 240, Roseville, California. (Incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.31 Master Licensing Agreement dated May 19, 2000 between Macola, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.32 Citrix iLicense Agreement dated March 2, 2000 between Citrix and Insynq, Inc. (Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.33 Citrix iBusiness Application Service Provider Agreement dated March 2, 2000 between Citrix and Insynq, Inc. (Incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.34 Master Licensing Agreement dated March 1, 2000 between Legacy Solutions and Insynq, Inc. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB filed September 13,
          2000).

10.35 Master Licensing Agreement dated April 7, 2000 between Electronic Registry Systems, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.28 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.36 Master Licensing Agreement dated March 22, 2000 between Viking Software Services, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.29 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.37 Master Licensing Agreement dated June 1, 2000 between My Partner Online and Insynq, Inc. (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.38 Amendment B to Master Licensing Agreement dated November 1, 2001 between My Partner Online and Insynq, Inc. (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB filed January 16, 2002).

10.39 Master Licensing Agreement dated April 24, 2000 between Veracicom and Insynq, Inc. (Incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.40 Master Licensing Agreement dated August 21, 2000 between CastaLink.com, Inc. and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.32 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

10.41 Application Hosting Agreement dated May 12, 2000 between Remedy Corporation and Insynq, Inc. (Incorporated by reference to Exhibit
          10.33 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

10.42 Novell Internet Commercial Service Provider Agreement dated July 24, 2000 between Novell, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.43 Agreement to Provide Collaborative Management Services dated July 15, 1999 between Horizon Holdings I, LLC, and Insynq, Inc. (Incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.44 Referral Partner Agreement dated July 29, 1999 between Global Crossing Telecommunications, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.45 Application Hosting and Delivery Agreement dated August 18, 2000 between Donor Management, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.37 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.46 Application Service Provider Agreement dated August 21, 2000 between Corel Corporation and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.38 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.47 Application Services Agreement dated September 6, 2000 between Microsoft and Insynq, Inc. (Incorporated by reference to Exhibit 10.39 to the Company's Quarterly Report on Form 10-QSB dated October 23,
          2000).

10.48 Consulting Agreement dated September 20, 2000 between David D. Selmon and Insynq, Inc. (Incorporated by reference to Exhibit 10.40 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.49 Amendment No 1 to Consulting Agreement dated September 12, 2001 between David D. Selmon and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed January 16, 2002)

10.50 Release Agreement dated September 22, 2000 with Charles Benton. (Incorporated by reference to Exhibit 10.41 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.51 Release Agreement dated September 22, 2000 with Charles Benton. (Incorporated by reference to Exhibit 10.42 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.52 Employment Agreement dated September 18, 2000 between Stephen C. Smith and Insynq, Inc. as amended by Amendment No. 1 dated December 1, 2000. (Incorporated by reference to Exhibit 10.43 to the Company's Quarterly Reported on Form 10-QSB filed October 23, 2000).

10.53 Amendment No. 2 dated July 20, 2001 to Employment Agreement between Stephen C. Smith and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.49 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.54 Non-Exclusive Financial Advisory Agreement dated June 15, 2000 between Sunstate Equity Trading, Inc. and Xcel Management, Inc., as amended by Amendment No. 1 dated September 22, 2000. Incorporated by reference to
          Exhibit 10.44 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.55 Independent Consulting Agreement dated September 16, 2000 between Steven Tebo and Insynq, Inc. (Incorporated by reference to Exhibit
          10.45 to the Company's Quarterly Report on Form 10- QSB dated October 23, 2000).

10.56 Independent Consulting Agreement dated September 16, 2000 between Franklin C. Fisher and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.46 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.57 Independent Consulting Agreement dated October 31, 2000 between Charles F. Benton and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.47 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.58 Amendment No 1 to Consulting Agreement dated November 1, 2001 between Charles F. Benton (CFB and Associates) and Insynq, Inc. (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report of Form 10-QSB filed January 16, 2002)

10.59 Independent Consulting Agreement dated November 28, 2000 between My Partner Online, Inc. and Insynq. Inc. (Incorporated by reference to
          Exhibit 10.48 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.60 Letter of Understanding dated November 11, 2000 and Agreement dated November 11, 2000 between Bridge 21, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.49 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.61 Contract of Engagement dated September 27, 2000 between Cardinal Securities, L.L.C. and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.50 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.62 Agreement dated November 30, 2000 between Kathleen McHenry, John P. Gorst and Insynq, Inc. (Incorporated by reference to Exhibit 10.51 to the Company's Registration Statement on Form SB-2 filed December 14,
          2000)

10.63 Voting Agreement dated November 30, 2000 between Kathleen McHenry, Hagens Berman LLP, John P. Gorst and Insynq, Inc. (Incorporated by reference to Exhibit 10.52 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.64 Registration Rights Agreement dated November 30, 2000 between Kathleen McHenry, Hagens Berman LLP and Insynq, Inc. (Incorporated by reference to Exhibit 10.53 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.65 Application Service Provider Reseller Agreement dated October 27, 2000 between Wireless Knowledge, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.54 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.66 Independent Consultant Agreement dated January 2, 2001 between One Click Investments, LLC and Eric Estoos and Insynq, Inc. (Incorporated by reference to Exhibit 10.55 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.67 Independent Consultant Agreement dated January 2, 2001 between Michael duPont and Insynq, Inc. (Incorporated by reference to Exhibit 10.56 to the Company's Quarterly Report on Form 10- QSB dated April 20, 2001).

10.68 Non-Exclusive Financial Advisory Agreement dated January 26, 2001 between Morgan Brewer Securities, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.57 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.69 Business Advisory and Consulting Services Agreement dated February 19, 2001 between Tarshish Capital Markets, LTD. and Insynq, Inc. (Incorporated by reference to Exhibit 10.58 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.70 Consulting Agreement dated March 22, 2001 between Metromedia Research Group LLC and Insynq, Inc., as amended dated April 9, 2001. (Incorporated by reference to Exhibit 10.65 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.71 Registration Rights Agreement dated March 22, 2001 between Metromedia Research Group, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.66 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.72 Consulting Agreement dated March 23, 2002 between Internet PR Group and Insynq, Inc. (Incorporated by reference to Exhibit 10.67 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.73 Letter Agreement dated April 1, 2001 between Barretto Pacific Corporation and Insynq, Inc. (Incorporated by reference to Exhibit
          10.68 to the Company's Annual Report on Form 10-KSB filed July 31,
          2001).

10.74 Consulting Agreement dated April 1, 2001 between The N.I.R. Group, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.69 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.75 Consulting Agreement dated May 3, 2001 and Amendment dated May 30, 2001 between Eugene R. Zachman and Insynq, Inc. (Incorporated by reference to Exhibit 10.70 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.76 Settlement Agreement dated May 17, 2001 between Howe/Horizon Holdings, LLC, Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.71 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.77 Equipment Co-Location License Agreement dated May 16, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.72 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.78 Lease Agreement dated May 10, 2001 between Howe/Horizon Holdings, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.79 Consulting Agreement dated May 17, 2001 and Amendment dated May 30, 2001 between James Zachman and Insynq, Inc. (Incorporated by reference to Exhibit 10.74 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.80 Agreement to Provide Professional Service dated July 10, 2001 between Central Software Services and Insynq, Inc. (Incorporated by reference to Exhibit 10.75 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.81 Consulting Agreement dated May 3, 2001 between DiabloStocks, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.76 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.82 Selling Agreement dated May 28, 2001 between Taconic Capital Partners, LP, Internet Solutions Partners, Inc, Salvani Investments, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.77 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.83 Acquisition Purchase Agreement dated June 1, 2001 between Omnibus Subscriber Computing, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.78 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.84 Settlement Agreement dated June 21, 2001 between One Click Investments, LLC and John P. Gorst. (Incorporated by reference to
          Exhibit 10.79 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.85 Settlement Agreement dated February 15, 2002 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to
          Exhibit 10.11 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002).

10.86 Lease Agreement dated July 6, 2001 between Simon-Marten, LLC and Insynq, Inc. for 1127 Broadway Plaza, Suite 10, Tacoma, Washington, 98402. (Incorporated by reference to Exhibit 10.80 to the Company's Amended Registration Statement on Form SB2/A filed September 19, 2001)

10.87     Settlement Agreement dated September 6, 2001 between Martin E.
          Darrah and Insynq, Inc. (Incorporated by reference to Exhibit 10.81 to the Company's Registration Statement on Form SB-2 filed September 19, 2001.)

10.88 Consulting Agreement dated January 1, 2002 between The N.I.R Group, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.1 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25,
          2002)

10.89 Consulting Agreement dated January 1, 2002 between The N.I.R. Group, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.8 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25,
          2002)

10.90 Services Agreement dated December 20, 2001 between Qwest Business Resources, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit
          10.9 to the Company's Amended Quarterly Report on From 10-QSB/A filed February 25, 2002)

10.91 Employment Agreement dated December 1, 2001 between Donald M. Kaplan and Insynq, Inc. (Incorporated by reference to Exhibit 10.10 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25,
          2002)

16.1 Letter on Change in Certifying Accountant (Incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8- K/A filed May 23, 2000).

23.1* Consent of Grant Thornton, LLP for Financial Statements for the year ended May 31, 2001.

23.2* Consent of Brad G. Beckstead, CPA for Financial Statements for the year ended May 31, 2000

23.3*     Consent of Seth A. Farbman (included in Exhibit 5.1).

-------------------
*  Filed Herewith